Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 11, 2022, is by and among TUESDAY MORNING, INC., a Texas corporation (the “Borrower”), each of the Subsidiary Guarantors, TUESDAY MORNING CORPORATION, a Delaware corporation (“Parent”), TMI HOLDINGS, INC., a Delaware corporation (“Intermediate Holdings”), the Lenders party thereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent and collateral agent (in such capacities, together with any successor thereto in such capacities, the “Administrative Agent”) and 1903P LOAN AGENT, LLC, as documentation agent for the FILO B Facility (as hereinafter defined) (in such capacity, together with any successor thereto in such capacity, the “FILO B Documentation Agent”).

RECITALS

A.            The Loan Parties, the Administrative Agent, the FILO B Documentation Agent and the Lenders are currently parties to that certain Credit Agreement dated May 9, 2022 as may be amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as further amended by this Amendment, the “Credit Agreement”).

B.            Certain of the Loan Parties and Gordon Brothers Retail Partners, LLC, a Delaware limited liability company, as “Program Agent” in connection with this Amendment intend to enter into that certain Program Inventory Supply Agreement.

C.            Pursuant to Section 2.22(b) of the Credit Agreement the Borrower has requested that the FILO B Lenders make a FILO B Delayed Incremental Loan in the amount of $5,000,000 (“First Amendment FILO B Delayed Incremental Loan”) and subject to the terms and conditions of this First Amendment the FILO B Lenders have agreed to make the First Amendment FILO B Delayed Incremental Loan on the First Amendment Effective Date.

D.            The Required Lenders and the Required FILO B Lenders (“Consenting Lenders”) are willing to amend the Existing Credit Agreement on the terms and subject to the conditions contained in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1.            Defined Terms. Except as otherwise defined in this First Amendment, terms defined in the Credit Agreement (as amended hereby) are used herein as defined therein.

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2.            Representations and Warranties. To induce the Consenting Lenders and the Administrative Agent to enter into this First Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent:

(a)            Each of Loan Party and each of the Subsidiaries (i) is a limited partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted is qualified to do business, and (c) is in good standing in each jurisdiction where such qualification is required; except in each case referred to in this Section 2(a) (other than in clause (i) and clause (ii), respectively, with respect to the Borrower), to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)            The execution, delivery and performance by each Loan Party of this First Amendment (i) has been duly authorized by all corporate, stockholder, limited partnership or limited liability company action required to be obtained by such Loan Party and (ii) will not (x) violate (A) any provision of (1) any Applicable Law, or (2) of the certificate or articles of incorporation or other constitutive documents or by-laws of such Loan Party, (B) any order of any court or any rule, regulation or order of any Governmental Authority to which such Loan Party is subject or (C) any provision of any certificate of designation for preferred stock or Contractual Obligation to which such Loan Party is a party or by which any Loan Party or any of their property is or may be bound, (y) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such certificate of designation for preferred stock or Contractual Obligation, where any such conflict, violation, breach or default referred to in clause (ii)(x)(A)(1), (ii)(x)(B) or (ii)(y) of this Section 2(b), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party, other than the Liens created by the Loan Documents and Liens permitted by Section 6.02 of the Credit Agreement.

(c)            This First Amendment has been duly executed and delivered by each Loan Party and constitutes legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing;

(d)            No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with this First Amendment except for such as have been made or obtained and are in full force and effect; and

(e)            After giving effect to this First Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) in the case of any representation and warranty qualified by materiality, in which case they shall be true and correct in all respects. Each Loan Party hereby represents and warrants (a) no Default or Event of Default has occurred and is continuing; and (b) all representations and warranties contained in the Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof, except (i) to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct as of such earlier date, and (ii) in the case of any representation and warranty qualified by materiality, in which case they shall be true and correct in all respects.

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3.            Amendments to Credit Agreement.

Subject to the satisfaction of the conditions precedent specified in Section 4 below, the Credit Agreement is hereby amended in its entirety to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), and to move from its location the stricken text in green (indicated textually in the same manner as the following example: ~~moved from text~~) and to move into its new location the double-underlined text in green (indicated textually in the same manner as the following example: moved to text), as set forth in the conformed Credit Agreement attached hereto as Annex I.

4.            Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

(a)            each of the following documents shall be duly executed by all parties thereto and delivered to the Administrative Agent in form and substance satisfactory to the Administrative Agent, and shall be in full force and effect:

(i)            this First Amendment;

(ii)           the Supply Agreement;

(iii)          that certain Acknowledgment of Program Inventory Supply Agreement and Intercreditor Agreement dated as of the date as of July 8, 2022 entered into by and among the Administrative Agent and the Program Agent; and

(iv)          Third Amendment Credit Agreement in form and substance acceptable to the Administrative Agent.

(b)            The Amended and Restated FILO B Fee Letter shall be duly executed by all parties thereto and delivered to FILO B Documentation Agent.

(c)            after giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing;

(d)            all orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by, any Governmental Authority, or any other Person required to authorize or otherwise required in connection with the execution, delivery and performance by each Loan Party of this First Amendment and the transactions contemplated herein, shall have been obtained and shall be in full force and effect; and

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(e)            The Administrative Agent and FILO B Documentation Agent shall have received payment of all fees and expenses due pursuant to the Loan Documents.

5.            Funding of First Amendment FILO B Delayed Incremental Loan. The FILO B Lenders acknowledge and agree that promptly (but in any event on the First Amendment Effective Date) upon satisfaction of the conditions precedent specified in Section 4 above they shall make the First Amendment FILO B Delayed Incremental Loan to the Borrower, which amount shall be applied to the outstanding principal balance of the Revolving Loan without a permanent reduction in the Revolving Commitments.

6.            Effect on Loan Documents. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent, in each case under the Credit Agreement or any other Loan Document, (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document and (iii) each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each of the Loan Parties hereby consents to this Amendment and confirms and reaffirms (i) that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement as amended hereby, (ii) its Guarantees of the Obligations, (iii) its pledges and grants of security interests and Liens on the Col-lateral to secure the Obligations pursuant to the Security Documents and (iv) such Guarantees, pledges and grants of security interests, as applicable, shall continue to be in full force and effect and shall continue to inure to the benefit of the Lenders and the other Secured Parties. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement. On and after the effectiveness of this Amendment, each reference in any Loan Document to “the Credit Agreement” shall mean and be a reference to the Amended Credit Agreement and each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Credit Agreement.

7.            No Novation; Entire Agreement. This First Amendment evidences solely the amendment of certain specified terms and obligations of the Loan Parties under the Credit Agreement and is not a novation or discharge of any of the other obligations of the Loan Parties under the Credit Agreement. There are no other understandings, express or implied, among the Loan Parties, the Administrative Agent or other Secured Parties regarding the subject matter hereof or thereof.

8.            Applicable Law; Jurisdiction; WAIVER OF JURY TRIAL. Sections 9.07 (Applicable Law; Jurisdiction;), 9.11(Waiver of Jury Trial) and 9.15 (Jurisdiction; Consent to Service of Process) of the Credit Agreement are hereby incorporated herein by reference, mutatis mutandis, and shall apply hereto.

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9.            Counterparts; Electronic Execution. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this First Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof. Additionally, electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, shall be deemed to have the same legal effect, validity or enforceability as a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.           Construction. This First Amendment is a Loan Document. This First Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this First Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement.

11.           Release, Covenant Not to Sue.

(a)            In consideration of the agreements of the Secured Parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to the extent that any offsets, defenses or claims may exist arising out of or relating to this Amendment or the other Loan Documents against the Administrative Agent or any Lender or any of their respective subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns, each Loan Party by acceptance of this Amendment, for itself and its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs and executors, as applicable (collectively, the “Releasors”), jointly and severally with each other Loan Party, releases, remises, acquits and forever discharges Administrative Agent, each Lender and each of their respective subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively, the “Released Parties”), of and from any and all manner of actions, causes of action, torts, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever (each, a “Claim” and collectively, the “Claims”), whether asserted or unasserted, in law or in equity, that exist or have occurred or accrued on or prior to the date of this Amendment arising out of or relating to this Amendment or any other Loan Document or the transaction related thereto, which the Releasors ever had or now have against any of the Released Parties, including any presently existing claim whether or not presently known, suspected, contemplated or anticipated, in each case except for claims that are determined by a court of competent jurisdiction in a final judgment not subject to appeal to have arisen out of or resulted from fraud on the part of such Released Party. Each Releasor acknowledges that it has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Each Releasor, being aware of said code section, agrees to expressly waive any rights it may have thereunder, as well as under any other statute or common law principles of similar effect.

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(b)            Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)            Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d)            Each Releasor hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any Claim released, remised and discharged by any Releasor pursuant to and subject to the terms of Section 8(a) above. If any Releasor violates the foregoing covenant, each Loan Party, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable and documented attorneys' fees and costs incurred by any Released Party as a result of such violation.

12.           In consideration of the agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors and assigns, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent, each Lender and each other Secured Party and their respective successors and assigns, and their respective present and former shareholders, Affiliates, trustees, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, each Lender, each other Secured Party and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, sums of money, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its successors or assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto, other than obligations arising under this Amendment and other than arising from the fraud by the relevant Releasee. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth herein.

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13.           Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

TUESDAY MORNING, INC.
TUESDAY MORNING CORPORATION
TMI HOLDINGS, INC.

By:	/s/ Jennifer N. Robinson
	Name:	Jennifer N. Robinson
	Title:	Executive Vice President and Chief Financial Officer

DAYS OF THE WEEK, INC.

NIGHTS OF THE WEEK, INC.

By:	/s/ Jennifer N. Robinson
	Name:	Jennifer N. Robinson
	Title:	Executive Vice President and Chief Financial Officer

TUESDAY MORNING PARTNERS, LTD.

By: Days of the Week, Inc., its General Partner

By:	/s/ Jennifer N. Robinson
	Name:	Jennifer N. Robinson
	Title:	Executive Vice President and Chief Financial Officer

FRIDAY MORNING, LLC

By: Tuesday Morning, Inc., as Sole Member

By:	/s/ Jennifer N. Robinson
	Name:	Jennifer N. Robinson
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to First Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Revolving Lender and FILO A Lender

By:	/s/ Jai Alexander
	Name:	Jai Alexander
	Title:	Director

Signature Page to First Amendment to Credit Agreement

BANK OF AMERICA, N.A., as a Revolving Lender

By:	/s/ Nicholas Balta
	Name:	Nicholas Balta
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement

1903 PARTNERS, LLC, as a FILO B Lender

By:	/s/ Patricia Parent
	Name:	Patricia Parent
	Title:	Vice President

Signature Page to First Amendment to Credit Agreement

Annex I

Conformed Credit Agreement

~~EXECUTION VERSION~~CONFORMED THROUGH FIRST AMENDMENT DATED JULY 11, 2022

CREDIT AGREEMENT

dated as of May 9, 2022,

among

TUESDAY MORNING CORPORATION,
as Holdings,

TUESDAY MORNING, INC.,
as Borrower,

EACH SUBSIDIARY GUARANTOR FROM TIME TO TIME PARTY HERETO,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,

and

1903P LOAN AGENT, LLC,

as FILO B Documentation Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Sole Lead Arranger and Sole Bookrunner

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EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Borrowing Base Certificate
Exhibit C	Form of Compliance Certificate
Exhibit D-1	Form of SOFR Loan Notice
Exhibit D-2	Form of Swingline Loan Notice
Exhibit E-1	Form of Revolving Note
Exhibit E-2	Form of FILO A Note
Exhibit E-3	Form of FILO B Note
Exhibit E-4	Form of Swingline Note
Exhibit F-1	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-2	Form of U.S. Tax Compliance Certificate (Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-3	Form of U.S. Tax Compliance Certificate (Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-4	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit G	Form of Solvency Certificate
Exhibit H	Form of Credit Card Notification

Schedule 1.01	Existing Letters of Credit
Schedule 1.03	Fiscal Calendar
Schedule 2.01(a)	Commitments
Schedule 2.01(b)	Letter of Credit Sublines
Schedule 3.07(b)	Licensing Agreements
Schedule 3.07(c)	Real Property
Schedule 3.08(a)	Subsidiaries
Schedule 3.17	Financing Statements and Other Filings
Schedule 3.20	Insurance
Schedule 3.25	Material Agreements
Schedule 5.12(d)	Deposit Accounts, Securities Accounts and Commodities Accounts and Credit Card Arrangements
Schedule 5.14	Post-Closing Obligations
Schedule 6.01	Indebtedness
Schedule 6.02	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates

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This CREDIT AGREEMENT, dated as of May 9, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into among TUESDAY MORNING, INC., a Texas corporation (the “Borrower”), each of the Subsidiary Guarantors (as hereinafter defined), TUESDAY MORNING CORPORATION, a Delaware corporation (“Parent”), TMI HOLDINGS, INC., a Delaware corporation (“Intermediate Holdings”), the Lenders (as hereinafter defined) party hereto from time to time, WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent and collateral agent (in such capacities, together with any successor thereto in such capacities, the “Administrative Agent”) and 1903P LOAN AGENT, LLC, as documentation agent for the FILO B Facility (as hereinafter defined) (in such capacity, together with any successor thereto in such capacity, the “FILO B Documentation Agent”).

PRELIMINARY STATEMENTS

A.            The Borrower has requested that the Revolving Lenders (as hereinafter defined) provide a $110.0 million revolving credit facility, and the Revolving Lenders have indicated their willingness to lend and the Issuing Banks (as hereinafter defined) have indicated their willingness to issue letters of credit under such revolving credit facility, in each case, on the terms and subject to the conditions set forth herein.

B.            The Borrower has requested that the FILO A Lenders (as hereinafter defined) provide a $5.0 million first-in last-out term loan facility, and the FILO A Lenders have indicated their willingness to lend under such first-in last-out term loan facility, on the terms and subject to the conditions set forth herein.

C.            The Borrower has requested that the FILO B Lenders (as hereinafter defined) provide a $5.0 million first-in last-out term loan facility (along with additional committed and uncommitted incremental facilities), and the FILO B Lenders have indicated their willingness to lend under such first-in last-out term loan facility, on the terms and subject to the conditions set forth herein.

D.            Accordingly, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions

Section 1.01     Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABL Priority Collateral” shall have the meaning assigned such term in the Intercreditor Agreement.

“Acceptable Appraiser” shall mean (a) B. Riley Advisory Services, (b) Gordon Brothers, (c) Hilco Valuation Services, (d) Tiger Valuation Services or (e) any other experienced and reputable third-party appraiser engaged by the Administrative Agent with the prior written consent of the FILO B Documentation Agent.

“Account” shall have the meaning as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

“Account Debtor” shall mean a Person who is obligated under an Account, Chattel Paper or General Intangible.

“Acquisition” shall mean, with respect to any Person, (a) an Investment in, or a purchase of a Controlling interest in, the Equity Interests of any other Person (whether by merger or consolidation of such Person with any other Person or otherwise) or (b) a purchase or other acquisition of all or substantially all of the assets or properties of another Person or of any business unit of another Person (whether by merger or consolidation of such Person with any other Person or otherwise).

“Adjusted Term SOFR” shall mean, for purposes of any calculation, the rate per annum equal to (a) the applicable Term SOFR for such calculation, plus (b) the applicable Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor. The Floor shall be determined separately for the Revolving Facility, the FILO A Facility and the FILO B Facility, all as set forth in the definition of “Floor.”

“Adjustment Date” shall mean the first day of each calendar quarter, commencing with the first full calendar quarter beginning after the Closing Date (i.e., July 1, 2022).

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” shall have the meaning assigned to such term in Section 2.20.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, no Agent or Lender shall be deemed to be an Affiliate of the Borrower or its Subsidiaries with respect to transactions evidenced by any Loan Document.

“Agent Assignee” shall have the meaning assigned to such term in Section 9.27(d).

“Agent Dominion Account” shall mean a special concentration Deposit Account held at Administrative Agent over which the Administrative Agent has exclusive control and sole dominion pursuant to the terms and provisions of this Agreement and the other Loan Documents.

“Agent Indemnitees” shall mean each Agent and its officers, directors, employees, Affiliates, agents and attorneys.

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“Agent Parties” shall have the meaning assigned to such term in Section 9.01(e).

“Agent Professionals” shall mean attorneys, accountants, appraisers, auditors, environmental engineers or consultants, and other professionals and experts retained by the Administrative Agent.

“Agents” shall mean the Administrative Agent.

“Aggregate Exposure” shall mean, at any time, the sum of (a) the Aggregate FILO A Exposure at such time, (b) the Aggregate FILO B Exposure at such time and (c) the Aggregate Revolving Exposure at such time.

“Aggregate FILO A Exposure” shall mean, at any time, the aggregate FILO A Exposure of all the FILO A Lenders at such time.

“Aggregate FILO B Exposure” shall mean, at any time, the aggregate FILO B Exposure of all the FILO B Lenders at such time.

“Aggregate Letter of Credit Subline” shall mean, at any time, the aggregate amount of the Letter of Credit Sublines of all Issuing Banks at such time. As of the Closing Date, the Aggregate Letter of Credit Subline is $25.0 million.

“Aggregate Revolving Exposure” shall mean, at any time, the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and all LC Obligations.

“Aggregate Revolving / FILO A Exposure” shall mean, at any time, the sum of (a) the Aggregate FILO A Exposure at such time and (b) the Aggregate Revolving Exposure at such time.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.24.

“All Outstanding Equity Interests” shall mean, with respect to any Person, all of the outstanding Equity Interests (other than directors’ qualifying shares and similar de minimis holdings required by Applicable Law) in such Person.

“Ancillary Document” has the meaning assigned to such term in Section 9.13(b).

“Anti-Corruption Laws” shall mean the FCPA, the U.K. Bribery Act of 2010, and all other applicable laws, rules, regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” shall mean all applicable laws, rules or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

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“Applicable Facility Percentage” shall mean, with respect to any Lender at any time, such Lender’s (a) (i) FILO A Facility Percentage, (ii) FILO B Facility Percentage or (iii) Revolving Facility Percentage, as the context may require, or (b) with respect to a Lender’s indemnification obligations arising under Section 8.15, the percentage (carried out to the ninth (9th) decimal place) of all Facilities represented by the sum of such Lender’s (i) Revolving Commitments (or, if the Revolving Commitments have expired or been terminated, such Lender’s Revolving Commitments most recently in effect), (ii) outstanding FILO A Loans and (iii) without duplication, outstanding FILO B Loans and FILO B Commitments.

“Applicable Law” shall mean all applicable laws, rules, regulations and binding governmental requirements having the force and effect of law applicable to the Person in question or any of its property or assets, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

“Applicable Margin” shall mean:

(a)            with respect to Revolving Loans,

(i)            from and after the Closing Date until the first Adjustment Date occurring after the Closing Date, the applicable percentages per annum set forth in the table below corresponding to Category II,

(ii)           on the first Adjustment Date occurring after the Closing Date and on each Adjustment Date thereafter, the applicable percentages per annum set forth in the table below based upon Average Quarterly Availability as of the most recent Adjustment Date.

Category	Average Quarterly Availability	Applicable Margin for SOFR Loans	Applicable Margin for Base Rate Loans
I	≥ $50,000,000	1.25%	0.25%
II	< $50,000,000 but ≥ $30,000,000	1.50%	0.50%
III	< $30,000,000	1.75%	0.75%

(b)            with respect to FILO A Loans that are SOFR Loans, 3.00% per annum, and with respect to FILO A Loans that are Base Rate Loans, 2.00% per annum;

(c)            (i) at any time other than during a FILO B Seasonal Advance Period, with respect to FILO B Loans that are SOFR Loans, 8.50% per annum, and with respect to FILO B Loans that are Base Rate Loans, 7.50% per annum, and (ii) during any FILO B Seasonal Advance Period, with respect to FILO B Loans that are SOFR Loans, 9.00% per annum, and with respect to FILO B Loans that are Base Rate Loans, 8.00% per annum;

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For purposes of the foregoing, each change in the Applicable Margin resulting from a change in Average Quarterly Availability shall become effective as of the applicable Adjustment Date. Notwithstanding the foregoing, the Average Quarterly Availability shall be deemed to be in Category III at the option of the Administrative Agent or at the request of the Required Revolving Lenders if the Borrower fails to deliver any Borrowing Base Certificate required to be delivered pursuant to this Agreement (or related information required to be delivered by it pursuant to Section 5.12), during the period from the expiration of the time for delivery thereof until five (5) days after each such Borrowing Base Certificate and related information is so delivered.

If at any time the Administrative Agent determines that any Borrowing Base Certificate or related information based on which Availability and/or such Average Quarterly Availability and the corresponding Applicable Margin was determined, as applicable, was incorrect (whether based on a restatement, fraud or otherwise) (“Inaccurate Information”), the Borrower shall be required to retroactively pay any additional amount (an “Additional Amount”) that the Borrower would have been required to pay if such Borrowing Base Certificate or related information based upon which Availability and/or such Average Quarterly Availability was determined had been accurate at the time it was delivered. Upon the making of such retroactive payment of such Additional Amount by the Borrower, no Event of Default under Section 7.01(c) shall be deemed to exist solely as a result of the Borrower’s failure to have paid such Additional Amount when such Additional Amount would have been payable had there been no Inaccurate Information.

“Appraised Value Percentage” shall mean the appraised orderly liquidation value, net of costs and expenses to be incurred in connection with any such liquidation, which net value is expressed as a percentage of Cost of the Eligible Inventory as set forth in the Loan Parties’ inventory stock ledgers, which net value shall be determined from time to time by the most recent Inventory Appraisal undertaken by an Acceptable Appraiser.

“Appropriate Lender” shall mean, at any time, (a) with respect to any of the FILO A Facility, FILO B Facility or the Revolving Facility, a Lender that has a Commitment with respect to such Facility or holds a FILO A Loan, FILO B Loan or a Revolving Loan, respectively, at such time, and (b) with respect to the Letter of Credit Sublines, (i) each applicable Issuing Bank and (ii) if any Letters of Credit have been issued pursuant to Section 2.05, the Revolving Lenders.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Availability” shall mean, as of any date of determination thereof, the result, if a positive number, of (a) the Revolving Loan Cap at such time, minus (b) the Aggregate Revolving Exposure at such time.

“Availability Reserve” shall mean the sum (without duplication of any other reserves (including the FILO Deficiency Reserves) or items that are otherwise addressed or excluded through eligibility criteria (including collection rates or collection percentages)) of (a) the Inventory Reserves; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) the Swap Obligations Reserve, (e) the Supply Agreement Reserves and (~~e~~f) such additional reserves not otherwise addressed in clauses (a) through (~~d~~e) above, in such amounts and with respect to such matters, as the Administrative Agent in its Permitted Discretion may elect to establish or modify from time to time.

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Notwithstanding anything to the contrary in this Agreement, (i) after the occurrence of a Spring-Out Date and so long as no Event of Default exists, such Availability Reserve shall not be established or changed except upon not less than three (3) days’ (or such shorter period as may be agreed by the Borrower) prior written notice to the Borrower, which notice shall include a reasonably detailed description of such applicable Availability Reserve being established or changed (during which period (a) the Administrative Agent shall, if requested, discuss any such Availability Reserve or change with the Borrower, (b) the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Availability Reserve or result in a lesser change thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent and (c) the Borrower shall not be permitted to request any Credit Extension if Availability (determined as if such new or changed reserve were in effect as of the time of such Credit Extension) after giving effect to such Credit Extension would be less than the Availability required to be maintained pursuant to Section 6.10), and (ii) the amount of any Availability Reserve established by the Administrative Agent, and any change in the amount of any Availability Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Availability Reserve or such change. Notwithstanding clause (i) of the preceding sentence, (x) changes to the Availability Reserve resulting solely by virtue of mathematical calculations of the amount of the Availability Reserve in accordance with the methodology of calculation previously disclosed and utilized (or resulting from such other changes as are otherwise agreed by the Borrower); and (y) Supply Agreement Reserves shall not be subject to such notice period. For the avoidance of any doubt, the FILO Deficiency Reserves shall not be included in the Availability Reserve pursuant to this Agreement.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(b).

“Average Quarterly Availability” shall mean, for any calendar quarter, an amount equal to the average daily Availability during such calendar quarter, as determined by the Administrative Agent’s system of records; provided that, to determine Availability on any day for purposes of this definition, the Revolving Borrowing Base for such day shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to this Agreement as of such day, as adjusted to give effect to any changes in the Availability Reserve or any FILO Deficiency Reserve, in each case after such day.

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“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Product” shall mean any of the following products, services or facilities extended to the Borrower or any Subsidiary from time to time by any Revolving Lender or any of its Affiliates: (a) the Wells Fargo Factoring Arrangement, (b) supply chain finance services, including trade payable services and supplier accounts receivable purchases, (c) commercial equipment financing and leasing, (d) foreign exchange facilities, (e) company credit cards and purchase cards, and (f) other banking products or services as may be requested by the Borrower or any Subsidiary, other than loans or letters of credit or Cash Management Services. Notwithstanding the foregoing, and for the avoidance of doubt, Bank Products shall not include any Cash Management Services or Swap Agreements.

“Bank Product Obligations” shall mean Indebtedness and other obligations of the Borrower or any Subsidiary relating to Bank Products.

“Bank Product Reserve” shall mean the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of Secured Bank Product Obligations; provided that no such reserve may be established or maintained with respect to the Wells Fargo Factoring Arrangement.

“Bank Product / Swap Obligations Cap” shall mean, in respect of amounts applied to payment of Bank Product Obligations and Swap Agreement Obligations pursuant to Section 7.03, an aggregate amount equal to $1.3 million.

“Bankruptcy Code” shall mean Title 11 of the United States Code or any similar federal or state law for the relief of debtors, as now and hereafter in effect, or any successor statute.

“Base Rate” shall mean, for any day, the greatest of (a) the Floor, (b) the Federal Funds Effective Rate in effect on such day, plus 0.50%, (c) Term SOFR for a one month tenor in effect on such day (determined pursuant to clause (b) of the definition of Term SOFR), plus 1.00%; provided that this clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable, and (d) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its “prime rate” in effect on such day, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate. The Floor shall be determined separately for the Revolving Facility, the FILO A Facility and the FILO B Facility, all as set forth in the definition of “Floor.”

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“Base Rate Loan” shall mean a Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR.”

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. The Floor shall be determined separately for the FILO B Facility as set forth in the definition of “Floor.”

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a)      in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

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(b)      in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date;

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)      a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)     a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)      a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with.

For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(b) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14(b).

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America, or any successor thereto.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrower Consultant” shall have the meaning assigned to such term in Section 5.15.

“Borrower Materials” shall have the meaning assigned to such term in Section 5.04.

“Borrowing” shall mean a borrowing of consisting of simultaneous Loans of the same Class, Type and, in the case of SOFR Loans, as to which a single Interest Period is in effect (to the extent applicable).

“Borrowing Base” shall mean any of the Revolving Borrowing Base, the FILO A Borrowing Base and/or the FILO B Borrowing Base, as the context requires.

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“Borrowing Base Parties” shall mean, collectively, (a) the Borrower and (b) a Subsidiary Guarantors.

“Borrowing Base Certificate” shall mean a certificate, in substantially the form of Exhibit B, signed and certified as accurate and complete by a Financial Officer of the Borrower, by which the Borrower calculates the Revolving Borrowing Base, the FILO A Borrowing Base and the FILO B Borrowing Base, in each case, to the extent then in effect.

“Borrowing Base Collateral” shall mean Collateral consisting of (a) Credit Card Receivables, (b) Eligible Letters of Credit and (c) Inventory.

“Borrowing Base Reporting Trigger Period” shall mean each period (a) commencing on the date that (i) Availability shall be less than the greater of (A) $15.0 million and (B) 15.0% of the Modified Revolving Loan Cap, in each case, for five (5) consecutive Business Days or (ii) an Event of Default shall have occurred, and (b) continuing until, during each of the preceding thirty (30) consecutive days, (i) Availability shall have been equal to or greater than the greater of (A) $15.0 million and (B) 15.0% of the Modified Revolving Loan Cap and (ii) no Event of Default shall have existed. The termination of a Borrowing Base Reporting Trigger Period as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Borrowing Base Reporting Trigger Period in the event that the conditions set forth in this definition again give rise to a Borrowing Base Reporting Trigger Period. For all purposes hereunder, a “Borrowing Base Reporting Trigger Period” shall be deemed to exist at all times during the Initial Trigger Period.

“Budget” shall have the meaning assigned to such term in Section 5.04(f).

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which the NYFRB is closed.

“Capital Lease Obligations” shall mean the obligations of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Carve Out” shall mean, in connection with any Insolvency Proceeding relating to any Loan Party, any carve out amount granted with respect to professional fees and expenses, court costs, filing fees, and fees and costs of the Office of the United States Trustee as granted by the court or as agreed to by the Administrative Agent in its reasonable discretion.

“Cash Collateral” shall mean cash and any interest or other income earned thereon, or deposit account balances, and, with respect to LC Obligations only, any other credit support satisfactory to the applicable Issuing Bank, in each case that are delivered to the Administrative Agent (or, as applicable, any other Secured Party) to Cash Collateralize any Obligation.

“Cash Collateralize” shall mean the pledge and deposit with or the delivery of Cash Collateral to the Administrative Agent, as security for the payment of any Obligation, in an amount equal to the percentage of such outstanding Obligations as is required by the context herein. “Cash Collateralization” has a correlative meaning.

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“Cash Dominion Trigger Period” shall mean each period (a) commencing on the date that (i) Availability shall be less than the greater of (A) $10.0 million and (B) 10.0% of the Modified Revolving Loan Cap or (ii) an Event of Default shall have occurred, and (b) continuing until, during each of the preceding sixty (60) consecutive days, (i) Availability shall have been equal to or greater than the greater of (A) $10.0 million and (B) 10.0% of the Modified Revolving Loan Cap and (ii) no Event of Default shall have existed. The termination of a Cash Dominion Trigger Period as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Trigger Period in the event that the conditions set forth in this definition again give rise to a Cash Dominion Trigger Period. For all purposes hereunder, a “Cash Dominion Trigger Period” shall be deemed to exist at all times during the Initial Trigger Period.

“Cash Management Compliance Date” shall have the meaning set forth in the definition of Section 5.12(d).

“Cash Management Obligations” shall mean obligations owed by the Borrower or any Subsidiary in respect of any overdraft and related liabilities arising from Cash Management Services.

“Cash Management Services” shall mean any of the following services provided to the Borrower or any Subsidiary from time to time by any Revolving Lender or any of its Affiliates: (a) automated clearinghouse and (b) treasury and/or cash management services, including electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services. Notwithstanding the foregoing, and for the avoidance of doubt, Cash Management Services shall not include any Bank Products or Swap Agreements.

“Casualty Event” shall mean any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Subsidiaries.

“Change in Control” shall mean:

(a)     except as otherwise permitted by Section 6.05(b), the acquisition of record ownership or direct beneficial ownership (i.e., excluding indirect beneficial ownership through intermediate entities by any Person which is the subject of clause (c) below) by any Person other than Parent (or another Parent Entity that has become a Loan Party) of any Equity Interests in Intermediate Holdings, such that after giving effect thereto Parent (or another Parent Entity that has become a Loan Party) shall cease to beneficially own and control 100% of the Equity Interests of Intermediate Holdings, or

(b)     the acquisition of record ownership or direct beneficial ownership (i.e., excluding indirect beneficial ownership through intermediate entities by any Person which is the subject of clause (c) below) by any Person other than Intermediate Holdings (or another Parent Entity that is or has become a Loan Party) of any Equity Interests in the Borrower, such that after giving effect thereto Intermediate Holdings (or another Parent Entity that is or has become a Loan Party) shall cease to beneficially own and control 100% of the Equity Interests of the Borrower,

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(c)      the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), other than Osmium/Tensile and any employee benefit plan and/or Person acting as a trustee, agent or other fiduciary or administrator in respect thereof, of Equity Interests in Parent representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Parent; or

(d)     a “Change in Control” (or comparable event) as defined in the Term Loan Agreement.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Claims” shall mean all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interests, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees) at any time (including after Payment in Full of the Obligations, resignation or replacement of the Administrative Agent or replacement of any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Loan Party or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by an Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Loan Party to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

“Class” (a) when used with respect to any Commitment, refers to whether such Commitment is a Revolving Commitment, a FILO A Commitment, a FILO B Commitment, or a FILO B Incremental Commitment, (b) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Loans, FILO A Loans or FILO B Loans, and (c) when used with respect to Lenders, refers to whether such Lenders have a Loan or Commitment with respect to a particular Class of Loans or Commitments.

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“Closing Date” shall mean May 9, 2022.

“Closing Date Repurchase Transaction” shall have the meaning assigned to such term in the definition of “Transactions.”

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean any and all assets subject or purported to be subject to a Lien pursuant to any Security Document, including all ABL Priority Collateral and Term Loan Priority Collateral.

“Collateral Agreement” shall mean the Guarantee and Collateral Agreement, dated as of the Closing Date, among Holdings, the Borrower, each Subsidiary Guarantor and the Administrative Agent.

“Collateral Deposit Account” shall have the meaning assigned to such term in Section 5.12(d)(v).

“Combined Loan Cap” shall mean, at any time of determination, an amount equal to the sum of (a) the Modified Revolving Loan Cap, plus (b) the lesser of (i) the FILO A Borrowing Base at such time and (ii) the Aggregate FILO A Exposure at such time, plus (c) the lesser of (i) the FILO B Borrowing Base at such time and (ii) the Aggregate FILO B Exposure at such time.

“Commercial Letter of Credit” shall mean any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Loan Party in the ordinary course of business of such Loan Party.

“Commercial Letter of Credit Agreement” shall mean the Commercial Letter of Credit Agreement relating to the issuance of a Commercial Letter of Credit in the form from time to time in use by the applicable Issuing Bank.

“Commitments” shall mean the Revolving Commitments, the FILO A Commitments, the FILO B Commitments, the FILO B Delayed Incremental Commitments, the FILO B Incremental Commitments or any combination thereof (as the context requires).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), and any successor statute.

“Compliance Certificate” shall mean a certificate, in substantially the form of Exhibit C, signed and certified by a Financial Officer of the Borrower.

“Concentration Account” shall mean (a) initially, the Borrower’s Main Concentration Account No.: xxxxxx5063 held at Wells Fargo or (b) any successor Deposit Account approved by the Administrative Agent in writing.

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“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.16 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Conforming Post-Petition Financing” shall have the meaning assigned to such term in Section 7.04(a).

“Consolidated Cash Balance” shall mean, at any time of determination, the aggregate amount of unrestricted cash and cash equivalents of the Loan Parties and their Subsidiaries, it being understood that Credit Card Receivables shall be excluded from the calculation of Consolidated Cash Balance.

“Consolidated Cash Balance Report” shall mean a report in form and substance reasonably satisfactory to the Administrative Agent prepared by the Borrower setting forth with reasonable supporting detail the Consolidated Cash Balance as of the applicable date.

“Contractual Obligation” shall mean, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, written undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean an agreement that grants the Administrative Agent “control” within the meaning of Section 9-104 or Section 9-106 (as applicable) of the UCC in effect in the applicable jurisdiction of the applicable Deposit Account, commodity account or securities account, in form and substance reasonably satisfactory to the Administrative Agent.

“Cost” shall mean the lower of cost or market value of Inventory, determined in accordance with the accounting policies used in the preparation of the Borrowing Base Parties’ audited financial statements (pursuant to which the retail method of accounting is utilized for substantially all merchandise Inventories), which policies are in effect on the Closing Date. “Cost” does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Borrowing Base Parties’ calculation of cost of goods sold.

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“Covered Entity” shall mean any of the following:

(a)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)            a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to such term in Section 9.21.

“Credit Card Issuer” shall mean any Person (other than a Loan Party) who issues or whose members issue credit cards or debit cards, including MasterCard or VISA bank credit or debit cards or other bank credit or debit cards (which may include “virtual” credit and debit cards) issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including credit or debit cards issued by or through American Express Travel Related Services Company, Inc., and Novus Services, Inc. and other issuers approved by the Administrative Agent.

“Credit Card Notification” shall have the meaning assigned to such term in Section 5.12(d)(iii).

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Borrowing Base Party’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” shall mean each “Account” (as defined in the UCC) and “payment intangible” (as defined in the UCC) together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to as Borrowing Base Party resulting from charges by a customer of such Borrowing Base Party on credit or debit cards issued by such issuer in connection with the sale of goods by such Borrowing Base Party, or services performed by such Borrowing Base Party, in each case in the ordinary course of its business.

“Credit Card Receivables Advance Rate” shall mean (a) with respect to the Revolving Borrowing Base, 90.0%, and (b) with respect to the FILO A Borrowing Base, 7.5%; provided that the Credit Card Advance Rate for the FILO A Borrowing Base shall reduce by 10 basis points on the first day of each calendar quarter.

“Credit Extension” shall mean any Borrowing and any LC Credit Extension.

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“Credit Extension Conditions” shall mean, in connection with a Credit Extension, the requirements that:

(a)            the Aggregate Exposure at such time shall not exceed the Combined Loan Cap at such time (other than as a result of any Protective Advance);

(b)            the Aggregate Revolving Exposure at such time shall not exceed the Revolving Loan Cap at such time (other than as a result of any Protective Advance);

(c)            the Revolving Exposure of each Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment;

(d)            solely in connection with the making of any Swingline Loans, the Outstanding Amount of Swingline Loan Obligations at such time shall not exceed the Swingline Sublimit; and

(e)            solely in connection with any LC Credit Extension, each of the LC Conditions shall be satisfied;

provided that the Credit Extension Conditions shall be determined giving effect to all concurrent Credit Extensions.

“Customs Broker Agreement” shall mean an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower (or any other applicable Borrowing Base Party), a customs broker or other carrier, and the Administrative Agent, in which the customs broker or other carrier acknowledges that it has control over and holds the documents evidencing ownership of the subject Inventory for the benefit of the Administrative Agent and agrees, upon notice from the Administrative Agent, to hold and dispose of the subject Inventory solely as directed by the Administrative Agent.

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Default Rate” shall mean,

(a)            when used with respect to FILO A Obligations, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin applicable to FILO A Loans that are Base Rate Loans plus (iii) 2.00% per annum; provided, that, with respect to the outstanding principal amount of any FILO A Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such FILO A Loan plus 2.00% per annum;

(b)            when used with respect to FILO B Obligations, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin applicable to FILO B Loans that are Base Rate Loans plus (iii) 2.00% per annum; provided, that, with respect to the outstanding principal amount of any FILO B Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such FILO B Loan plus 2.00% per annum;

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(c)            (i) when used with respect to Revolving Obligations (other than Letter of Credit Fees), (A) the Base Rate plus (B) the Applicable Margin applicable to Revolving Loans that are Base Rate Loans plus (C) 2.00% per annum; provided that with respect to the outstanding principal amount of any Revolving Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Revolving Loan plus 2.00% per annum, and (ii) when used with respect to Letter of Credit Fees, a rate equal to (A) the rate for Standby Letters of Credit or Commercial Letters of Credit, as applicable, otherwise applicable thereto pursuant to Section 2.12(c), plus (B) 2.00% per annum, in each case of clauses (a), (b) and (c) above, to the fullest extent permitted by Applicable Laws.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean any Lender that (a) has failed to perform any funding obligations (including its obligation to fund any portion of participations in Letters of Credit) hereunder, and such failure is not cured within two (2) Business Days of the date of the funding obligation; (b) has notified the Administrative Agent or the Borrower that such Lender does not intend to comply with its funding obligations hereunder or generally under other agreements to which it commits to extend credit or has made a public statement to that effect; (c) has failed, within three (3) Business Days following written request by the Administrative Agent or the Borrower, to confirm in a manner reasonably satisfactory to the Administrative Agent and the Borrower that such Lender will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation by the Administrative Agent and the Borrower); (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding or (ii) become the subject of a Bail-in Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of any equity interest in such Lender or parent company so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of the courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Borrower, each Issuing Bank, and each Lender.

“Defaulting Lender Rate” shall mean (a) for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are Base Rate Loans (inclusive of the Applicable Margin applicable thereto).

“Deposit Account” shall have the meaning assigned thereto in Article 9 of the UCC.

“Disposition” shall mean any sale, transfer, lease, license or other disposition (including any sale and leaseback transaction, any sale or issuance of Equity Interests in a Subsidiary off the Borrower or any sale, transfer, license, lease or other disposition effected pursuant to any Investment) of assets, whether effected pursuant to a Division or otherwise. “Dispose” shall have a meaning correlative thereto.

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“Dividing Person” has the meaning assigned to such term in the definition of “Division.”

“Division” shall mean the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic In-Transit Inventory” shall mean Inventory of a Borrowing Base Party which is in transit from a location within the United States (excluding territories or possessions of the United States), other than between locations specified in clause (d) of the definition of Eligible Inventory, to a location specified in clause (d) of the definition of Eligible Inventory.

“Drawing Document” shall mean any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” shall mean any electronic system, including e-mail, e-fax, web portal access for the Borrower and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent or any Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

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“Eligible Assignee” shall mean,

(a)            with respect to the Revolving Facility, (i) any Revolving Lender, any Affiliate of any Revolving Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (ii) any bank, insurance company, or company engaged in the business of making commercial loans, which Person, together with its Affiliates, has a combined capital and surplus in excess of $250,000,000, (iii) any Person to whom a Revolving Lender (and, if applicable, such Revolving Lender’ Affiliates) assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Revolving Lender’s (and its Affiliates’) rights in and to a material portion of such Revolving Lender’s portfolio of asset based credit facilities, or (iv) any other Person (other than a natural person) approved by (A) the Administrative Agent, the Issuing Banks and the Swingline Lender, and (B) unless a Default or an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that, other than pursuant to Section 7.10, no FILO B Lender, Affiliate of any FILO B Lender or Related Fund of any FILO B Lender may be an Eligible Assignee pursuant to this clause (a) without the written approval of Administrative Agent (which may be granted or withheld at the Administrative Agent’s sole discretion);

(b)            with respect to the FILO A Facility, (i) any FILO A Lender, any Affiliate of any FILO A Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (ii) any bank, insurance company, or company that is an “accredited investor” (as defined in Regulation D under the Securities Act) engaged in the business of making or buying commercial loans, or (iii) any other Person (other than a natural person) approved by (A) the Administrative Agent, and (B) unless a Default or an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that, other than pursuant to Section 7.10, no FILO B Lender, Affiliate of any FILO B Lender or Related Fund of any FILO B Lender may be an Eligible Assignee pursuant to this clause (b) without the written approval of Administrative Agent (which may be granted or withheld at the Administrative Agent’s sole discretion);

(c)            with respect to the FILO B Facility, (i) any FILO B Lender, any Affiliate of any FILO B Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (ii) any bank, insurance company, or company that is an “accredited investor” (as defined in Regulation D under the Securities Act) engaged in the business of making or buying commercial loans, or (iii) any other Person (other than a natural person) approved by (A) the Administrative Agent and (B) unless a Default or an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed);

provided that notwithstanding the foregoing, in no event shall an “Eligible Assignee” pursuant to clause (a), (b) or (c) above, include a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries.

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“Eligible Credit Card Receivables” shall mean, at the time of any determination thereof, each Credit Card Receivable that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Credit Card Receivable (i) has been earned by performance and represents the bona fide amounts due to a Borrowing Base Party from a Credit Card Issuer or Credit Card Processor, and in each case originated in the ordinary course of business of such Borrowing Base Party, (ii) unless owed by Visa, Mastercard, American Express Company or Discover, is acceptable to the Administrative Agent in its Permitted Discretion and (iii) in each case, except as otherwise agreed by the Administrative Agent, is not ineligible for inclusion in the calculation of any Borrowing Base pursuant to any of clauses (a) through (k) below. Without limiting the foregoing, to qualify as an Eligible Credit Card Receivable, a Credit Card Receivable shall indicate no Person other than a Borrowing Base Party as payee or remittance party. In determining the amount to be so included, the face amount of a Credit Card Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount or otherwise excluded below, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrowing Base Party may be obligated to rebate to a customer, Credit Card Issuer or Credit Card Processor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Credit Card Receivable but not yet applied by the applicable Borrowing Base Party to reduce the amount of such Credit Card Receivable. Except as otherwise agreed by the Administrative Agent, any Credit Card Receivable included within any of the following categories shall not constitute an Eligible Credit Card Receivable:

(a)            Credit Card Receivables which do not constitute an Account or a “payment intangible” (as defined in the UCC);

(b)            Credit Card Receivables that have been outstanding for more than five (5) Business Days from the date of sale;

(c)            Credit Card Receivables with respect to which a Borrowing Base Party does not have good, valid and marketable title, free and clear of any Lien (other than (i) Liens granted to the Administrative Agent to secure the Obligations pursuant to the Security Documents and (ii) Liens permitted by Section 6.02(b)(iii); provided that any such Liens shall be subject to the Intercreditor Agreement and junior to the Liens granted to the Administrative Agent on such Credit Card Receivables);

(d)            Credit Card Receivables that are not subject to a first priority Lien in favor of the Administrative Agent to secure the Obligations (it being the intent that chargebacks in the ordinary course by such processors shall not be deemed violative of this clause);

(e)            Credit Card Receivables which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

(f)            Credit Card Receivables as to which the Credit Card Issuer or Credit Card Processor has the right under certain circumstances to require a Borrowing Base Party to repurchase the Credit Card Receivables from such Credit Card Issuer or Credit Card Processor;

(g)            Credit Card Receivables due from a Credit Card Issuer or Credit Card Processor which is the subject of any Insolvency Proceeding;

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(h)            Credit Card Receivables which are not a valid, legally enforceable obligation of the applicable Credit Card Issuer or Credit Card Processor with respect thereto;

(i)            Credit Card Receivables which do not conform to all representations, warranties or other provisions in the Loan Documents relating to Credit Card Receivables;

(j)            Credit Card Receivables which are evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent; or

(k)            Credit Card Receivables which the Administrative Agent determines in its Permitted Discretion to be uncertain of collection.

“Eligible In-Transit Inventory” shall mean, as of any date of determination thereof, without duplication of other Eligible Inventory, In-Transit Inventory:

(a)            which has been shipped from (i) with respect to Foreign In-Transit Inventory, a foreign location for receipt by a Borrowing Base Party within sixty (60) days of the date of shipment or (ii) with respect to Domestic In-Transit Inventory, a domestic location within fifteen (15) days of the date of shipment, but, in either case, which has not yet been delivered to the applicable Borrowing Base Party;

(b)            for which the purchase order is in the name of a Borrowing Base Party and title has passed to a Borrowing Base Party;

(c)            for which the document of title reflects a Borrowing Base Party as consignee or, if requested by the Administrative Agent after the occurrence and during the continuance of a Default or an Event of Default, names the Administrative Agent as consignee (it being understood that, in the case of a Domestic In-Transit Inventory, no document of title may be issued);

(d)            with respect to Foreign In-Transit Inventory from and after the date that is ninety (90) days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion ), as to which the Administrative Agent has received a Customs Broker Agreement;

(e)            which is insured in compliance with Section 5.02; and

(f)            which does not qualify as Eligible Inventory solely because it (i) is not located in the United States of America (excluding territories or possessions of the United States) or (ii) is located at a location satisfying the requirements of clause (d) of the definition Eligible Inventory, but which otherwise constitutes Eligible Inventory.

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“Eligible Inventory” shall mean, as of the date of determination thereof, without duplication, (i) Eligible In-Transit Inventory, and (ii) all items of Inventory of the Borrowing Base Parties that are finished goods, merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in its Permitted Discretion to be eligible for inclusion in the calculation of any Borrowing Base, in each case that, except as otherwise agreed by the Administrative Agent, is not excluded as ineligible by virtue of one or more of the criteria set forth below. Except as otherwise agreed by the Administrative Agent, any items of Inventory included within any of the following categories shall not constitute Eligible Inventory:

(a)            Inventory that is not solely owned by a Borrowing Base Party or as to which a Borrowing Base Party does not have good, valid and marketable title, free and clear of any Lien (other than (i) Liens granted to the Administrative Agent to secure the Obligations pursuant to the Security Documents, (ii) Liens permitted by Section 6.02(b)(iii); provided that any such Liens shall be subject to the Intercreditor Agreement and junior to the Liens granted to the Administrative Agent on such Inventory and (iii) Liens permitted by Section 6.02(e) (provided that, in the case of this clause (iii), the Administrative Agent shall have the right to establish a Rent and Charges Reserve with respect to any such Lien to the extent such Lien is not waived or subordinated pursuant to a Lien Waiver));

(b)            Inventory that is not subject to a perfected first priority Lien in favor of the Administrative Agent to secure the Obligations (other than Inventory that may be subject to Liens permitted by Section 6.02(e); provided that, the Administrative Agent shall have the right to establish a Rent and Charges Reserve with respect to any such Lien);

(c)            Inventory that is leased by, or is on consignment to, a Borrowing Base Party, or that is consigned by a Borrowing Base Party to a Person which is not a Borrowing Base Party;

(d)            Inventory (other than Eligible In-Transit Inventory that is Foreign In-Transit Inventory) that is not located in the United States (excluding territories or possessions of the United States);

(e)            Inventory (other than Eligible In-Transit Inventory) that (i) is not located at a location that is owned or leased by a Borrowing Base Party or a “pool point” in the Loan Parties’ distribution network or (ii) is located at a Large Inventory Location, except in the case of this clause (ii) to the extent that the applicable Borrowing Base Party has furnished the Administrative Agent with (A) any UCC financing statements or other documents that the Administrative Agent may determine to be necessary to perfect its security interest in such Inventory at such Large Inventory Location and (B) a Lien Waiver executed by the Person owning any such Large Inventory Location (or, in lieu thereof, a Rent and Charges Reserve has been imposed with respect to such Large Inventory Location); provided that this clause (B) shall be deemed satisfied for a period of thirty (30) days after the Closing Date (or such longer period as the Administrative Agent may agree in its sole discretion), and no Rent and Charges Reserve contemplated by clause (b) of the definition of Rent and Charges Reserve will be established with respect to such Large Inventory Location during such period;

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(f)            Inventory that is comprised of goods which (i) are damaged, defective, “seconds,” or otherwise unmerchantable, (ii) are to be returned to the vendor, (iii) are obsolete or slow moving, or custom items, work-in-process, raw materials, or that constitute spare parts, promotional, marketing, packaging and shipping materials or supplies used or consumed in any Borrowing Base Party’s business, (iv) are seasonal in nature and which have been packed away for sale in a subsequent season, (v) are not in compliance in all material respects with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (vi) are bill and hold goods;

(g)            Inventory that consists of samples, labels, bags, packaging, and other similar non-merchandise categories;

(h)            Inventory that is not insured in compliance with the provisions of Section 5.02;

(i)            Inventory that has been sold but not yet delivered or as to which the applicable Borrowing Base Party has accepted a deposit;

(j)            Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which any Loan Party or any Subsidiary has received notice of a dispute in respect of any such agreement, unless the Administrative Agent is reasonably satisfied that it may sell or otherwise Dispose of such Inventory without (i) infringing the rights of such third party, (ii) violating any contract with such third party or (iii) incurring any liability with respect to the payment of royalties other than royalties incurred in connection with the sale of such Inventory pursuant to the current licensing agreement relating thereto; or

(k)            Inventory acquired in a Permitted Business Acquisition, unless and until the Administrative Agent has completed or received an appraisal of such Inventory from appraisers satisfactory to the Administrative Agent, establishes an Inventory advance rate and Inventory Reserves (if applicable) therefor, and otherwise agrees that such Inventory shall be deemed Eligible Inventory, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent.

“Eligible Letter of Credit” shall mean, as of any date of determination thereof, a Letter of Credit which supports the purchase of Inventory, (a) which Inventory does not constitute Eligible In-Transit Inventory and for which no documents of title have then been issued, (b) which Inventory, when completed, otherwise would constitute Eligible Inventory, (c) which Letter of Credit has an expiry within thirty (30) days of the date of initial issuance of such Letter of Credit, and (d) which Letter of Credit provides that it may be drawn only after the Inventory is completed and after documents of title have been issued for such Inventory reflecting a Borrowing Base Party or the Administrative Agent as consignee of such Inventory.

“Enforcement Action” shall mean any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to vote or act in a Loan Party’s Insolvency Proceeding, or otherwise), in each case solely to the extent permitted by the Loan Documents.

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“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all laws (including common law), rules, regulations, codes, ordinances, orders, decrees or judgments, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or actual or alleged exposure to, any Hazardous Materials or to occupational health and safety (to the extent relating to the environment or Hazardous Materials).

“Equity Interests” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest and any and all warrants, rights or options to purchase or other rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing (until so converted or exchanged).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 (m) or (o) of the Code.

“ERISA Event” shall mean (a) any Reportable Event; (b) the existence with respect to any Loan Party, any ERISA Affiliate or any Plan of a non-exempt Prohibited Transaction; (c) the failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), applicable to such Plan, whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization, or terminated (within the meaning of Section 4041A of ERISA); or (g) the failure by any Loan Party or any ERISA Affiliate to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA.

“Erroneous Payment” shall have the meaning assigned to such term in Section 9.27(a).

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“Erroneous Payment Deficiency Assignment” shall have the meaning assigned to such term in Section 9.27(d).

“Erroneous Payment Impacted Loans” shall have the meaning assigned to such term in Section 9.27(d).

“Erroneous Payment Return Deficiency” shall have the meaning assigned to such term in Section 9.27(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time and any successor statute.

“Excluded Assets” shall have the meaning assigned to such term in Section 5.09(h).

“Excluded Deposit Accounts” shall mean (a) Deposit Accounts used specifically, solely and exclusively for Tax and Trust Funds, (b) Deposit Account ending x7225 used specifically, solely and exclusively to hold cash collateral in respect of letters of credit previously issued under the Existing ABL Credit Agreement, (c) any Term Loan Priority Collateral Account, and (d) Deposit Accounts that do not have a daily balance at any time in excess of $250,000; provided that the aggregate amount of funds in all Deposit Accounts excluded under this clause (d) shall not exceed $1,000,000.

“Excluded Subsidiary” shall mean (a) any Subsidiary that is prohibited by law, regulation or Contractual Obligation in existence on the Closing Date and not entered into in contemplation of this Agreement from providing a Guarantee of the Obligations or that would require a governmental (including regulatory) consent, approval, license or authorization in order to provide such Guarantee, (b) any Subsidiary for which a Guarantee of the Obligations by such Subsidiary would result in material adverse tax consequences as reasonably determined by the Borrower in consultation with the Administrative Agent, (c) Tuesday Morning Cares, a Texas not-for profit entity, and (d) any Subsidiary to the extent that the burden or cost of obtaining a Guarantee of the Obligations from such Subsidiary outweighs the benefit afforded thereby, as reasonably determined by the Administrative Agent and the Borrower; provided that, in no event shall any Subsidiary that guarantees the Term Loan Obligations or any other Material Indebtedness constitute an “Excluded Subsidiary”.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the Guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Agreements for which such Guarantee or security interest is or becomes illegal.

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“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income taxes imposed on (or measured by) its net income (or franchise taxes imposed in lieu of net income taxes) by any jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or any other jurisdiction as a result of such recipient engaging in a trade or business in such jurisdiction for tax purposes (other than engaging in a trade or business as a result of having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) any branch profits tax or any similar tax that is imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender making a Loan to the Borrower, any U.S. federal withholding tax that (x) is in effect under Applicable Law and would apply to amounts payable hereunder to such Lender at the time such Lender becomes a party to such Loan to the Borrower (or designates a new Lending Office) except to the extent that such Person (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to any U.S. federal withholding tax pursuant to Section 2.17(a) or Section 2.17(c) or (y) is attributable to such Lender’s failure to comply with Section 2.17(e) with respect to such Loan unless such failure to comply with Section 2.17(e) is a result of a change in law after the date such Lender becomes a party to such Loan to the Borrower (or designates a new Lending Office), (d) any interest, additions to taxes or penalties with respect to the foregoing and (e) any withholding taxes imposed pursuant to FATCA.

“Existing ABL Credit Agreement” shall mean that certain Credit Agreement, dated as of December 31, 2020, among the Borrower, each of the Subsidiary Guarantors party thereto, Holdings, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, amended and restated, restated, supplemented or otherwise modified from time to time and in effect on the Closing Date.

“Existing ABL Refinancing” shall mean the refinancing and repayment of the Indebtedness outstanding under the Existing ABL Credit Agreement, the termination of all commitments to lender or to make other extensions of credit under the Existing ABL Credit Agreement, and termination and release of all liens and guarantees in connection therewith.

“Existing Letters of Credit” shall mean the letters of credit issued (or deemed issued) under the Existing ABL Credit Agreement (including any banker’s acceptances or other payment obligations arising therefrom) and outstanding as of the Closing Date and set forth on Schedule 1.01.

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“Facility” shall mean the Revolving Facility, the FILO A Facility or the FILO B Facility, as the context may require. The term “Facilities” shall mean the Revolving Facility, the FILO A Facility, and the FILO B Facility, collectively.

“Fairness Opinion” shall have the meaning assigned to such term in Section 6.07(b)(x).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” shall mean the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Effective Rate” shall mean, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the NYFRB, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).

“Fee Letter” shall mean that certain Fee Letter, dated as of the Closing Date, by and among the Borrower and the Administrative Agent, as amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Field Examination” shall have the meaning assigned to such term in Section 5.07(d).

“FILO A Borrowing Base” shall mean, at any time of determination, the sum of the following as set forth in the most recently delivered Borrowing Base Certificate:

(a)            the product of (i) the face amount of Eligible Credit Card Receivables multiplied by (ii) the Credit Card Receivables Advance Rate for the FILO A Borrowing Base; plus

(b)            the product of (i) the Cost of Eligible Inventory, multiplied by (ii) the Inventory Advance Rate for the FILO A Borrowing Base, multiplied by (iii) the Appraised Value Percentage of such Inventory (provided that no In-Transit Inventory shall be included in the determination of this clause (b)).

“FILO A Commitment” shall mean, as to any Lender, its obligation to make FILO A Loans up to the maximum principal amount shown on Schedule 2.01(a) under the heading “FILO A Commitment”. “FILO A Commitments” shall mean the aggregate amount of such commitments of all FILO A Lenders. As of the Closing Date, the aggregate principal amount of the FILO A Commitments is $5 million.

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“FILO A Deficiency Reserve” shall mean, at any time, a reserve maintained against the Revolving Borrowing Base established by the Administrative Agent (subject to Section 8.18(c)) in the amount, if any, by which the then outstanding principal amount of the FILO A Loans exceeds the FILO A Borrowing Base.

“FILO A Exposure” shall mean, with respect to any FILO A Lender, (a) on the Closing Date immediately prior to the making of the FILO A Loans, the principal amount of the FILO A Commitment of such FILO A Lender at such time and (b) at any time thereafter, the Outstanding Amount of the FILO A Loans of such FILO A Lender at such time.

“FILO A Facility” shall mean the FILO A Commitments and the FILO A Loans made pursuant thereto from time to time as provided in Section 2.01(b).

“FILO A Facility Percentage” shall mean, with respect to any FILO A Lender, (a) on the Closing Date immediately prior to the making of the FILO A Loans, a fraction (expressed as a percentage, carried out to the ninth (9th) decimal place), the numerator of which is the amount of the FILO A Exposure of such FILO A Lender at such time and the denominator of which is the Aggregate FILO A Exposure at such time and (b) thereafter, a fraction (expressed as a percentage, carried out to the ninth (9th) decimal place), the numerator of which is the FILO A Exposure of such FILO A Lender at such time and the denominator of which is the Aggregate FILO A Exposure. The initial FILO A Facility Percentage of each FILO A Lender is set forth opposite the name of such FILO A Lender on Schedule 2.01(a) or in the Assignment and Acceptance pursuant to which such FILO A Lender becomes a party hereto, as applicable. The FILO A Facility Percentage of each FILO A Lender shall be determined by the Administrative Agent and shall be conclusive absent manifest error.

“FILO A Lenders” shall mean the Lenders holding FILO A Commitments and/or FILO A Loans.

“FILO A Loans” shall the meaning assigned to such term in Section 2.01(b).

“FILO A Note” shall mean a promissory note made by the Borrower in favor of a FILO A Lender evidencing FILO A Loans made by such FILO A Lender, substantially in the form of Exhibit E-2.

“FILO A Obligations” shall mean all advances to, and debts (including principal, interest, fees (including the FILO A Prepayment Premium, if applicable), costs, and expenses), liabilities, obligations, covenants and indemnities of, any Loan Party arising under any Loan Document with respect to the FILO A Loans or otherwise payable to any FILO A Secured Party in respect of the FILO A Facility, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs and expenses that accrue after the commencement by or against any Loan Party of any Insolvency Proceeding naming such Person as the debtor in such Insolvency Proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency Proceeding.

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“FILO A Prepayment Premium” shall have the meaning assigned to such term in the Fee Letter.

“FILO A Secured Parties” shall mean, collectively, the FILO A Lenders.

“FILO B Borrowing Base” shall mean, at any time of determination, the sum of the following as set forth in the most recently delivered Borrowing Base Certificate:

(a)            the product of (i) the Cost of Eligible Inventory, multiplied by (ii) the Inventory Advance Rate for the FILO B Borrowing Base, multiplied by (iii) the Appraised Value Percentage of such Inventory; provided that amounts included in this clause (a) on account of In-Transit Inventory shall be subject to the In-Transit Inventory / Letter of Credit Caps; plus

(b)            with respect to any Eligible Letter of Credit, the product of (i) the Cost of the Inventory supported by such Eligible Letter of Credit, multiplied by (ii) the Inventory Advance Rate for the FILO B Borrowing Base, multiplied by (iii) the Appraised Value Percentage of such Inventory; provided that amounts included in this clause (b) on account of Eligible Letter of Credit shall be subject to the In-Transit Inventory / Letter of Credit Caps.

“FILO B Commitment” shall mean, as to any Lender, collectively, (a) its obligation to make FILO B Loans up to the maximum principal amount shown on Schedule 2.01(a) under the heading “FILO B Commitment”, as hereafter modified pursuant to an Assignment and Acceptance to which it is a party, (b) its obligation to make FILO B Delayed Incremental Loans, (c) its obligation to make FILO B Loans in respect of Specified FILO B Prepayments in accordance with Section 2.01(c), and (d) its agreement, if applicable, to make FILO B Incremental Loans pursuant to any FILO B Incremental Commitment. “FILO B Commitments” shall mean the aggregate amount of such commitments of all FILO B Lenders. As of the Closing Date, the aggregate principal amount of the FILO B Commitments is $10.0 million (of which only $5.0 million are available on the Closing Date, with the balance consisting of the FILO B Delayed Incremental Commitment).

“FILO B Deficiency Reserve” shall mean, at any time, a reserve maintained against the Revolving Borrowing Base established by the Administrative Agent (subject to Section 8.18(c)) in the amount, if any, by which the then outstanding principal amount of the FILO B Loans (excluding, for this purpose, any portion of the FILO B Prepayment Premium capitalized to such principal) exceeds the FILO B Borrowing Base.

“FILO B Delayed Incremental Commitment” shall have the meaning assigned to such term in Section 2.22(b)(i).

“FILO B Delayed Incremental Draw Date” shall mean the date that the FILO B Delayed Incremental Loans are funded in accordance with Section 2.01(c) and Section 2.22(b).

“FILO B Delayed Incremental Loan” shall have the meaning assigned to such term in Section 2.22(b).

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“FILO B Delayed Incremental Period” shall mean the period commencing on the Closing Date and ending on the earliest to occur of (a) the date the FILO B Delayed Incremental Commitments shall have been fully drawn, (b) the first date after the twelve (12) month anniversary of the Closing Date on which the Borrower shall have failed to pay the “Committed FILO B Incremental Ticking Fee” under and as defined in the FILO B Fee Letter and (c) the Maturity Date for the FILO B Facility.

“FILO B Documentation Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“FILO B Event of Default” shall mean (a) an Event of Default under Section 7.01(b) or (c) with respect to the FILO B Loans or any other FILO B Obligations, (b) an Event of Default under Section 7.01(b) and (c) with respect to the Obligations (other than the FILO B Obligations) as a result of failure of the Borrower to pay all such Obligations then due and owing due on the Maturity Date, (c) an Event of Default under Section 7.01(d), but only to the extent such Event of Default arises from the Loan Parties’ failure to comply with the provisions of Section 6.10 ~~and~~, (d) an Event of Default under Section 7.01(e), but only to the extent such Event of Default arises from the Loan Parties’ failure to comply with the provisions of Section 5.12(a)~~.~~, and (e) an Event of Default under Section 7.01(m)  Each determination of whether a FILO B Event of Default has occurred and is continuing shall be made without giving effect to any waiver or modification of any such provision effected pursuant to the terms hereof without the consent of the FILO B Documentation Agent.

“FILO B Exposure” shall mean, with respect to any FILO B Lender, (a) on the Closing Date immediately prior to the making of the FILO B Loans, the principal amount of the FILO B Commitment of such FILO B Lender at such time, (b) at any time after the Closing Date, the sum of (without duplication) (i) the principal amount of any unutilized FILO B Commitments of such FILO B Lender at such time and (ii) the Outstanding Amount of the FILO B Loans of such FILO B Lender at such time.

“FILO B Facility” shall mean the FILO B Commitments and the FILO B Loans made pursuant thereto from time to time as provided in Section 2.01(c) or Section 2.22(b).

“FILO B Facility Percentage” shall mean, with respect to any FILO B Lender, (a) on the Closing Date immediately prior to the making of the FILO B Loans, a fraction (expressed as a percentage, carried out to the ninth (9th) decimal place), the numerator of which is the amount of the FILO B Exposure of such FILO B Lender at such time and the denominator of which is the Aggregate FILO B Exposure at such time and (b) thereafter, a fraction (expressed as a percentage, carried out to the ninth (9th) decimal place), the numerator of which is the FILO B Exposure of such FILO B Lender at such time and the denominator of which is the Aggregate FILO B Exposure. The initial FILO B Facility Percentage of each FILO B Lender is set forth opposite the name of such FILO B Lender on Schedule 2.01(a) or in the Assignment and Acceptance pursuant to which such FILO B Lender becomes a party hereto, as applicable. The FILO B Facility Percentage of each FILO B Lender shall be determined by the Administrative Agent and shall be conclusive absent manifest error.

“FILO B Fee Letter” shall mean that certain Fee Letter, dated as of the Closing Date, by and among the Borrower and the FILO B Documentation Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

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“FILO B Incremental Commitment” shall have the meaning assigned to such term in Section 2.22(b)(ii).

“FILO B Incremental Effective Date” shall have the meaning assigned to such term in Section 2.22(b)(iii).

“FILO B Incremental Lender” shall have the meaning assigned to such term in Section 2.22(b)(iii).

“FILO B Incremental Loans” shall have the meaning assigned to such term in Section 2.22(b)(ii).

“FILO B Incremental Notice” shall have the meaning assigned to such term in Section 2.22(b)(iii).

“FILO B Lenders” shall mean the Lenders holding FILO B Commitments and/or FILO B Loans.

“FILO B Loans” shall the meaning assigned to such term in Section 2.01(c), and shall include any FILO B Incremental Loans.

“FILO B Note” shall mean a promissory note made by the Borrower in favor of a FILO B Lender evidencing FILO B Loans made by such FILO B Lender, substantially in the form of Exhibit E-3.

“FILO B Obligations” shall mean all advances to, and debts (including principal, interest, fees (including the FILO B Prepayment Premium, if applicable), costs, and expenses), liabilities, obligations, covenants and indemnities of, any Loan Party arising under any Loan Document with respect to the FILO B Loans or otherwise payable to any FILO B Secured Party in respect of the FILO B Facility, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs and expenses that accrue after the commencement by or against any Loan Party of any Insolvency Proceeding naming such Person as the debtor in such Insolvency Proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency Proceeding.

“FILO B Prepayment Premium” shall have the meaning assigned to such term in the FILO B Fee Letter.

“FILO B Seasonal Advance Period” shall mean the three (3) month period during each year, commencing on October 1 and ending on December 31.

“FILO B Secured Parties” shall mean, collectively, the FILO B Documentation Agent and the FILO B Lenders.

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“FILO B Standstill Period” shall mean, with respect to a FILO Event of Default, the period commencing on the date of the Administrative Agent’s and the Borrower’s receipt of written notice from the FILO B Documentation Agent that a FILO Event of Default has occurred and is continuing and that the FILO B Documentation Agent is requesting the Administrative Agent to accelerate the FILO B Obligations or otherwise commence the enforcement of remedies, and ending on the date that is (a) thirty (30) days after receipt of such notice with respect to a FILO B Event of Default arising under Section 7.01(b) or (c) and (b) forty-five (45) days after such receipt of such notice with respect to any other FILO B Event of Default.

“FILO Deficiency Reserve Correction Notice” shall have the meaning assigned to such term in Section 8.18(c).

“FILO Deficiency Reserves” shall mean, collectively, the FILO A Deficiency Reserve (if any) and the FILO B Deficiency Reserve (if any).

“Financial Officer” shall mean, with respect to any Person, the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such Person.

“Financial Performance Projections” shall mean (a) the projected consolidated balance sheets, statements of operations and cash flows of Holdings and its Subsidiaries, and (b) projected forecasts of Availability, the Revolving Borrowing Base, the FILO A Borrowing Base and the FILO B Borrowing Base, in each case, (i) prepared by management of Holdings and in form and with results and assumptions reasonably satisfactory to the Administrative Agent and (ii) prepared for each fiscal month, including the fiscal month which includes the Closing Date through the fiscal month ending on or about June 30, 2024, and in each case, giving effect to the Transactions.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“First Amendment Effective Date” shall mean July 11, 2022.

“Flood Documentation” shall mean, with respect to each Mortgaged Property located in the United States or any territory thereof, (a) a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination (together with a notice about Special Flood Hazard Area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto), (b) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 5.02(b) hereof and the applicable provisions of the Security Documents, each of which shall (i) be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable), (ii) name the Administrative Agent, on behalf of the Secured Parties, as additional insured and loss payee/mortgagee, (iii) identify the address of each property located in a Special Flood Hazard Area, the applicable flood zone designation and the flood insurance coverage and deductible relating thereto and (iv) be otherwise in form and substance reasonably satisfactory to the Administrative Agent and each Regulated Lender Entity and sufficient to comply with Flood Insurance Laws, and (c) any other documents reasonably requested by any Regulated Lender Entity to the extent such documents are required for compliance by such Regulated Lender Entity with applicable Flood Insurance Laws.

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“Flood Insurance Laws” shall mean, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and related legislation, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” shall mean a rate of interest equal to 0.00%; provided that with respect to the FILO A Facility and the FILO B Facility, such rate of interest shall equal 1.00%.

“Foreign Benefit Arrangement” shall mean any employee benefit arrangement mandated by non-U.S. law that is maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Foreign In-Transit Inventory” shall mean Inventory of a Borrowing Base Party which is in the possession of a common carrier and is in transit from a seller of such Inventory to a Borrowing Base Party from a location outside of the United States to a location that is within the United States.

“Foreign Lender” shall mean any Lender that is not a U.S. Person.

“Foreign Plan” shall mean each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to U.S. law and is maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Foreign Plan Event” shall mean, with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by Applicable Law or by the terms of such Foreign Benefit Arrangement or Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Benefit Arrangement or Foreign Plan required to be registered; or (c) the failure of any Foreign Benefit Arrangement or Foreign Plan to comply with any material provisions of Applicable Law and regulations or with the material terms of such Foreign Benefit Arrangement or Foreign Plan.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fronting Exposure” shall mean, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Facility Percentage of the outstanding LC Obligations other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Facility Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States.

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“General Intangible” shall mean any “general intangible” as such term is defined in the UCC.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness of any other Person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include (x) endorsements for collection or deposit, in either case in the ordinary course of business or (y) customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement. The amount of any Guarantee for purposes of clause (b) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Guarantors” shall mean, collectively, Parent, Intermediate Holdings, the Subsidiary Guarantors and any other Loan Party (including the Borrower with respect to any Obligations of another Loan Party).

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents of any nature which are subject to regulation by any Governmental Authority or which would reasonably be likely to give rise to liability under any Environmental Law, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas.

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“Holdings” shall mean a collective reference to Parent and Intermediate Holdings, or, if Intermediate Holdings ceases to exist, shall mean Parent.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within three hundred sixty-five (365) days after the incurrence thereof), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Swap Agreements net of payments such Person would receive in the event of early termination on such date of determination, (h) the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and (i) the principal component of all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof. The Indebtedness of the Borrower and the Subsidiaries shall exclude (i) accrued expenses and accounts and trade payables, (ii) liabilities under vendor agreements to the extent such indebtedness may be satisfied through non-cash means such as purchase volume earnings credits and (iii) reserves for deferred income taxes.

“Indemnified Taxes” shall mean (a) all Taxes (other than Excluded Taxes) and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Initial Trigger Period” shall mean the period commencing on (i) with respect to the Cash Dominion Trigger Period the First Amendment Effective Date; and (ii) with respect to the Borrowing Base Reporting Trigger Period July 14, 2022 (for the week ending July 9, 2022) and in each case ending on the Spring-Out Date.

“Insolvency Increase Amount” shall mean, during any Insolvency Proceeding by or against a Loan Party, an amount equal to the result of (a) 5.0% of the sum of (i) the Revolving Borrowing Base and (ii) the FILO A Borrowing Base, minus (b) any then outstanding Protective Advances made pursuant to clause (b) of the definition of Maximum Revolving / FILO A Insolvency Amount (subject to the limitations set forth therein), whether such Protective Advance is made prior to or during such Insolvency Proceeding; provided that such result shall not be less than zero.

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“Insolvency Proceeding” shall mean any case or proceeding commenced by or against a Person under any state, federal, provincial, territorial or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, bankruptcy, debtor relief or debt adjustment law; (b) the appointment of a receiver, interim receiver, monitor, trustee, liquidator, administrator, conservator, custodian or other similar Person for such Person or any part of its Property, including, in the case of any Lender, the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity; or (c) an assignment for the benefit of creditors.

“Insolvent” with respect to any Multiemployer Plan, shall mean the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Intercreditor Agreement” shall mean that certain Intercreditor and Subordination Agreement, dated the Closing Date, by and among the Administrative Agent, the Term Loan Agent and the Loan Parties.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

“Interest Payment Date” shall mean,

(a)            with respect to Revolving Loans, (i) with respect to any SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR Borrowing with an Interest Period of more than three (3) months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three (3) months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (ii) with respect to any Base Rate Loan (including Swingline Loans), the first day following the end of each calendar month, and (iii) the date of the maturity thereof (whether by acceleration or otherwise); and

(b)            with respect to FILO A Loans and FILO B Loans, (i) the first day following the end of each calendar month and (ii) the date of the maturity thereof (whether by acceleration or otherwise).

“Interest Period” shall mean, as to any SOFR Loan that is a Revolving Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending one, three or six months thereafter, as selected by the Borrower in its SOFR Loan Notice; provided that:

(a)            interest shall accrue at the applicable rate based upon Adjusted Term SOFR, from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires;

(b)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

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(c)            any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month that is one, three or six months after the date on which the Interest Period began, as applicable;

(d)            no Interest Period shall extend beyond the applicable Maturity Date of the Class of Loans of which the SOFR Borrowing is a part; and

(e)            no tenor that has been removed from this definition pursuant to Section 2.14(b) shall be available for specification in any SOFR Loan Notice or conversion or continuation notice.

For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding anything to the contrary herein, in no event shall a FILO A Loan or a FILO B Loan be assigned an Interest Period.

“Intermediate Holdings” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“In-Transit Inventory” shall means, collectively, (a) Domestic In-Transit Inventory and (b) Foreign In-Transit Inventory.

“In-Transit Inventory / Letter of Credit Caps” shall mean the requirements that (a) the aggregate amount included in respect of In-Transit Inventory and Eligible Letters of Credit in the determination of the Borrowing Bases does not exceed $9.0 million in the aggregate, (b) the amount included in respect of Domestic In-Transit Inventory in the determination of the Borrowing Bases does not exceed $7.5 million in the aggregate, and (c) the aggregate amount included in respect of Foreign In-Transit Inventory and Eligible Letters of Credit in the determination of the Borrowing Bases does not exceed $5.0 million in the aggregate.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Inventory Advance Rate” shall mean,

(a)            with respect to the Revolving Borrowing Base, 90.0%;

(b)           with respect to the FILO A Borrowing Base, 9.0%; provided that the Inventory Advance Rate for the FILO A Borrowing Base shall reduce by 10 basis points on the first day of each calendar quarter;

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(c)            with respect to Eligible Inventory (other than any Eligible In-Transit Inventory) included in the FILO B Borrowing Base,

(i)            at all times prior to the FILO B Delayed Incremental Draw Date, the lesser of (x) 9.5% (or during the FILO B Seasonal Advance Period, 11.0%) and (y) the remainder of 108.5% (or during the FILO B Seasonal Advance Period, 110.0%) minus the sum of (A) the corresponding advance rate for Eligible Inventory included in the Revolving Borrowing Base as set forth in clause (a) above and (B) the corresponding advance rate for Eligible Inventory included in the FILO A Borrowing Base as set forth in clause (b) above (i.e., 9.5% (or during the FILO B Seasonal Advance Period, 11.0%), in each case, as of the Closing Date),

(ii)            at all times on or after the FILO B Delayed Incremental Draw Date, the lesser of (x) 12.0% (or during the FILO B Seasonal Advance Period, 13.5%) and (y) the remainder of 111.0% (or during the FILO B Seasonal Advance Period, 112.5%) minus the sum of (A) the corresponding advance rate for Eligible Inventory included in the Revolving Borrowing Base as set forth in clause (a) above and (B) the corresponding advance rate for Eligible Inventory included in the FILO A Borrowing Base as set forth in clause (b) above (i.e., 12.0% (or during the FILO B Seasonal Advance Period, 13.5%), in each case, as of the Closing Date); and

(d)            with respect to Eligible In-Transit Inventory and Eligible Letters of Credit included in the FILO B Borrowing Base, the lesser of (i) 5.0% and (ii) the remainder of 95.0% minus the corresponding advance rate for Eligible Inventory included in the Revolving Borrowing Base as set forth in clause (a) above (i.e., 5.0% as of the Closing Date);

provided that, the advance rates described in clauses (c) and (d) above shall be automatically reduced by 250 basis points (e.g., if the advance rate in effect is 12.0%, such advance rate shall be reduced to 9.50%) during each period (x) commencing on the date that the Cost of Eligible Inventory (other than Eligible In-Transit Inventory) which is stored at a location owned or leased by a Loan Party, as reflected on a Borrowing Base Certificate, shall be less than $80 million and continuing until the date that the Cost of Eligible Inventory (other than Eligible In-Transit Inventory) which is stored at a location owned or leased by a Loan Party, as reflected on a Borrowing Base Certificate, shall be greater than $80 million for a period of sixty (60) consecutive days.

“Inventory Appraisal” shall have the meaning assigned to such term in Section 5.07(c).

“Inventory Reserves” shall mean, without duplication of any factors considered in the Appraised Value Percentage of Inventory and without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves as may be established from time to time by the Administrative Agent in the Administrative Agent’s Permitted Discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as may affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may, in the Administrative Agent’s Permitted Discretion, include (but are not limited to) reserves based on: (a) obsolescence; (b) seasonality; (c) Shrink; (d) imbalance; (e) change in Inventory character; (f) change in Inventory composition; (g) change in Inventory mix; (h) mark-downs (both permanent and point of sale); (i) retail mark-ons and markups inconsistent with prior period practice and performance, industry standards, current business plans or advertising calendar and planned advertising events; and (j) out-of-date and/or expired Inventory.

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“Investment” shall have the meaning assigned to such term in Section 6.04.

“IRS” shall mean the United States Internal Revenue Service.

“ISP” shall mean, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by the Issuing Bank for use.

“Issuing Bank” shall mean Wells Fargo and Bank of America, N.A., each in its capacity as issuer of Letters of Credit hereunder, and any Revolving Lender that is listed on the signature pages hereof as an “Issuing Bank”, any Revolving Lender that hereafter agrees to issue Letters of Credit with the approval of the Administrative Agent and the Borrower (such consent not to be unreasonably withheld or delayed by either party). Upon a Revolving Lender becoming an Issuing Bank after the Closing Date, the Administrative Agent may amend Schedule 2.01(b) (and no consent or approval of Lenders shall be required with respect to such amendment) to add such Issuing Bank and to adjust the sublimits for each Issuing Bank as agreed by Administrative Agent, the Borrower and applicable Issuing Banks. Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank and/or for such Affiliate to act as an advising, transferring, confirming and/or nominated bank in connection with the issuance or administration of any such Letter of Credit, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. At any time there is more than one Issuing Bank, any singular references to Issuing Bank shall mean any Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or all Issuing Banks, as the context may require.

“Issuing Bank Fee” shall have the meaning assigned to such term in Section 2.12(c).

“Joint Venture” shall mean a joint venture or similar arrangement, whether in corporate, partnership or other legal form which is not a Subsidiary but in which the Borrower or any Subsidiary owns or controls any Equity Interests; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Judgment Currency” has the meaning assigned to such term in Section 9.24.

“Junior Lien” shall mean a Lien that is subordinated to the Liens securing the Obligations on terms satisfactory to the Administrative Agent.

“Landlord Lien Jurisdiction” shall mean any jurisdiction in which a landlord’s claim for rent or other amounts payable to the landlord for any leased premises may have priority over the Lien of Administrative Agent in any of the Collateral. As of the Closing Date, the Landlord Lien Jurisdictions are Washington, Virginia and Pennsylvania.

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“Large Inventory Location” shall mean (a) any distribution center leased by any Borrowing Base Party or owned by any Borrowing Base Party but subject to any mortgage or deed of trust in favor of a third party, in each case, at which Inventory is located and (b) any warehouse storage facility of any Borrowing Base Party or owned by any Borrowing Base Party but subject to any mortgage or deed of trust in favor of a third party, in each case, at which Inventory is located and at which location of the type described in clause (a) or clause (b), as applicable, the Borrowing Base Parties have Inventory with a value (determined at Cost) in excess of $1.0 million.

“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time.

“LC Application” shall mean an application by the Borrower to an Issuing Bank for an LC Credit Extension, in form reasonably satisfactory to the applicable Issuing Bank.

“LC Conditions” shall mean the following conditions necessary for issuance of a Letter of Credit: (a) after giving effect to such issuance, the Outstanding Amount of the LC Obligations do not exceed the Aggregate Letter of Credit Subline (and the aggregate amount of LC Obligations of the applicable Issuing Bank shall not exceed the Letter of Credit Subline of such Issuing Bank, unless the applicable Issuing Bank otherwise agrees); (b)(i) to the extent constituting a Standby Letter of Credit, such Letter of Credit shall expire not later than 365 days after the date of issuance and; provided that, subject to clause (c) below, any Standby Letter of Credit may provide for an automatic renewal thereof for additional periods of up to 365 days, and (ii) to the extent constituting a Commercial Letter of Credit, such Letter of Credit shall expire not later than 120 days after the date of issuance (or such later date as the applicable Issuing Bank may agree in its discretion); (c) such Letter of Credit shall not expire later than the LC Expiration Date, unless either such Letter of Credit is Cash Collateralized in an amount equal to 105% of the Stated Amount thereof (or backstopped pursuant to arrangements reasonably acceptable to the Administrative Agent and the applicable Issuing Bank) on or prior to the date of issuance of such Letter of Credit (or such later date as to which the Administrative Agent may agree); and (d) the form of the proposed Letter of Credit is satisfactory to the Administrative Agent and the applicable Issuing Bank in their reasonable discretion.

“LC Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“LC Disbursement” shall mean any payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Documents” shall mean, with respect to any Letter of Credit, the LC Application, the Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable, and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower (or any Subsidiary) or in favor of the applicable Issuing Bank and relating to any such Letter of Credit.

“LC Expiration Date” shall mean the date that is seven (7) days prior to the Revolving Termination Date then in effect (or, if such date is not a Business Day, the next preceding Business Day).

“LC Exposure” shall mean, with respect to any Revolving Lender at any time, such Revolving Lender’s Revolving Facility Percentage of the aggregate LC Obligations at such time.

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“LC Obligations” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit plus (b) the aggregate amount of all LC Disbursements relating to Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower.

“Lead Arranger” shall mean Wells Fargo.

“Lender” shall mean each financial institution listed on Schedule 2.01(a) (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any Person that becomes a “Lender” hereunder in accordance with Section 9.04, including the Swingline Lender.

“Lender Party” shall mean the Administrative Agent, the FILO B Documentation Agent, each Issuing Bank, or any Lender.

“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Letter of Credit” shall mean each letter of credit issued by an Issuing Bank pursuant to this Agreement and shall include each Existing Letter of Credit, and the term “Letter of Credit” shall mean any one of them or each of them singularly, as the context may require.

“Letter of Credit Fee” shall have the meaning assigned to such term in Section 2.12(c).

“Letter of Credit Increase Event” shall mean, at any time after the Closing Date, the occurrence of each of the following events: (i) the Borrower delivers a written notice to the Administrative Agent requesting an increase of the Aggregate Letter of Credit Subline, (ii) one or more Lenders then party to this Agreement (including any existing Issuing Bank) agree to issue Letters of Credit in an aggregate principal amount equal to such requested increased amount (for the avoidance of doubt, no Issuing Bank is under any obligation to increase its Letter of Credit Subline) and (iii) Schedule 2.01(b) to this Agreement is amended to reflect the Letter of Credit Subline of each Issuing Bank after giving effect to the Letter of Credit Increase Event; it being understood that such amendment to Schedule 2.01(b) shall only require the consent of the Borrower, the Administrative Agent and each Issuing Bank agreeing to increase its Letter of Credit Subline or otherwise changing its Letter of Credit Subline, in each case, as of the date of the Letter of Credit Increase Event. As of the Closing Date, the Aggregate Letter of Credit Sublimit is $25.0 million, and it is understood and agreed that the Aggregate Letter of Credit Subline may not exceed $50.0 million at any time.

“Letter of Credit Subline” shall mean, for any Issuing Bank, the amount set forth opposite such Issuing Bank’s name on Schedule 2.01(b) as such schedule may be modified from time to time after the Closing Date in accordance with the terms hereof; provided that, as to any Issuing Bank, the Letter of Credit Subline of such Issuing Bank shall not exceed the amount set forth opposite such Issuing Bank’s name on Schedule 2.01(b) as in effect on the Closing Date, unless the applicable Issuing Bank otherwise agrees. For the avoidance of doubt, the Letter of Credit Sublines are part of, and not in addition to, the Revolving Commitments.

“Letter of Credit Indemnified Costs” shall have the meaning assigned to such term in Section 2.05(d)(i).

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“Letter of Credit Related Person” shall have the meaning assigned to such term in Section 2.05(d)(i).

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Lien Waiver” shall mean an agreement, in form reasonably satisfactory to the Administrative Agent, executed by, as the case may be, (a) a warehouseman, processor, bailee or other Person in possession of Collateral, or (b) any landlord of any premises leased by any Loan Party, pursuant to which, except as the Administrative Agent otherwise may agree, such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens on the Collateral held by such Person or located on such premises, (iii) agrees to provide the Administrative Agent with access to the Collateral held by such bailee or other Person or located in or on such premises for the purpose of conducting field exams, appraisals or a Liquidation, and (iv) makes such other agreements with the Administrative Agent as the Administrative Agent may reasonably require.

“Liquidation” shall mean the exercise by the Administrative Agent of those rights and remedies accorded to the Administrative Agent under the Loan Documents and Applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the Administrative Agent, of any public, private or “going out of business” sale or other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.

“LLC” shall mean any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Loan” shall mean any Revolving Loan, Swingline Loan, FILO A Loan, or FILO B Loan.

“Loan Account” shall have the meaning assigned to such term in Section 2.09(b).

“Loan Documents” shall mean, collectively, this Agreement, any Notes, the Security Documents, the Fee Letter, the FILO B Fee Letter, the Intercreditor Agreement, each Compliance Certificate, each Borrowing Base Certificate any subordination agreement, and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, notices, LC Documents and any agreements between the Borrower and any Issuing Bank regarding such Issuing Bank’s Letter of Credit Subline or the respective rights and obligations between the Borrower and any Issuing Bank in connection with the issuance by such Issuing Bank of Letters of Credit, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

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“Loan Parties” shall mean Holdings, the Borrower, the Subsidiary Guarantors and any Parent Entity, in lieu of Holdings, that has executed and delivered an assumption agreement in substantially the form of Exhibit A to the Collateral Agreement and become a “Guarantor” and “Grantor” thereunder.

“Local Time” shall mean Dallas time.

“Margin Stock” shall mean margin stock within the meaning of Regulations T, U and X, as applicable.

“Material Adverse Effect” shall mean a material adverse change in, or material adverse effect on (a) the business, assets, financial condition or results of operations, in each case of Holdings, the Borrower and the Subsidiaries, taken as a whole, (b) the validity or enforceability of the Loan Documents, (c) the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, (d) the Collateral, or the Administrative Agent’s Liens (on behalf of itself and other Secured Parties) on the Collateral or the priority of such Liens, or (e) the rights and remedies (taken as a whole) of the Administrative Agent, the Issuing Banks and the Lenders under the Loan Documents.

“Material Agreement” shall mean any contract or agreement pursuant to which Holdings or its Subsidiaries is a party the breach or termination of which could reasonably be expected to result in a Material Adverse Effect.

“Material Indebtedness” shall mean (a) the Term Loan Obligations and (ii) any Indebtedness (other than the Loans and Letters of Credit), of any one or more of Holdings and its Subsidiaries in an aggregate principal amount exceeding $5.0 million.

“Material Intellectual Property” shall mean any intellectual property that, individually or collectively, (a) is (i) necessary to the business of the Borrower and its Subsidiaries as currently conducted or (ii) is otherwise material to the business or operations of the Borrower and its Subsidiaries, taken as a whole, or (b) has a fair market value (as reasonably determined by the Borrower in good faith) in excess of $1.0 million.

“Maturity Date” shall mean (a) with respect to the Revolving Facility, the earliest to occur of (i) the Revolving Termination Date, (ii) the Springing Maturity Date, (iii) the date on which the Borrower terminates the Revolving Commitments pursuant to Section 2.08 and (iv) the date that the maturity of the Obligations is accelerated (or deemed accelerated) and the Commitments are irrevocably terminated (or deemed terminated) in accordance with Article VII, (b) with respect to the FILO A Facility, the earlier to occur of (i) the Scheduled Maturity Date for the FILO A Facility, (ii) the date provided by clause (a) above as in effect from time to time and (c) with respect to the FILO B Facility, the earlier to occur of (i) the Scheduled Maturity Date for the FILO B Facility, (ii) the date provided by clause (a) above as in effect from time to time.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

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“Maximum Revolving / FILO A Insolvency Amount” shall mean an amount equal to the sum of (a) the result of (i) the Revolving Borrowing Base, plus (ii) the FILO A Borrowing Base, minus (iii) the amount of Availability required to be maintained by the Loan Parties pursuant to Section 6.10, plus (b) Protective Advances (subject to the aggregate cap therefor in the definition to “Protective Advances”), plus (c) in addition to the Protective Advances described in clause (b) above, Protective Advances (without regard to the aggregate cap therefor in the definition of “Protective Advances”) in an aggregate amount equal to the sum of (A) the aggregate amount required to fund payroll of the Loan Parties and their Subsidiaries for a two-week period and (B) rent at the Loan Parties’ distribution centers and warehouses for a one-month period, plus (d) all then outstanding Unintentional Overadvances, plus (e) the Insolvency Increase Amount, plus (f) the amount of Revolving Loans or FILO A Loans (including loans made pursuant to a Post-Petition Financing that is a Conforming Post-Petition Financing) to fund the Carve Out.

“Modified Revolving Loan Cap” shall mean, at any time of determination, an amount equal to the Revolving Loan Cap at such time (calculated without giving effect to any FILO Deficiency Reserves).

“Monthly Financial Statement Reporting Period” shall mean each period beginning on the date that Availability shall have been less than the greater of (a) $17.5 million and (b) $17.5% of the Modified Revolving Loan Cap, and continuing until, during each of the preceding sixty (60) consecutive days, Availability shall have been equal to or greater than the greater of (a) $17.5 million and (b) 17.5% of the Modified Revolving Loan Cap. The termination of a Monthly Financial Statement Reporting Period as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Monthly Financial Statement Reporting Period in the event that the conditions set forth in this definition again give rise to a Monthly Financial Statement Reporting Period.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean any mortgage, deed of trust or other agreement in form and substance reasonably satisfactory to the Administrative Agent, which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, on the applicable Real Property, including any amendment, restatement, modification or supplement thereto.

“Mortgageable Real Property” shall mean (a) any fee owned real property and related fixtures that is adjacent to, contiguous with or necessary or related to or used in connection with any real property then subject to a Mortgage in favor of the Administrative Agent, or (b) any other fee owned real property and related fixtures that either (i) has a fair market value in an amount equal to or greater than $1.0 million (or if an Event of Default has occurred and is continuing, then regardless of the fair market value of such real property and related fixtures) or (ii) is subject to a Lien in favor of the Term Loan Agent to secure the Term Loan Obligations. For the avoidance of doubt, no real property that is subject to the Sale Leaseback shall be “Mortgageable Real Property.”

“Mortgaged Properties” shall mean the fee owned real properties of the Loan Parties encumbered by a Mortgage pursuant to Section 5.09, if any.

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“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six (6) plan years made or accrued an obligation to make contributions.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Defaulting Lender” shall mean each Lender other than a Defaulting Lender.

“Note” shall mean a Revolving Note, a Swingline Note, a FILO A Note or a FILO B Note, as applicable, as each may be amended, amended and restated, restated, supplemented or otherwise modified from time to time.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“Obligations” shall mean, collectively, the Revolving Obligations, the FILO A Obligations and the FILO B Obligations. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall exclude any Excluded Swap Obligation.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Account” shall mean the Borrower’s main operating Deposit Account (account no.: xxxxxx7526) held at Wells Fargo or any successor Deposit Account approved by the Administrative Agent.

“Osmium/Tensile” shall mean Osmium Partners, LLC, Tensile Capital Management, LLC and their respective Affiliates.

“Other Liabilities” shall mean, collectively, (a) all Secured Bank Product Obligations, (b) all Secured Cash Management Obligations, and (b) all Secured Swap Obligations.

“Other Taxes” shall mean any and all present or future stamp, court, intangible, recording, filing, documentary, excise, property or similar Taxes arising from any payment made hereunder or from the execution, delivery, performance or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto.

“Outstanding Amount” shall mean (a) with respect to the Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof (after giving effect to any borrowings and prepayments or repayments of Revolving Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit as Revolving Loans) and Swingline Loans, as the case may be, occurring on such date); (b) with respect to any LC Obligations on any date, the amount of such LC Obligations on such date after giving effect to any LC Credit Extension occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including as a result of any reimbursements of outstanding LC Obligations (including any refinancing of outstanding LC Obligations as Revolving Loans) or any reductions in the Stated Amount under Letters of Credit taking effect on such date; and (c) with respect to the FILO A Loans or FILO B Loans, as applicable, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof.

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“Overadvance” shall mean any extension of credit (whether in the form of a Credit Extension, or advance made by the Administrative Agent) under the Revolving Facility, to the extent that, immediately after its having been made (or deemed made), the Aggregate Revolving Exposure exceeds the Revolving Loan Cap (or, solely, for purposes of determining the existence of a Protective Advance or Unintentional Overadvance, any such Credit Extension, advance, or providing of credit support resulting in Availability being less than the amount required pursuant to Section 6.10).

“Paid in Full” or “Payment in Full” shall mean:

(a)            the payment in full in cash of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of all or any of the Loans and (ii) all outstanding LC Disbursements, together with accrued and unpaid interest thereon;

(b)            in the case of contingent reimbursement obligations with respect to Letters of Credit, the termination, expiration, or cancellation and return of all outstanding Letters of Credit, or at the Administrative Agent’s option (i) the receipt of Cash Collateral on terms and conditions reasonably satisfactory to the Administrative Agent (or the applicable Issuing Bank with respect to such Letters of Credit) or (ii) or a back-up letter of credit payable to the Administrative Agent (or at Administrative Agent’s option, any applicable Issuing Bank) issued by a bank reasonably acceptable to the Administrative Agent (or if issued to an Issuing Bank, a bank reasonably acceptable to such Issuing Bank) in form and substance reasonably satisfactory to the Administrative Agent (or if issued to such Issuing Bank, in form and substance reasonably acceptable to such Issuing Bank), in either case, in an amount equal to 105% of the outstanding LC Obligations as of the date of such payment;

(c)            the payment in full in cash of all accrued and unpaid fees (including the Unused Line Fee, the Letter of Credit Fee and any Issuing Bank Fees);

(d)            in the case of Secured Bank Product Obligations, the payment in full in cash of such Secured Bank Product Obligations, or solely to the extent agreed to by the applicable Secured Bank Product Provider, at the applicable Secured Bank Product Provider’s option, either (i) the receipt of Cash Collateral in respect of such Secured Bank Product Obligations on terms and conditions reasonably satisfactory to such Person, (ii) a letter of credit payable to such Secured Bank Product Provider issued by a bank reasonably acceptable to such Secured Bank Product Provider in form and substance reasonably satisfactory to such Secured Bank Product Provider, or (iii) such other arrangements with respect to such Secured Bank Product Obligations as may be reasonably satisfactory to such Secured Bank Product Provider;

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(e)            in the case of Secured Cash Management Obligations, the payment in full in cash of such Secured Cash Management Obligations or, solely to the extent agreed to by the applicable Secured Cash Management Bank, at the option of the applicable Secured Cash Management Bank, either (i) the receipt by the applicable Secured Cash Management Bank of Cash Collateral in order to secure such Secured Cash Management Obligations on terms and conditions reasonably satisfactory to such Secured Cash Management Bank or (ii) such other arrangements with respect to such Secured Cash Management Obligations as may be reasonably satisfactory to such Secured Cash Management Bank;

(f)            in the case of Secured Swap Obligations, the payment in full in cash of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under all Secured Swap Obligations (other than any Secured Swap Obligations that, at such time, are allowed by the applicable Secured Swap Provider to remain outstanding without being required to be repaid;

(g)            the payment in full in cash of all reimbursable expenses and of all other Obligations not otherwise addressed by clauses (a) through (f) above (other than obligations for taxes, indemnification, charges and other inchoate or contingent or reimbursable liabilities for which no claim or demand for payment has been made or, in the case of indemnification, no notice has been given (or, in each case, reasonably satisfactory arrangements have otherwise been made) and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon; and

(h)            the termination of all outstanding Commitments.

“Parent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Parent Entity” shall mean any of (a) Holdings and (b) any other Person of which Holdings is a Subsidiary.

“Participant” shall have the meaning assigned to such term in Section 9.04(g).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(g).

“Payment Conditions” shall mean, with respect to any Payment Conditions Transaction, the requirements that:

(a)            as of the date of such Payment Conditions Transaction, and after giving effect to such Payment Conditions Transaction, no Event of Default shall exist or have occurred and be continuing or would result from such Payment Conditions Transaction;

(b)            immediately after giving pro forma effect to such Payment Conditions Transaction (other than any Payment Conditions Transaction consisting of a Specified FILO B Prepayment), Availability (x) on the date of such Payment Conditions Transaction and (y) at all times during the sixty (60) consecutive days immediately preceding such Payment Conditions Transaction, in each case, shall be greater than the greater of (i) $25.0 million and (ii) 25% of the Modified Revolving Loan Cap;

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(c)            immediately after giving pro forma effect to such Payment Conditions Transaction consisting of a Specified FILO B Prepayment, Availability (x) on the date of such Payment Conditions Transaction, (y) at all times during the sixty (60) consecutive days immediately preceding such Payment Conditions Transaction and (z) as reasonably projected by the Borrower in good faith at all times during the six (6) month period immediately following such Payment Conditions Transaction, in each case, shall be greater than the greater of (i) $12.5 million and (ii) 12.5% of the Modified Revolving Loan Cap, and

(d)           the Administrative Agent shall have received, at least three (3) Business Days and not more than five (5) Business Days (or such shorter or longer period of time, as applicable, as may be agreed by the Administrative Agent in its sole discretion) prior to the date of such Payment Conditions Transaction, a certificate of the Borrower signed by a Financial Officer of the Borrower giving notice of the intent to consummate such Payment Conditions Transaction and certifying compliance with the foregoing conditions (including calculations of Availability and, in the event clause (c) is applicable, reasonably detailed projections of Availability based on assumptions reasonably satisfactory to the Administrative Agent).

“Payment Conditions Transaction” shall mean any payment, transaction or other action subject to the satisfaction of Payment Conditions.

“Payment Recipient” shall have the meaning assigned to such term in Section 9.27(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” shall mean a certificate in form reasonably satisfactory to the Administrative Agent that provides information with respect to the Loan Parties and the Property of each Loan Party.

“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR.”

“Permitted Business Acquisition” shall mean any acquisition by the Borrower or any other Loan Party of all or substantially all of the assets of, or All Outstanding Equity Interests in, a Person or division or line of business of a Person; provided that: (i) on the date of execution of the purchase agreement in respect of such acquisition, no Event of Default shall have occurred and be continuing or would result therefrom; (ii) if the aggregate total consideration to be paid by the Borrower or any Subsidiary exceeds $2.5 million, the Borrower shall have delivered to the Administrative Agent at least five (5) days prior to such Acquisition a certificate of a Responsible Officer of the Borrower to such effect, together with all financial information for such Subsidiary or assets that is reasonably requested by the Administrative Agent and available to the Borrower; (iii) if (with respect to any acquisition of a Person or any Equity Interests in a Person) the acquired Person shall not become a Subsidiary Guarantor or (with respect to any acquisition of assets) the assets shall be acquired by a Subsidiary that is not a Subsidiary Guarantor, the aggregate amount of cash or property paid by the Loan Parties in connection with such acquisition shall not exceed amounts permitted by Sections 6.04(q) or (r); and (iv) the Payment Conditions shall be satisfied with respect to such Permitted Business Acquisition.

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“Permitted Discretion” shall mean a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset based lender) business judgment.

“Permitted Investments” shall mean:

(a)            direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding two (2) years;

(b)            time deposit accounts, certificates of deposit and money market deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250.0 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one (1) nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c)            repurchase obligations with a term of not more than one hundred eighty (180) days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)           commercial paper, maturing not more than one (1) year after the date of acquisition, issued by a corporation organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-2 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e)            securities with maturities of two (2) years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s;

(f)            shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above; and

(g)           money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5.0 billion.

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“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Permitted Refinancing Indebtedness), except as otherwise permitted under Section 6.01, (b) other than with respect to Indebtedness permitted pursuant to Section 6.01(h) and Section 6.01(i), such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, (c) if the Indebtedness being Refinanced is (i) by its terms subordinated in right of payment to the Obligations under this Agreement or (ii) unsecured Indebtedness, such Permitted Refinancing Indebtedness shall (A) (x) be subordinated in right of payment to such Obligations on terms not materially less favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole, or (y) remain unsecured, respectively, and (B) have a final maturity date equal to or later than one hundred eighty (180) days after the Latest Maturity Date, (d) no Permitted Refinancing Indebtedness shall have obligors or contingent obligors that were not obligors or contingent obligors (or that would not have been required to become obligors or contingent obligors) in respect of the Indebtedness being Refinanced except to the extent otherwise permitted under Section 6.01 or Section 6.04, and (e) if the Indebtedness being Refinanced is (or would have been required to be) secured with any ABL Priority Collateral, such Permitted Refinancing Indebtedness shall (x) be secured by a Junior Lien with respect to the ABL Priority Collateral pursuant to an intercreditor arrangement reasonably satisfactory to the Administrative Agent and (y) have a final maturity date equal to or later than one hundred eighty (180) days (or ninety (90) days in the case of Indebtedness permitted pursuant to Section 6.01(j)) after the Latest Maturity Date.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, individual or family trust, or other organization (whether or not a legal entity), or any government or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” shall have the meaning assigned to such term in Section 5.04.

“Portal” shall have the meaning assigned to such term in Section 2.03(a).

“Post-Petition Financing” shall mean, in connection with any Insolvency Proceeding with respect to a Loan Party, the consensual use of cash collateral by, or the provision of financing or financial accommodations to, such Loan Party (including, in either event, all of the terms and conditions established and/or approved in connection with the consensual use of cash collateral, financing or financial accommodations).

“Prohibited Transaction” shall have the meaning assigned to such term in Section 406 of ERISA and/or Section 4975(c) of the Code.

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“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including cash, securities, accounts, contract rights and Equity Interests or other ownership interests of any Person), whether now in existence or owned or hereafter acquired.

“Proposed Action” has the meaning assigned to such term in Section 2.19(c).

“Protective Advance” shall mean any Credit Extension (including any such Credit Extension resulting in an Overadvance) made or deemed to exist by the Administrative Agent, in its discretion, which:

(a)            is made to:

(i)            maintain, protect or preserve the Collateral and/or the Loan Parties’ rights under the Loan Documents or which is otherwise for the benefit of the Loan Parties; or

(ii)          enhance the likelihood of, or to maximize the amount of, repayment of any Obligation;

(iii)          pay any other amount chargeable to any Loan Party hereunder; and

(b)            advances described in clause (a) of this definition, together with all other Protective Advances then outstanding, shall not (i) exceed the greater of (A) five percent (5%) of the Revolving Borrowing Base (without giving effect to any FILO Deficiency Reserves) at any time and (B) $5 million or (ii) unless a Liquidation is taking place, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Revolving Lenders otherwise agree; provided, however, that the foregoing shall not (i) modify or abrogate any of the provisions regarding the Revolving Lenders’ obligations with respect to Letters of Credit or Swingline Loans, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances, and such Unintentional Overadvances shall not reduce the amount of Protective Advances allowed hereunder.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 5.04.

“Purchase Date” shall have the meaning assigned to such term in Section 7.10 (a).

“Purchase Notice” shall have the meaning assigned to such term in Section 7.10(a).

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“Purchase Option Event” shall mean the occurrence of any of the following: (a) the Administrative Agent shall notify the FILO B Documentation Agent of its intention to (by itself or at the direction of the Required Lenders) sell, lease or otherwise dispose of all or substantially all of the Collateral whether by private or public sale or to release any Loan Party from its Obligations under this Agreement, in each case in accordance with Section 9.08(e), (b) the Administrative Agent shall consent to any Liquidation of all or substantially all of the Borrowing Base Collateral (or if any such Liquidation is otherwise commenced or is the subject of a binding agreement among any Loan Party and a liquidator), (c) any FILO B Event of Default shall occur, (d) any Event of Default under Section 7.01(h) or Section 7.01(i) shall occur, (e) any Event of Default under Section 7.01(d) shall occur, but only to the extent (x) such Event of Default arises from the Loan Parties’ failure to comply with the provisions of Section 6.01, Section 6.02, Section 6.05 (in each case, as in effect on the Closing Date) and (y) such Event of Default has not been waived or cured within thirty (30) days, (f) any Event of Default under Section 7.01(e) shall occur, but only to the extent (x) such Event of Default arises from the Loan Parties’ failure to comply with the provisions of Section 5.07 and (y) such Event of Default has not been waived or cured within thirty (30) days, (g) any assignment by the Revolving Lenders and/or FILO A Lenders that results in more than twenty-five percent (25%) of either the Aggregate Revolving Exposure or the Aggregate FILO A Exposure, as applicable, being held by one or more Persons (together with each such Person’s Affiliates and Related Funds) that is not a financial institution regulated by the Board, or (h) any assignment by the Revolving Lenders and/or FILO A Lenders that results in more than fifty percent (50%) of either the Aggregate Revolving Exposure or the Aggregate FILO A Exposure, as applicable, being held by one or more Persons (together with each such Person’s Affiliates and Related Funds) that are not financial institutions regulated by the Board.

“Purchasing Creditors” shall have the meaning assigned to such term in Section 7.10(a).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.21.

“Qualified Capital Stock” shall mean any Equity Interest of any Person that does not by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) provide for scheduled payments of dividends in cash (other than at the option of the issuer) prior to the date that is, at the time of issuance of such Equity Interest, ninety-one (91) days after the Latest Maturity Date, (b) become mandatorily redeemable at the option of the holder thereof (other than for Qualified Capital Stock or pursuant to customary provisions relating to redemption upon a change of control or sale of assets) pursuant to a sinking fund obligation or otherwise prior to the date that is, at the time of issuance of such Equity Interest, ninety-one (91) days after the Latest Maturity Date or (c) become convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests that are not Qualified Capital Stock; provided further, that if any such Equity Interest is issued pursuant to a plan for the benefit of the employees, directors, officers, managers or consultants of Holdings (or any Parent Entity thereof), the Borrower or its Subsidiaries or by any such plan to such Persons, such Equity Interest shall not be regarded as an Equity Interest not constituting Qualified Capital Stock solely because it may be required to be repurchased by Holdings (any Parent Entity), the Borrower or its Subsidiaries in order to satisfy applicable regulatory obligations.

“Real Property” shall have the meaning assigned to such term in Section 3.07(c).

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“Real Property Documents” shall mean, with respect to any real property, (a) a FIRREA compliant appraisal of such real property from appraisers engaged by the Administrative Agent, (b) Flood Documentation reasonably satisfactory to the Administrative Agent and each Regulated Lender Entity, (c) survey documentation reasonably satisfactory to the Administrative Agent, (d) a Title Insurance Policy, (e) opinions addressed to the Administrative Agent and the Lenders of (i) local counsel in each jurisdiction where the Mortgaged Property is located with respect to the enforceability of the Mortgages and other matters customarily included in such local law opinions and (ii) counsel for the Borrower regarding due authorization, execution and delivery of the Mortgages, in each case, in form and substance reasonably satisfactory to the Administrative Agent, (f) such other requirements or documents as may be reasonably requested by the Administrative Agent and Required Lenders and (g) any other documentation or confirmation required to be delivered or made pursuant to Section 5.09(f) and Section 5.09(g).

“Recovery” shall have the meaning assigned to such term in Section 7.06.

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” “Refinancing” and “Refinanced” shall have meanings correlative thereto.

“Refunding Capital Stock” shall have the meaning assigned to such term in Section 6.06(j).

“Register” shall have the meaning assigned to such term in Section 9.04(e).

“Regulated Lender Entity” shall have the meaning assigned to such term in Section 5.09(f).

“Regulation D” shall mean Regulation D of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Date” shall have the meaning assigned to such term in Section 2.05(b)(i).

“Related Fund” shall mean, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (i) such Lender, (ii) an Affiliate of such Lender or (iii) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person’s Affiliates; provided that, with respect to any Issuing Bank, “Related Parties” shall include its branches and its correspondent and advising banks.

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“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment. “Released” shall have a meaning correlative thereto.

“Relevant Governmental Body” shall mean the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto.

“Rent and Charges Reserve” shall mean a reserve maintained against the Revolving Borrowing Base established by the Administrative Agent from time to time in its Permitted Discretion in respect of (a) all past due rent and other amounts due and owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Eligible Inventory and could legally assert a Lien on any Inventory, excluding any amounts being contested in accordance with Section 5.03; and (b) at least equal to two months’ rent and other periodic charges that would reasonably be expected to be payable to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person, unless such Person has executed a Lien Waiver; provided that this clause (b) shall only apply to Large Inventory Locations and to locations in jurisdictions that are Landlord Lien Jurisdictions. As of the Closing Date, the Rent and Charges Reserve is set forth (and calculated using the methodology) in the Borrowing Base Certificate delivered on the Closing Date. The Administrative Agent reserves the right to determine and calculate the Rent and Charges Reserve in accordance with the first sentence of this definition at any time after the Closing Date in the event circumstances, conditions, events or contingencies that would cause the Administrative Agent to implement a Rent and Charges Reserve change in a manner adverse to the Administrative Agent and the Lenders (it being understood that the existence of amounts of the type described under clause (a) above shall be deemed to be adverse to the Administrative Agent and the Lenders).

“Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Report” shall mean reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code), other than those events as to which the thirty (30)-day notice period referred to in Section 4043(c) of ERISA has been waived.

“Request for Credit Extension” shall mean (a) with respect to a Borrowing, conversion or continuation of Loans, an electronic notice via the Portal or SOFR Loan Notice, (b) with respect to an LC Credit Extension, a LC Application and, if required by the applicable Issuing Bank, a Standby Letter of Credit Agreement or Commercial Letter of Credit Agreement, as applicable, and (c) with respect a Swingline Loan, a Swingline Loan Notice.

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“Required FILO A Lenders” shall mean, at any time of determination, those FILO A Lenders who collectively hold more than 50.0% of the Aggregate FILO A Exposure at such time; provided that, if at any time there shall be two (2) or more FILO A Lenders that are Unaffiliated Lenders and Non-Defaulting Lenders, then Required FILO A Lenders shall include at least two (2) such FILO A Lenders that are Unaffiliated Lenders and Non-Defaulting Lenders. For purposes of calculating Required FILO A Lenders, the portion of the Aggregate FILO A Exposure held by any Defaulting Lender shall be excluded for purposes of making a determination of Required FILO A Lenders.

“Required FILO B Lenders” shall mean, at any time of determination, those FILO B Lenders who collectively hold more than 50.0% of the Aggregate FILO B Exposure at such time; provided that, if at any time there shall be two (2) or more FILO B Lenders that are Unaffiliated Lenders and Non-Defaulting Lenders, then Required FILO B Lenders shall include at least two (2) such FILO B Lenders that are Unaffiliated Lenders and Non-Defaulting Lenders. For purposes of calculating Required FILO B Lenders, the portion of the Aggregate FILO B Exposure held by any Defaulting Lender shall be excluded for purposes of making a determination of Required FILO B Lenders.

“Required Lenders” shall mean, at any time of determination, those Lenders who collectively hold more than 50.0% of the sum of (a) the Aggregate Revolving Commitments at such time (or if the Revolving Commitments shall have been terminated, the Aggregate Revolving Exposure at such time (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in LC Obligations being deemed “held” by such Revolving Lender for purposes of this definition)), plus (b) the Aggregate FILO A Exposure at such time, plus (c) the Aggregate FILO B Exposure at such time; provided that, if at any time there shall be two (2) or more Revolving Lenders that are Unaffiliated Lenders and Non-Defaulting Lenders, then Required Lenders shall include at least two (2) such Revolving Lenders that are Unaffiliated Lenders and Non-Defaulting Lenders. For purposes of calculating Required Lenders, the unused Commitments of, and the portion of the Aggregate Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” shall mean, at any time of determination, those Revolving Lenders who collectively hold more than 50.0% of the Aggregate Revolving Commitments at such time (or if the Revolving Commitments shall have been terminated, the Aggregate Revolving Exposure at such time (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in LC Obligations being deemed “held” by such Revolving Lender for purposes of this definition)); provided that, if at any time there shall be two (2) or more Revolving Lenders that are Unaffiliated Lenders and Non-Defaulting Lenders, the Required Revolving Lenders shall include at least two (2) such Revolving Lenders that are Unaffiliated Lenders and Non-Defaulting Lenders. For purposes of calculating Required Revolving Lenders, the unused Revolving Commitment of, and the portion of the Aggregate Revolving Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

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“Required Supermajority FILO A Lenders” shall mean, at any time of determination, those FILO Lenders who collectively hold more than 66⅔% of the Aggregate FILO A Exposure at such time; provided that, if at any time there shall be two (2) or more FILO A Lenders that are Unaffiliated Lenders and Non-Defaulting Lenders, then Required Supermajority FILO A Lenders shall include at least two (2) such FILO A Lenders that are Unaffiliated Lenders and Non-Defaulting Lenders. For purposes of calculating Required Supermajority FILO A Lenders, the portion of the Aggregate FILO A Exposure held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Supermajority FILO A Lenders.

“Required Supermajority Revolving Lenders” shall mean, at any time of determination, those Revolving Lenders who collectively hold more than 66⅔% of the Aggregate Revolving Commitments at such time (or if the Revolving Commitments shall have been terminated, the Aggregate Revolving Exposure at such time (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in LC Obligations being deemed “held” by such Revolving Lender for purposes of this definition)); provided that, if at any time there shall be two (2) or more Revolving Lenders that are Unaffiliated Lenders and Non-Defaulting Lenders, the Required Supermajority Revolving Lenders shall include at least two (2) such Revolving Lenders that are Unaffiliated Lenders and Non-Defaulting Lenders. For purposes of calculating Required Supermajority Revolving Lenders, the unused Revolving Commitment of, and the portion of the Aggregate Revolving Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Supermajority Revolving Lenders.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, with respect to any Person, any executive officer or Financial Officer of such Person or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of such Person as an authorized signatory of any certificate or other document to be delivered hereunder, including, with respect to the Portal, any person authorized and authenticated through the Portal in accordance with the Administrative Agent’s procedures for such authentication. Any document delivered pursuant to any Loan Document that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Debt Payment” shall have the meaning assigned to such term in Section 6.09(b).

“Restricted Payment” shall have the meaning assigned to such term in Section 6.06.

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“Revolving Borrowing Base” shall mean, at any time of determination, the sum of the following as set forth (other than with respect to clause (e) or clause (f)) in the most recently delivered Borrowing Base Certificate:

(a)          the product of (i) the face amount of Eligible Credit Card Receivables multiplied by (ii) the Credit Card Receivables Advance Rate for the Revolving Borrowing Base; plus

(b)          the product of (i) the Cost of Eligible Inventory, multiplied by (ii) the Inventory Advance Rate for the Revolving Borrowing Base, multiplied by (iii) the Appraised Value Percentage of such Inventory; provided that amounts included in this clause (b) on account of In-Transit Inventory shall be subject to the In-Transit Inventory / Letter of Credit Caps; plus

(c)          with respect to any Eligible Letter of Credit, the product of (i) the Cost of the Inventory supported by such Eligible Letter of Credit, multiplied by (ii) the Inventory Advance Rate for the Revolving Borrowing Base, multiplied by (iii) the Appraised Value Percentage of such Inventory; provided that amounts included in this clause (c) on account of Eligible Letter of Credit shall be subject to the In-Transit Inventory / Letter of Credit Caps; minus

(d)          any then applicable FILO Deficiency Reserves; minus

(e)          the Availability Reserve.

“Revolving Commitment” shall mean, as to any Lender, its obligation to make Revolving Loans and to participate in LC Obligations, Swingline Loans and Protective Advances up to the maximum principal amount shown on Schedule 2.01(a) under the heading “Revolving Commitment”, as hereafter modified pursuant to an Assignment and Acceptance to which it is a party. “Revolving Commitments” shall mean the aggregate amount of such commitments of all Revolving Lenders. As of the Closing Date, the aggregate principal amount of the Revolving Commitments is $110.0 million.

“Revolving Commitment Increase” shall have the meaning assigned to such term in Section 2.22(a)(i).

“Revolving Commitment Increase Notice” shall have the meaning assigned to such term in Section 2.22(a)(ii).

“Revolving Exposure” shall mean, with respect to any Revolving Lender at any time, the sum of (a) the Outstanding Amount of such Revolving Lender’s Revolving Loans at such time, (b) the LC Exposure of such Revolving Lender at such time, (c) the Swingline Loan Obligations of such Lender, and (d) an amount equal to such Revolving Lender’s Revolving Facility Percentage of the aggregate principal amount of Protective Advances outstanding at such time.

“Revolving Facility” shall mean the revolving credit facility provided in this Agreement for the making of Revolving Loans and the issuance of Letters of Credit.

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“Revolving Facility Percentage” shall mean, with respect to any Revolving Lender, a fraction (expressed as a percentage, carried out to the ninth (9th) decimal place), the numerator of which is the Revolving Commitment of such Revolving Lender at such time and the denominator of which is the aggregate Revolving Commitments of all Revolving Lenders. If the Revolving Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any subsequent assignments pursuant to Section 9.04. The initial Revolving Facility Percentage of each Revolving Lender is set forth opposite the name of such Revolving Lender on Schedule 2.01(a) or in the Assignment and Acceptance pursuant to which such Revolving Lender becomes a party hereto, as applicable. The Revolving Facility Percentage of each Revolving Lender shall be determined by the Administrative Agent and shall be conclusive absent manifest error.

“Revolving Increase Date” shall have the meaning assigned to such term in Section 2.22(a)(ii).

“Revolving Increase Lender” shall have the meaning assigned to such term in Section 2.22(a)(ii).

“Revolving Loan” shall have the meaning assigned to such term in Section 2.01(a).

“Revolving Loan Cap” shall mean, at any time of determination, an amount equal the lesser of (a) the aggregate amount of all Revolving Commitments at such time and (b) the Revolving Borrowing Base at such time.

“Revolving Lenders” shall mean the Lenders holding Revolving Commitments and/or Revolving Loans.

“Revolving Note” shall mean a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit E-1.

“Revolving Obligations” shall mean (a) all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Revolving Loan, Protective Advance, or Letter of Credit (including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide Cash Collateral therefor), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party or any Subsidiary thereof of any Insolvency Proceeding naming such Person as the debtor in such Insolvency Proceeding, regardless of whether such interest, fees costs, expenses and indemnities are allowed claims in such Insolvency Proceeding, and (b) any Other Liabilities; provided that Revolving Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party. Without limiting the generality of the foregoing, the Revolving Obligations of the Loan Parties under the Loan Documents (and any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, LC Disbursements, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party or any of its Subsidiary to any Revolving Secured Party under any Loan Document, including commissions, charges, expenses, fees, indemnities and other amounts that accrue after the commencement by or against any Loan Party of any Insolvency Proceeding naming such Person as the debtor in such Insolvency Proceeding, regardless of whether such commissions, charges, expenses, fees, indemnities and other amounts are allowed claims in such Insolvency Proceeding and (b) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Revolving Secured Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary in accordance with, and to the extent permitted by, the Loan Documents.

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“Revolving Secured Parties” shall mean, collectively, the Administrative Agent, the Revolving Lenders, the Secured Cash Management Banks, the Secured Bank Product Providers, the Secured Swap Providers and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 8.01(c).

“Revolving Termination Date” shall mean the Scheduled Maturity Date for the Revolving Facility (as set forth in clause (a) of the definition of Scheduled Maturity Date).

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the or by the United Nations Security Council, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person directly or indirectly owned or controlled (individually or in the aggregate) by any such Person or Persons described in the foregoing clauses (a) or (b), clause (d) below or by any Sanctioned Country, or (d) any Person otherwise the subject, or target, of any Sanctions.

“Sanctions” shall mean individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by:  (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any Loan Party or any of their respective Subsidiaries or Affiliates.

“Scheduled Maturity Date” shall mean (a) with respect to the Revolving Facility, May 10, 2027, (b) with respect to the FILO A Facility, May 10, 2027 and (c) with respect to the FILO B Facility, May 10, 2027.

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“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Bank Product Obligations” shall mean Bank Product Obligations owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than Wells Fargo and its Affiliates so long as Wells Fargo is the Administrative Agent) reasonably specified by such provider in writing to the Administrative Agent in accordance with Section 2.23; provided that “Secured Bank Product Obligations” shall not include Bank Product Obligations arising from Bank Products where the documentation relating thereto specifically provides that the Revolving Lender or Affiliate of a Revolving Lender that is providing such Bank Product is not entitled to the benefit of the Collateral with respect to such Bank Product Obligations.

“Secured Bank Product Provider” shall mean (a) Wells Fargo or any of its Affiliates and (b) any other Revolving Lender or Affiliate of a Revolving Lender that is providing a Bank Product provided that, in the case of this clause (b), prior to or within ten (10) Business Days after entering into such Bank Product (or, with respect to any Bank Product existing as of the Closing Date, within ten (10) Business Days after the Closing Date), such provider delivers written notice to the Administrative Agent in accordance with Section 2.23 and otherwise in form and substance reasonably satisfactory to the Administrative Agent, which has been countersigned by the Borrower to designate such Bank Product as a Secured Bank Product Obligation, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 8.12). If, at any time, any Revolving Lender ceases to be a Revolving Lender under this Agreement (prior to the Payment in Full of the Obligations), then, from and after the date on which such Person so ceases to be a Revolving Lender hereunder, neither such Revolving Lender nor any of its Affiliates shall constitute a Secured Bank Product Provider and the obligations with respect to Bank Products provided by such former Revolving Lender or any of its Affiliates shall in no event constitute Secured Bank Product Obligations for purposes hereof.

“Secured Cash Management Banks” shall mean (a) Wells Fargo or any of its Affiliates; and (b) any other Revolving Lender or Affiliate of a Revolving Lender that is providing a Cash Management Services. If, at any time, any Revolving Lender ceases to be a Revolving Lender under this Agreement (prior to the Payment in Full of the Obligations), then, from and after the date on which such Person so ceases to be a Revolving Lender hereunder, neither such Revolving Lender nor any of its Affiliates shall constitute a Secured Cash Management Bank and the obligations with respect to Cash Management Services provided by such former Revolving Lender or any of its Affiliates shall in no event constitute Secured Cash Management Obligations for purposes hereof.

“Secured Cash Management Obligations” shall mean all Cash Management Obligations, other than any Cash Management Obligations arising from Cash Management Services where the documentation relating thereto specifically provides that the Revolving Lender or Affiliate of a Revolving Lender that is providing such Cash Management Services is not entitled to the benefit of the Collateral with respect to such Cash Management Services.

“Secured Parties” shall mean, collectively, the Revolving Secured Parties, the FILO A Secured Parties and the FILO B Secured Parties.

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“Secured Swap Obligations” shall mean Swap Agreement Obligations owing to a Secured Swap Provider, up to the maximum amount (in the case of any Secured Swap Provider other than Wells Fargo and its Affiliates so long as Wells Fargo is the Administrative Agent) reasonably specified by such provider in writing to the Administrative Agent in accordance with Section 2.23; provided that “Secured Swap Obligations” shall not include Swap Agreement Obligations arising from Swap Agreements where the documentation relating thereto specifically provides that the Revolving Lender or Affiliate of a Revolving Lender that is providing such Swap Agreement is not entitled to the benefit of the Collateral with respect to such Swap Agreement Obligations.

“Secured Swap Provider” shall mean (a) Wells Fargo or any of its Affiliates and (b) any other Revolving Lender or Affiliate of a Revolving Lender that is providing a Swap Agreement to a Loan Party or any Subsidiary of a Loan Party; provided that, in the case of this clause (b), prior to or within ten (10) Business Days after entering into such Swap Agreement (or, with respect to any such Swap Agreements existing as of the Closing Date, within ten (10) Business Days after the Closing Date), such provider delivers written notice to the Administrative Agent in accordance with Section 2.23 and otherwise in form and substance reasonably satisfactory to the Administrative Agent, which has been countersigned by the Borrower to designate such Swap Agreement as a Secured Swap Obligation, (i) describing the Swap Agreement and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 8.12). If, at any time, any Revolving Lender ceases to be a Revolving Lender under this Agreement (prior to the Payment in Full of the Obligations), then, from and after the date on which such Person so ceases to be a Revolving Lender hereunder, neither such Revolving Lender nor any of its Affiliates shall constitute a Secured Swap Provider and the obligations with respect to Swap Agreements provided by such former Revolving Lender or any of its Affiliates shall in no event constitute Secured Swap Obligations for purposes hereof.

“Securities Act” shall mean the Securities Act of 1933.

“Security Documents” shall mean the Collateral Agreement, the Mortgages, and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Obligations, including all other security agreements, pledge agreements, mortgages, deeds of trust, and Control Agreements now or hereafter executed by any Loan Party and delivered to the Administrative Agent.

“Settlement Date” has the meaning assigned to it in Section 2.18(g).

“Shrink” shall mean Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” shall mean a Borrowing comprised of SOFR Loans.

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“SOFR Loan” shall mean a Loan that bears interest at a rate determined by reference to Adjusted Term SOFR (other than pursuant to clause (c) of the definition of “Base Rate”).

“SOFR Loan Notice” means a notice, substantially in the form of Exhibit D-1, for a SOFR Borrowing or continuation pursuant to Section 2.02 or Section 2.07.

“Specified Event of Default” shall mean any Event of Default arising under Section 7.01(a) (solely relating to a material misrepresentation contained in any Borrowing Base Certificate), (b), (c), (d) (solely relating to a failure to comply with Section 5.12(c) or (d) or Section 6.10), (e)(i), (e)(ii) (solely relating to a failure to comply with Section 5.04(a), (b) or (c)), (h), (i), or (m).

“Specified FILO B Credit Extension Condition” shall mean, in connection with a Credit Extension consisting of FILO B Loans to be made pursuant to any FILO B Delayed Incremental Commitments or any FILO B Incremental Commitment under clause (ii) and (iii) of Section 2.01(c) or otherwise, the requirement that the applicable FILO B Loans not be incurred prior to the earlier of (i) the First Amendment Effective Date; or (ii) November 9, 2022.

“Specified FILO B Prepayments” shall mean, during any twelve (12) consecutive month period, voluntary prepayments of the FILO B Loans, in an aggregate principal amount of up to $3 million (and which shall be made in $1.0 million increments), made during any four (4) consecutive month period commencing on the date of the making of the initial prepayment during such period (such period, the “Specified FILO B Prepayment Period”; it being understood that any subsequent Specified FILO Prepayment Period can commence no earlier than one (1) year after the date of such initial prepayment in connection with the most recent Specified FILO B Prepayment Period and specified by the Borrower at the time of such prepayment, by written notice to the Administrative Agent and the FILO B Documentation Agent, as “Specified FILO B Prepayments”, so long as the Payment Conditions are satisfied on a pro forma basis immediately after giving effect to any such prepayment; provided, however, the Specified FILO B Prepayment Period shall not be available unless and until the FILO B Delayed Incremental Loan is fully funded by the FILO B Lenders. Notwithstanding anything to the contrary in any Loan Document, no FILO B Prepayment Premium (or other prepayment fee) shall be due as a result of any Specified FILO B Prepayment until the earlier of (x) the end of the Specified FILO B Prepayment Period applicable to such Specified FILO B Prepayment (to the extent the amount of such Specified FILO B Prepayment is not reborrowed in accordance with Section 2.01(c) during the applicable Specified FILO B Prepayment Period) and (y) the Maturity Date for the FILO B Facility, and in the event any such FILO B Prepayment Premium (or other prepayment fee) shall become due and payable pursuant to clause (x) above, all amounts in respect thereof shall be paid in cash, or at the option of the FILO B Lenders, by capitalizing and adding such amounts to the outstanding principal of the FILO B Loans.  In the event that, during any Specified FILO B Prepayment Period, the amount of voluntary prepayments made during such period exceeds the amount of FILO B Loans requested and made during such period (which, if made, shall be in $1.0 million increments), the FILO B Commitment shall be automatically reduced by an amount equal to such excess.

“Specified FILO B Prepayment Period” shall have the meaning assigned to such term in the definition of Specified FILO B Prepayments.

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“Spring-Out Date” shall mean the first date following the ninth month anniversary of the First Amendment Effective Date on which Availability was at all times during the sixty (60) consecutive days prior to such date in excess of the greater of (a) $25.0 million and (b) 25% of the Modified Revolving Loan Cap.

“Springing Maturity Date” shall mean the date that is ninety-one (91) days prior to the stated maturity of the Term Loan Obligations or of any Permitted Refinancing Indebtedness that refinances the Term Loan Obligations if such Refinancing Indebtedness has a maturity that is not later than ninety-one (91) days after the Revolving Termination Date; provided that no Springing Maturity Date shall occur if the Borrower has, on or prior the date referred to above, either (a) repaid or otherwise discharged all of the Term Loans (in accordance with the terms of the Term Loan Documents) or (b) refinanced the Term Loans Obligations or any Refinancing Indebtedness that refinances the Term Loan Obligations such that the maturity date of the Term Loan Obligations or any such Refinancing Indebtedness that refinances the Term Loan Obligations is at least 91 days after the Revolving Termination Date.

“Standard Letter of Credit Practice” shall mean, for any Issuing Bank, any Applicable Law or letter of credit practices applicable in the city in which the Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such Applicable Laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which Applicable Laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Standby Letter of Credit” shall mean any Letter of Credit that is not a Commercial Letter of Credit.

“Standby Letter of Credit Agreement” shall mean the Standby Letter of Credit Agreement relating to the issuance of a Standby Letter of Credit in the form from time to time in use by the applicable Issuing Bank.

“Stated Amount” shall mean at any time the maximum amount for which a Letter of Credit may be honored as provided in Section 1.10.

“Subordinated Indebtedness” shall mean any unsecured Indebtedness of the Borrower or any Subsidiary that is expressly subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent.

“Subordinated Intercompany Debt” shall have the meaning assigned to such term in Section 6.01(d).

“Subsidiary” shall mean any direct or indirect subsidiary of the Borrower or a Loan Party, as applicable.

“subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, by the parent and/or one or more subsidiaries of the parent.

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“Subsidiary Guarantor” shall mean each Loan Party other than Holdings and the Borrower.

“Supply Agreement” shall mean certain Program Inventory Supply Agreement, dated as of July 8, 2022, entered into by and among Gordon Brothers Retail Partners, LLC, a Delaware limited liability company, as “Program Agent” (the “Program Agent”) and certain of the Loan Parties as consignee.

“Supply Agreement Reserve” shall mean a reserve maintained against the Revolving Borrowing Base established by the Administrative Agent from time to time in its Permitted Discretion in respect of (a) all past due amounts due and owing by a Loan Party to Program Agent under the Supply Agreement and (b) amounts that could reasonably be expected to be payable to Program Agent under the Supply Agreement in the ordinary course or any “program fee” which could become due and payable upon termination or expiration of the Supply Agreement (excluding in all events amounts required to be paid to the Program Agent for the purchase of the program inventory being purchased by the Loan Parties as a result of a termination or expiration of the Supply Agreement.)

“Supported QFC” has the meaning assigned to such term in Section 9.21.

“Swap Agreement” shall mean any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act and any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one (1) or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or other employee benefit plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management or consultants of Holdings, the Borrower or any of their Subsidiaries shall be a Swap Agreement.

“Swap Agreement Obligations” shall mean any and all obligations of the Loan Parties and their Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Revolving Lender or an Affiliate of a Revolving Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction permitted hereunder with a Revolving Lender or an Affiliate of a Revolving Lender.

“Swap Obligation” shall mean, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

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“Swap Obligations Reserve” shall mean the aggregate amount of reserves established by the Administrative Agent from time to time in its Permitted Discretion in respect of Secured Swap Obligations.

“Swingline Borrowing” shall means a borrowing of a Swingline Loan pursuant to Section 2.04.

“Swingline Lender” shall mean Wells Fargo, in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder.

“Swingline Loan” has the meaning assigned to such term in Section 2.04(a).

“Swingline Loan Notice” shall mean a notice of a Swingline Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit D-2.

“Swingline Loan Obligations” shall mean, as at any date of determination, the aggregate Outstanding Amount of all Swingline Loans. The Swingline Loan Obligations of any Revolving Lender at any time shall be its Revolving Facility Percentage of the total Swingline Loan Obligations at such time.

“Swingline Note” shall mean a promissory note made by the Borrower in favor of the Swingline Lender evidencing Swingline Loans made by the Swingline Lender, substantially in the form of Exhibit E-4.

“Swingline Sublimit” shall mean, at any time of determination, an amount equal to the lesser of (a) $10.0 million and (b) the aggregate Revolving Commitments. The Swingline Sublimit is part of, and not in addition to, the Revolving Commitments.

“Tax and Trust Funds” shall mean cash, cash equivalents or other assets comprised solely of (a) funds used for payroll and payroll taxes and other employee benefit payments to or for the benefit of such Loan Party’s employees in the current period (which may be monthly or quarterly, as applicable), (b) all taxes required to be collected, remitted or withheld in the current period (which may be monthly or quarterly, as applicable) (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)) and (c) any other funds which any Loan Party holds in trust or as an escrow or fiduciary for another person (which is not an Affiliate of a Loan Party) in the ordinary course of business and in connection with a transaction or arrangement not prohibited under this Agreement.

“Tax Distributions” shall have the meaning assigned to such term in Section 6.06(e).

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), assessments, fees or withholdings imposed by any Governmental Authority and any and all interest and penalties related thereto.

“Term Loan Agent” shall mean Alter Domus (US) LLC, in its capacity as “Administrative Agent” under the Term Loan Agreement and the other Term Loan Documents, together with its successors and permitted assigns.

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“Term Loan Agreement” shall mean that certain Credit Agreement, dated as of December 31, 2020, by and among the Borrower, the Guarantors, the lenders party thereto and the Term Loan Agent, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time to the extent permitted under the Intercreditor Agreement.

“Term Loan Documents” shall mean the “Loan Documents” as defined in the Term Loan Agreement.

“Term Loan Lenders” shall mean the “Lenders” under and as defined in the Term Loan Agreement.

“Term Loan Obligations” shall mean all obligations of the Loan Parties, which are incurred or owing under the Term Loan Documents, including all obligations in respect of the payment of principal, interest, fees, prepayment premiums and indemnification obligations, and obligations in respect of any refinancing of such Indebtedness permitted under this Agreement and under the Intercreditor Agreement; provided that such Indebtedness is subject to the Intercreditor Agreement.

“Term Loan Priority Collateral” shall have the meaning assigned such term in the Intercreditor Agreement.

“Term Loan Priority Collateral Account” shall mean a Deposit Account subject to the sole dominion and control of the Term Loan Agent which holds solely identifiable proceeds of Term Loan Priority Collateral pending reinvestment or the application thereof to the Term Loan Obligations in accordance with the Term Loan Documents and the Intercreditor Agreement.

“Term Loan Secured Parties” shall mean the Term Loan Agent and the Term Loan Lenders.

“Term Loans” shall mean those Term Loans borrowed by the Borrower pursuant to the Term Loan Agreement in the original aggregate principal amount of $25.0 million. As of the Closing Date, after giving effect to the Transactions occurring on the Closing Date, the outstanding principal amount of the Term Loans is 25.0 million.

“Term SOFR” means,

(a)            (i) for any calculation with respect to a SOFR Loan that is a Revolving Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day or (ii) for any calculation with respect to a SOFR Loan that is a FILO A Loan or a FILO B Loan, for any day in any calendar month, the Term SOFR Reference Rate for a tenor of one month on such day (such day, the “Periodic Term SOFR Determination Day”), in each case, that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period (or in the case of any determination with respect to a FILO B Loan, prior to the first day of such calendar month), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 4:00 p.m., Local Time, on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

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(b)            for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 4:00 p.m., Local Time, on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Adjustment” shall mean, in the case of Revolving Loans, a percentage equal to 0.10% per annum, and in the case of FILO A Loans or FILO B Loans, a percentage equal to 0.00% per annum.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Title Insurance Policy” shall mean a mortgagee’s loan policy, in form and substance reasonably satisfactory to the Administrative Agent, together with all endorsements reasonably requested by the Administrative Agent, issued by or on behalf of a title insurance company reasonably satisfactory to the Administrative Agent, insuring the Lien created by a Mortgage in an amount and on terms reasonably satisfactory to the Administrative Agent, delivered to the Administrative Agent.

“Thirteen Week Cash Flow Statement” shall mean a rolling thirteen week cash flow statement prepared by the Borrower and furnished to the Administrative Agent and FILO B Documentation Agent on or before the First Amendment Effective Date, which shall include a weekly cash flow including information on a line item basis as to (x) projected cash receipts, (y) projected disbursements, capital expenditures, asset sales and any fees and expenses relating to the Loan Documents), and (z) a calculation of each Borrowing Base and Availability which shall be in form and substance acceptable to the Administrative Agent and FILO B Documentation Agent.

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“Transaction Costs” shall mean fees and expenses payable or otherwise borne by Holdings, any other Parent Entity, the Borrower and its Subsidiaries in connection with the Transactions (described on clauses (a) through (c) of such term) occurring on or about the Closing Date.

“Transactions” shall mean, collectively, the transactions to occur pursuant to the Loan Documents, including (a) the execution and delivery of the Loan Documents and the initial borrowings hereunder, (b) the execution and delivery of any amendments to the Term Loan Documents, (c) the repurchase of a portion of the Term Loans on the Closing Date (promptly after the effectiveness of this Agreement) for the aggregate purchase price of $5,000,000, whereupon such repurchased Term Loans shall be extinguished (the “Closing Date Repurchase Transaction”), (d) the repayment of the Existing ABL Debt, and (e) the payment of Transaction Costs.

“Type,” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include Adjusted Term SOFR and the Base Rate.

“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by the applicable Issuing Bank for use.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unaffiliated Lenders” means Lenders who are not Affiliates or Related Funds of one another.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided, further, that, if by reason of mandatory provisions of law, priority perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state of New York, “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such priority, perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

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“Unintentional Overadvance” shall mean an Overadvance which, to the Administrative Agent’s knowledge, did not constitute an Overadvance when made but which has become an Overadvance resulting from changed circumstances beyond the control of the Secured Parties, including (a) a reduction in the Appraised Value Percentage, (b) components of the Revolving Borrowing Base, the FILO A Borrowing Base or the FILO B Borrowing Base on any date thereafter being deemed ineligible, (c) the imposition of, or increase in, the Availability Reserve or any FILO Deficiency Reserve or a reduction in advance rates after the funding of any Loan or advance or the issuance, renewal or amendment of a Letter of Credit, (d) the return of uncollected checks or other items of payment applied to the reduction of Loans or other similar involuntary or unintentional actions, or (e) any misrepresentation by the Loan Parties.

“United States” and “U.S.” shall mean the United States of America.

“Unused Line Fee” shall have the meaning assigned to such term in Section 2.12(b).

“Unused Line Fee Rate” shall mean 0.25% per annum, calculated based upon the actual number of days elapsed over a 360-day.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided that for purposes of notice requirements in Section 2.03 or Section 2.07, such day is also a Business Day.

“U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” shall have the meaning assigned to such term in Section 9.21.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.17(e)(ii)(B)(3).

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Adequate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107 56 (signed into law October 26, 2001)).

“Weekly Variance Report” shall mean a weekly report in form and substance acceptable to the Administrative Agent showing a variance for the prior four week cumulative period and the immediately preceding week of the actual performance compared to the Thirteen Week Cash Flow Statement.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including a payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth that will elapse between such date and the making of such payment); by (b) the outstanding principal amount of such Indebtedness.

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“Wells Fargo” shall mean Wells Fargo Bank, National Association and its successors.

“Wells Fargo Factored Receivables” shall mean any Accounts originally owed or owing by a Loan Party to another Person which have been purchased by or factored with Wells Fargo or any of its Affiliates pursuant to a factoring arrangement or otherwise with the Person that sold the goods or rendered the services to the Loan Party which gave rise to such Account.

“Wells Fargo Factoring Arrangement” shall mean the services and products provided to Borrower by Wells Fargo and one or more of its Affiliates, with respect to or in connection with Wells Fargo Factored Receivables.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02      Terms Generally.

(a)            The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, the Loan Documents in which the reference appears unless the context shall otherwise require.

(b)            Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or other document, agreement or instrument (including any by-laws, limited partnership agreement, limited liability company agreement, articles of incorporation, certificate of limited partnership or certificate of formation, as the case may be) shall mean such Loan Document, agreement or instrument as amended, restated, amended and restated, supplemented, otherwise modified, replaced, renewed, extended or refinanced from time to time and any reference in this Agreement to any Person shall include a reference to such Person’s permitted assigns and successors-in-interest.

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Section 1.03      Accounting Terms.

(a)            Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that if an amendment is requested by the Borrower or the Required Lenders, then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of such affected provisions (without the payment of any amendment or similar fees to the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof subject to the approval of the Required Lenders (not to be unreasonably withheld, conditioned or delayed); provided further that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value,” as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)            Notwithstanding anything to the contrary contained in Section 1.0(a) or the definition of Capital Lease Obligations, only those leases (assuming for purposes hereof that such leases were in existence prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)”) that would have constituted capital or capitalized leases or financing leases (and, for the avoidance of doubt, Capital Lease Obligations) in conformity with GAAP as in effect prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842), shall be considered capital or capitalized leases or financing leases (and, for the avoidance of doubt, Capital Lease Obligations) for all purposes under this Agreement (other than for purposes of Sections 5.04(a), (b) or (c)) and the other Loan Document, and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to giving effect to the adoption of ASU No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842)).

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(c)            It is understood that from and after the February 25, 2022, Holdings and its Subsidiaries have and will continue to utilize a 5-4-4 reporting period method of accounting with a fiscal year ending on the Saturday closest to June 30th of each calendar year. The fiscal year of Holdings and its Subsidiaries is divided into four quarters of 13 weeks, each beginning on a Sunday and containing one five-week “month” followed by two 4-week “months.” An additional week is included in the fourth fiscal quarter approximately every five years to realign fiscal quarters with calendar quarters. Each fiscal quarter and fiscal year of Holdings ending after the Closing Date shall commence and end as set forth on Schedule 1.03.

Section 1.04      Rounding. Except as otherwise expressly provided herein, any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one (1) place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.05      Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day (other than as described in the definition of Interest Period), the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

Section 1.06      Classification; Payment Conditions.

(a)            For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09, in the event that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, affiliate transaction, contractual restriction or prepayment of Indebtedness meets the criteria of more than one (1) of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09, the Borrower, in its sole discretion, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one (1) category; provided that such transaction or item (or any portion thereof) may not be reclassified into Section 6.01(g), 6.04(r), 6.05(h), 6.06(i), 6.09(b), 6.09(d), 6.09(e).

(b)            Not less than three (3) Business Days prior and not more than five (5) Business Days prior to the consummation of any Permitted Business Acquisition, Investment pursuant to Section 6.04(r), Disposition pursuant to Section 6.05(h), Restricted Payment pursuant to Section 6.06(i), Restricted Debt Payment pursuant to Section 6.09(b), applicable payment in respect of the Term Loan Obligations pursuant to Section 6.09(d), or applicable payment in respect of the FILO A Loans or the FILO B Loans pursuant to Section 6.09(e), the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying that as of the date of the applicable Permitted Business Acquisition, Investment, Disposition, Restricted Payment or Restricted Debt Payment, as applicable, the Payment Conditions will be satisfied on a pro forma basis after giving effect to such transaction together with reasonably detailed calculations of Availability.

Section 1.07      References to Laws. Unless otherwise expressly provided herein, references to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.

Section 1.08      [Reserved].

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Section 1.09      Interest Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.14(b), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.10      Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP (in the case of any Commercial Letter of Credit) or Rule 3.13 or Rule 3.14 of the ISP (in the case of any Standby Letter of Credit) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Banks and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

Section 1.11      Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. Any reference in any Loan Document to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by any Person, or an allocation of assets to a series of Persons (or the unwinding of such a Division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person.

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Section 1.12           Cashless Settlement. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.

ARTICLE II

The Credits

Section 2.01           Facilities.

(a)           Revolving Facility. Subject to the terms and conditions set forth herein (including the conditions set forth in Article IV), each Revolving Lender severally agrees to make revolving loans (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day from and after the Closing Date through the Maturity Date for the Revolving Facility, in an aggregate amount not to exceed such Revolving Lender’s Revolving Commitment; provided that, after giving effect to any such Revolving Loans, each of the applicable Credit Extension Conditions shall be satisfied. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, Revolving Loans may be repaid and reborrowed as provided herein.

(b)           FILO A Facility. Subject to the terms and conditions set forth herein (including the conditions set forth in Article IV), each FILO A Lender severally agrees to make a term loan (such loans, collectively, “FILO A Loans”) to the Borrower on the Closing Date in an amount equal to such FILO A Lender’s FILO A Commitment; provided that, after giving effect to any such FILO A Loans, (A) each of the applicable Credit Extension Conditions shall be satisfied and (B) the Aggregate FILO A Exposure shall not exceed the FILO A Borrowing Base, except to the extent a FILO A Deficiency Reserve has been established in the amount of such excess. Upon each applicable FILO A Lender making its portion of the FILO A Loan on the Closing Date, the FILO A Commitment of such FILO A Lender shall be terminated. FILO A Loans made pursuant to this Agreement and repaid or prepaid may not be reborrowed.

(c)            FILO B Facility. Subject to the terms and conditions set forth herein (including the conditions set forth in Article IV), each FILO B Lender severally agrees to make the following term loans to the Borrower (collectively, the “FILO B Loans”): (i) a term loan to the Borrower on the Closing Date in an amount equal to $5.0 million, (ii) each FILO B Lender with a FILO B Delayed Incremental Commitment severally agrees to make a FILO B Delayed Incremental Loan to the Borrower on the date agreed pursuant to Section 2.22(b) in a principal amount not to exceed such FILO B Lender’s FILO B Delayed Incremental Commitment, and (iii) each FILO B Lender with a FILO B Incremental Commitment severally agrees to make a FILO B Incremental Loan to the Borrower on the date agreed pursuant to Section 2.22(b) in a principal amount not to exceed such FILO B Lender’s FILO B Incremental Commitment; provided that, after giving effect to any such FILO B Loans, (A) each of the applicable Credit Extension Conditions shall be satisfied, (B) the Aggregate FILO B Exposure shall not exceed the FILO B Borrowing Base, except to the extent a FILO B Deficiency Reserve has been established in the amount of such excess, and (C) solely in the case of FILO B Loans to be made pursuant to clause (ii) and (iii) of this Section 2.01(c), the Specified FILO B Credit Extension Condition shall be satisfied. Upon each applicable FILO B Lender making its portion of each FILO B Loan, the applicable FILO B Commitment of such FILO B Lender shall be terminated. FILO B Loans made pursuant to this Agreement and repaid or prepaid may not be reborrowed; provided, however, that, in the event the Borrower has made any Specified FILO B Prepayments, the Borrower shall be entitled to reborrow such amounts as FILO B Loans under this Agreement during the Specified FILO Prepayment Period applicable to such Specified FILO B Prepayments, subject to the terms of this Agreement, including the satisfaction of the conditions set forth in Section 4.02. In the event amounts repaid during a Specified FILO Prepayment Period are not reborrowed during such Specified FILO Prepayment Period, such amounts may not be reborrowed.

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Section 2.02           Loans and Borrowings.

(a)           Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Revolving Lender to make any Revolving Loan required to be made by such Revolving Lender shall not relieve any other Revolving Lender of its obligations hereunder.

(b)           Each FILO A Loan shall be made as part of a Borrowing consisting of FILO A Loans made by the FILO A Lenders ratably in accordance with their respective FILO A Commitments. The failure of any FILO A Lender to make any FILO A Loan required to be made by such FILO A Lender shall not relieve any other FILO A Lender of its obligations hereunder.

(c)           Each FILO B Loan shall be made as part of a Borrowing consisting of FILO B Loans made by the FILO B Lenders ratably in accordance with their respective FILO B Commitments. The failure of any FILO B Lender to make any FILO B Loan required to be made by such FILO B Lender shall not relieve any other FILO B Lender of its obligations hereunder.

(d)           Subject to Section 2.14, each Borrowing shall be (i) comprised entirely of SOFR Loans or Base Rate Loans as the Borrower may request in accordance herewith and (ii) (x) in the case of SOFR Loans, in a minimum amount of $1,000,000, or an increment of $100,000 in excess thereof or (y) in the case of Base Rate Loans, no minimum amount or predetermined increment shall apply. Each Lender at its option may make any SOFR Loan or Base Rate Loans by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that, any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

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(e)            Borrowings of more than one Class and Type may be outstanding at the same time; provided that, without the consent of the Administrative Agent, after giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect with respect to SOFR Loans.

Section 2.03           Requests for Borrowings and Notices.

(a)            Each request of a Borrowing (other than a Borrowing of a FILO B Loan) consisting of a Base Rate Loan shall be made by electronic request of the Borrower through the Administrative Agent’s Commercial Electronic Office Portal or through such other electronic portal provided by the Administrative Agent (the “Portal”), which must be received by the Administrative Agent not later than 12:00 p.m., Local Time, on the requested date of any Borrowing of Base Rate Loans. The Borrower hereby acknowledges and agrees that any request made through the Portal shall be deemed made by a Responsible Officer of the Borrower. Each request for a Borrowing consisting of a SOFR Loan (other than a Borrowing of a FILO B Loan) shall be made pursuant to the Borrower’s submission of a SOFR Loan Notice, which must be received by the Administrative Agent not later than not later than 12:00 p.m., Local Time, three (3) U.S. Government Securities Business Days prior to the requested date of any Borrowing or continuation of SOFR Loans (provided that any initial Borrowing of any such SOFR Loan on the Closing Date may be made pursuant to the Borrower’s submission of a SOFR Loan Notice, which must be received by the Administrative Agent not later than 2:00 p.m., Local Time, two (2) U.S. Government Securities Business Days prior to the Closing Date). All requests for a Borrowing which are not made by electronic request of the Borrower through the Portal shall be subject to (and unless the Administrative Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) the Administrative Agent’s authentication process (with results satisfactory to the Administrative Agent) prior to the funding of any such requested Borrowing. Each request for a FILO B Loan shall be made pursuant to the Borrower’s submission of a borrowing request in writing and containing the information required by Section 2.03(b), which must be received by the Administrative Agent and the FILO B Documentation Agent not later than not later than 12:00 p.m., Local Time, five (5) Business Days prior to the requested date of any such FILO B Loan (provided that the initial Borrowing of the FILO B Loans on the Closing Date may be made pursuant to the Borrower’s submission of a borrowing request, which must be received by the Administrative Agent not later than 2:00 p.m., Local Time, two (2) Business Days prior to the Closing Date).

(b)           Each Request for Credit Extension with respect to a Loan shall specify the following information in compliance with Section 2.02:

(i)            the aggregate amount of the requested Borrowing;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          the Class and Type of the Borrowing, and in the case of a SOFR Borrowing consisting of Revolving Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

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(iv)          the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an Base Rate Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing consisting of Revolving Loans, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration with respect to such Borrowing. Promptly following receipt of a Request for Credit Extension in accordance with this Section 2.03, the Administrative Agent shall advise each Appropriate Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. On the requested date of any SOFR Borrowing consisting Revolving Loans, (i) in the event that Revolving Loans that are Base Rate Loans are outstanding in an amount equal to or greater than the requested SOFR Borrowing consisting Revolving Loans, all or a portion of such Base Rate Loans shall be automatically converted to a SOFR Loan in the amount requested by the Borrower, and (ii) if Revolving Base Rate Loans are not outstanding in an amount at least equal to such requested SOFR Borrowing, the Borrower shall make an electronic request via the Portal for additional Revolving Loans that are Base Rate Loans in such amount, when taken with the outstanding Revolving Loans that are Base Rate Loans (which shall be converted automatically at such time), as is necessary to satisfy such requested SOFR Borrowing. If the Borrower fails to make such additional request via the Portal as required pursuant to clause (ii) of the foregoing sentence, then the Borrower shall be responsible for all amounts due pursuant to Section 2.16 arising on account of such failure.

(c)           The Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Facility Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(b). In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m., Local Time, on the Business Day specified in the applicable notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), the Administrative Agent shall use reasonable efforts to make all funds so received available to the Borrower in like funds by no later than 4:00 p.m., Local Time, on the day of receipt by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(d)           The Administrative Agent, without the request of the Borrower, may advance any interest, fee, service charge (including direct wire fees), expenses, or other payment to which any Secured Party is entitled from the Loan Parties pursuant hereto or any other Loan Document and may charge the same to the Loan Account notwithstanding that an Overadvance may result thereby. The Administrative Agent shall advise the Borrower of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrower’s obligations under Section 2.11(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.03(d) shall bear interest at the interest rate then and thereafter applicable to Revolving Loans that are Base Rate Loans.

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Section 2.04           Swingline Loans.

(a)           The Swingline Sub-facility. Subject to the terms and conditions set forth herein, the Swingline Lender may, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.04, make loans (each such loan, a “Swingline Loan”) to the Borrower from time to time on any Business Day prior to the Maturity Date for the Revolving Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit, notwithstanding the fact that such Swingline Loans, when aggregated with the Revolving Facility Percentage of the Outstanding Amount of Revolving Loans and LC Obligations of the Revolving Lender acting as Swingline Lender, may exceed the amount of such Revolving Lender’s Revolving Commitment; provided, however, that after giving effect to any Swingline Loan, the applicable Credit Extension Conditions are satisfied, and provided, further, that the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.11(d), and reborrow under this Section 2.04. Each Swingline Loan shall bear interest only at the rate applicable to Revolving Loans that are Base Rate Loans. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Revolving Facility Percentage multiplied by the amount of such Swingline Loan. The Swingline Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by the Swingline Lender in connection with Swingline Loans made by it or proposed to be made by it as if the term “Administrative Agent” as used in Article VIII included the Swingline Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Swingline Lender.

(b)           Borrowing Procedures for Swingline Loans. Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 12:00 p.m., Local Time, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a written Swingline Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swingline Lender of any telephonic Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent at the request of the Required Revolving Lenders prior to 1:00 p.m., Local Time, on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender may, not later than 2:00 p.m., Local Time, on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds.

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(c)            Refinancing of Swingline Loans.

(i)            The Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on their behalf), that each Revolving Lender make a Revolving Loan that is a Base Rate Loan in an amount equal to such Revolving Lender’s Revolving Facility Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.02 and the conditions set forth in Section 4.02. Each Revolving Lender shall make an amount equal to its Revolving Facility Percentage of the amount of such outstanding Swingline Loan available to the Administrative Agent in immediately available funds for the account of the Swingline Lender not later than 12:00 p.m., Local Time, on the day specified by the Swingline Lender, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii)           If for any reason any Swingline Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for Revolving Loans that are Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)          If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)          Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

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(d)           Repayment of Participations.

(i)            At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Revolving Facility Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by the Swingline Lender.

(ii)           If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender pursuant to this Agreement (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Revolving Facility Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Revolving Lenders under this clause shall survive the Payment in Full of the Obligations and the termination of this Agreement.

(e)            Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Revolving Facility Percentage of any Swingline Loan, interest in respect of such Revolving Facility Percentage shall be solely for the account of the Swingline Lender.

(f)            Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.

Section 2.05           Letters of Credit.

(a)            Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement (including this Section 2.05), upon the request of the Borrower made in accordance herewith, and prior to the Maturity Date for the Revolving Facility, each Issuing Bank agrees to issue Letters of Credit denominated in Dollars for the account of any Borrower or, subject to Section 2.05(g), any Subsidiary.

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(i)            By submitting a request to the applicable Issuing Bank for the issuance of a Letter of Credit, the Borrower shall be deemed to have requested that the applicable Issuing Bank issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment or extension of any outstanding Letter of Credit, shall be (i) irrevocable and be made in writing pursuant to a an LC Application by a Responsible Officer, (ii) delivered to the applicable Issuing Bank and to the Administrative Agent via telefacsimile or other electronic method of transmission reasonably acceptable to the applicable Issuing Bank not later than 11:00 a.m. at least two (2) Business Days (or such other date and time as the Administrative Agent and the applicable Issuing Bank may agree in a particular instance in their sole discretion) prior to the requested date of issuance, amendment or extension, and (iii) subject to the applicable Issuing Bank’s authentication procedures with results satisfactory to the applicable Issuing Bank. The amendment, renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit for purposes of this Agreement, except that delivery of a new LC Application may be required or waived at the discretion of the applicable Issuing Bank. Each request for the issuance of a Letter of Credit, or the amendment or extension of any outstanding Letter of Credit, shall be in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment or extension, identification of the Letter of Credit to be so amended or extended) as shall be necessary to prepare, amend or extend such Letter of Credit, and (ii) shall be accompanied by such LC Documents as the Administrative Agent or the applicable Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the LC Documents that the applicable Issuing Bank generally requests for Letters of Credit in similar circumstances. The Administrative Agent’s records of the content of any such request will be conclusive.

(ii)           No Issuing Bank shall have any obligation to issue a Letter of Credit unless, after giving effect to the requested issuance, each of the applicable Credit Extension Conditions (including each of the LC Conditions) shall be satisfied. If, in sufficient time to act, the applicable Issuing Bank receives written notice from Required Lenders that a LC Condition has not been satisfied, such Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, the applicable Issuing Bank shall not be deemed to have knowledge of any failure of the LC Conditions to be satisfied

(iii)          In the event that a reallocation of the Fronting Exposure with respect to LC Obligations of a Defaulting Lender that is a Revolving Lender pursuant to Section 2.21(a) does not fully cover the Fronting Exposure with respect to LC Obligations of such Defaulting Lender and such Defaulting Lender has not Cash Collateralized its obligations or otherwise made arrangements reasonably satisfactory to the applicable Issuing Bank, the applicable Issuing Bank may require the Borrower to Cash Collateralize such remaining Fronting Exposure in respect of each outstanding Letter of Credit and will have no obligation to issue new Letters of Credit, or to extend, renew or amend existing Letters of Credit to the extent the Fronting Exposure with respect to LC Obligations would exceed the Revolving Commitments of the Non-Defaulting Lenders that are Revolving Lenders, unless such remaining Fronting Exposure with respect to LC Obligations is Cash Collateralized. In addition, an Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

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(A)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any requirement of law relating to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it, or

(B)            the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(iv)          The Borrower understands and agrees that no Issuing Bank is required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, each applicable Issuing Bank, in its sole and absolute discretion, may give notice of non-extension of any applicable Letter of Credit and, if the Borrower does not at any time want the then-current expiration date of such Letter of Credit to be extended, the Borrower will so notify the Administrative Agent and the applicable Issuing Bank at least thirty (30) calendar days prior to the date the applicable Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Letter of Credit.

(v)           All Existing Letters of Credit shall constitute Letters of Credit under this Agreement on and after the Closing Date with the same effect as if such Existing Letters of Credit were issued by the applicable Issuing Bank at the request of the Borrower on the Closing Date.

(b)            Reimbursement; Participations.

(i)            If any Issuing Bank shall make any LC Disbursement under a Letter of Credit, the Borrower shall pay to such Issuing Bank, by 1:00 p.m. (Local Time) (or such later time as the Administrative Agent may agree) within one Business Day following receipt by the Borrower of notice from the relevant Issuing Bank (“Reimbursement Date”), the amount paid by such Issuing Bank under such Letter of Credit, together with interest at the interest rate for Revolving Loans that are Base Rate Loans from the Reimbursement Date until payment by the Borrower. The obligation of the Borrower to reimburse the applicable Issuing Bank for any LC Disbursement shall be absolute, unconditional, irrevocable and, subject to Section 2.05(d)(v), shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that the Borrower may have at any time against the beneficiary. Unless the Borrower notifies the Administrative Agent that it intends to reimburse the applicable Issuing Bank for a drawing under a Letter of Credit, whether or not the Borrower submits a Request for Credit Extension, the Borrower shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans in an amount necessary to pay all amounts due to the applicable Issuing Bank on any Reimbursement Date and each Revolving Lender agrees to fund its Revolving Facility Percentage of such Borrowing whether or not the Revolving Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 4.02 are satisfied.

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(ii)           Promptly following receipt of a notice of an LC Disbursement pursuant to Section 2.05(b)(i), each Revolving Lender agrees to fund its Revolving Facility Percentage of any Revolving Loan deemed made pursuant to Section 2.05(d) on the same terms and conditions as if the Borrower had requested the amount thereof as a Revolving Loan, and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. By the issuance of a Letter of Credit (or an amendment or extension of a Letter of Credit) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, each Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased, a participation in each Letter of Credit issued by such Issuing Bank, in an amount equal to its Revolving Facility Percentage of such Letter of Credit, and each such Revolving Lender agrees to pay to the Administrative Agent, for the account of each applicable Issuing Bank, such Revolving Lender’s Revolving Facility Percentage of any LC Disbursement made by such Issuing Bank under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, such Revolving Lender’s Revolving Facility Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by Borrower on the Reimbursement Date as provided in Section 2.03(d), or of any reimbursement payment that is required to be refunded (or that the Administrative Agent or the applicable Issuing Bank elects, based upon the advice of counsel, to refund) to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to the Administrative Agent, for the account of each applicable Issuing Bank, an amount equal to its Revolving Facility Percentage of each LC Disbursement pursuant to this Section 2.05(b)(ii) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of a Default or Event of Default or the failure to satisfy any condition set forth in Section 4.02. If any such Revolving Lender fails to make available to the Administrative Agent the amount of such Revolving Lender’s Revolving Facility Percentage of an LC Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and the Administrative Agent (for the account of each applicable Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender, together with interest thereon at the Defaulting Lender Rate until paid in full.

(iii)          The obligation of each Revolving Lender to make payments to the Administrative Agent for the account of an Issuing Bank in connection with such Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of: (A) any lack of validity or unenforceability of any Loan Documents; (B) any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or (C) the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. No Issuing Bank assumes any responsibility for any failure or delay in performance or any breach by the Borrower or other Person of any obligations under any LC Documents. The Issuing Banks do not make to the Revolving Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Loan Party. No Issuing Bank shall be responsible to any Revolving Lender for: (A) any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; (B) the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or (C) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party.

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(c)            Cash Collateral. Except as otherwise provided herein, if any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default has occurred and is continuing, (b) that any Overadvance exists, (c) after the Maturity Date for the Revolving Facility, or (d) the LC Expiration Date shall have occurred, then the Borrower shall, at the Issuing Banks’ or the Administrative Agent’s request, provide Cash Collateral in an amount equal to 105% of the Outstanding Amount of all LC Obligations (or, in the case of clause (b) above, 100% the Stated Amount of all outstanding Letters of Credit). The Borrower hereby grants to the Administrative Agent a security interest in all Cash Collateral in respect of any LC Obligations, whether pursuant to this Section 2.05(c) or otherwise pursuant to this Agreement. Cash Collateral held in respect of any LC Obligations pursuant to this Agreement shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo, except that Cash Collateral may be invested in Permitted Investments at the request of the Borrower and at the option and in the sole discretion of the Administrative Agent (and at the Borrower’s risk and expense); interest or profits, if any, on such investments shall accumulate in such account. If at any time the Administrative Agent determines that any funds held as Cash Collateral in respect to LC Obligations pursuant to this Agreement are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than minimum required amount required to be maintained as Cash Collateral pursuant to this Agreement, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such minimum required amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under Applicable Laws, to reimburse the applicable Issuing Bank and, to the extent not so applied, shall thereafter be applied to satisfy other Obligations in accordance with the terms of this Agreement. If the Borrower fails to provide any Cash Collateral as required under this Agreement, the Administrative Agent may (and shall upon direction of Required Revolving Lenders) advance, as Revolving Loans, the amount of the Cash Collateral required (whether or not the Revolving Commitments have terminated, an Overadvance exists or the conditions in Section 4.02 are satisfied), the proceeds of which shall be held as Cash Collateral for the outstanding LC Obligations.

(d)            Role of Issuing Banks; Indemnity, Etc.

(i)            The Borrower agrees to indemnify, defend and hold harmless each Revolving Secured Party (including each Issuing Bank and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including the L/C Issuer, a “Letter of Credit Related Person”) (to the fullest extent permitted by Applicable Law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any Letter of Credit Related Person (other than Taxes, which shall be governed by Section 2.17) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of the following:

(A)            any Letter of Credit or any pre-advice of its issuance;

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(B)            any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit;

(C)            any action or proceeding arising out of, or in connection with, any Letter of Credit (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;

(D)            any independent undertakings issued by the beneficiary of any Letter of Credit;

(E)            any unauthorized instruction or request made to any applicable Issuing Bank in connection with any Letter of Credit or requested Letter of Credit, or any error, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent;

(F)            an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;

(G)            any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document;

(H)            the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person;

(I)             any prohibition on payment or delay in payment of any amount payable by any Issuing Bank to a beneficiary or transferee beneficiary of a Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions;

(J)             any Issuing Bank’s performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation;

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(K)            any foreign language translation provided to any Issuing Bank in connection with any Letter of Credit;

(L)            any foreign law or usage as it relates to any Issuing Bank’s issuance of a Letter of Credit in support of a foreign guaranty including without limitation the expiration of such guaranty after the related Letter of Credit expiration date and any resulting drawing paid by any Issuing Bank in connection therewith; or

(M)           the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person;

provided, however, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification to the extent that such Letter of Credit Indemnified Costs may be finally determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted directly from the gross negligence, bad faith or willful misconduct of the Letter of Credit Related Person claiming indemnity. All amounts due under this Section 2.05(d)(i) shall be payable on written demand therefor from the applicable Letter of Credit Related Person accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested. The indemnification set forth in this Section 2.05(d)(i) shall survive the Payment in Full of the Obligations (or any portion thereof) and the termination of this Agreement.

(ii)           The liability of any Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by the Borrower that are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of the applicable Issuing Bank in (A) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (B) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (C) retaining Drawing Documents presented under a Letter of Credit. The Borrower’s aggregate remedies against any Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by the Borrower to the applicable Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.05(b)(i), plus interest at the rate then applicable to Revolving Loans that are Base Rate Loans hereunder. The Borrower shall take action to avoid and mitigate the amount of any damages claimed against the applicable Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by the Borrower under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by the Borrower as a result of the breach or alleged wrongful conduct complained of; and (y) the amount (if any) of the loss that would have been avoided had the Borrower taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing the applicable Issuing Bank to effect a cure.

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(iii)          The Borrower is responsible for the final text of each Letter of Credit as issued by any Issuing Bank, irrespective of any assistance the applicable Issuing Bank may provide such as drafting or recommending text or by the applicable Issuing Bank’s use or refusal to use text submitted by the Borrower. The Borrower understands that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by the applicable Issuing Bank, and the Borrower hereby consents to such revisions and changes not materially different from the application executed in connection therewith. The Borrower is solely responsible for the suitability of the Letter of Credit for the Borrower’s (or its applicable Subsidiary’s) purposes. The Borrower will examine the copy of each Letter of Credit and any other documents sent by the applicable Issuing Bank in connection therewith and shall promptly notify the applicable Issuing Bank (not later than three (3) Business Days following the Borrower’s receipt of documents from such Issuing Bank) of any non-compliance with the Borrower’s instructions and of any discrepancy in any document under any presentment or other irregularity.

(iv)          In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, each Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by such Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Each Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. The Issuing Banks may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents.

(v)           The Borrower assumes all risks of, and none of the Administrative Agent, any Issuing Bank or any Revolving Lender shall have any liability for, the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of the Administrative Agent, any Issuing Bank or any Revolving Lender shall be responsible for (A) the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any LC Documents; (B) any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any LC Documents; (C) the form, validity, sufficiency, accuracy, genuineness or legal effect of any LC Documents or of any endorsements thereon; (D) the time, place, manner or order in which shipment of goods is made; (E) partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or LC Documents; (F) any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; (G) any breach of contract between a shipper or vendor and the Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; (H) errors in interpretation of technical terms; (I) the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; and (J) any consequences arising from causes beyond the control of any applicable Issuing Bank, the Administrative Agent or any Revolving Lender, including any act or omission of a Governmental Authority. The Issuing Banks shall be fully subrogated to the rights and remedies of each beneficiary whose claims against the Borrower is discharged with proceeds of any Letter of Credit.

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(vi)          The Borrower’s reimbursement and payment obligations under this Section 2.05 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever; provided that, subject to Section 2.05(d)(ii), the foregoing shall not release any Issuing Bank from direct damages (as opposed to consequential damages) to the Borrower (or any of its applicable Subsidiaries) that are determined by a court of competent jurisdiction in a final and non-appealable judgment to have directly resulted from the gross negligence, bad faith or willful misconduct of the applicable Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of the Borrower to the applicable Issuing Bank arising under, or in connection with, this Section 2.05 or any Letter of Credit.

(vii)         Without limiting any other provision of this Agreement, each Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to the Borrower for, and each Issuing Bank’s rights and remedies against the Borrower and the obligation of the Borrower to reimburse each Issuing Bank for each drawing under each Letter of Credit shall not be impaired by:

(A)            honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

(B)            honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (1) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (2) under a new name of the beneficiary;

(C)            acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;

(D)            the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than the applicable Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);

(E)            acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that the applicable Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;

(F)            any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to any Borrower;

(G)            any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;

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(H)            assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(I)             payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(J)             acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where the applicable Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;

(K)            honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by the applicable Issuing Bank if subsequently the applicable Issuing Bank or any court or other finder of fact determines such presentation should have been honored;

(L)            dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

(M)           honor of a presentation that is subsequently determined by the applicable Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(viii)        Each Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by each Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” or “Agents” as used in Article VIII included the applicable Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to each Issuing Bank.

(ix)           Each Issuing Bank shall be deemed to have acted with due diligence and reasonable care if such Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.

(e)            Resignation or Removal of an Issuing Bank. Any Issuing Bank may resign at any time upon at least thirty (30) days’ prior written notice to the Administrative Agent and the Borrower. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. On the effective date of such resignation or replacement, the resigning or replaced Issuing Bank shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and obligations of an Issuing Bank hereunder, including under Sections 2.05, 8.06, and 9.05, relating to any Letter of Credit issued prior to such date. If after giving effect to any resignation or removal of an Issuing Bank in accordance with this Section 2.05(e) there would be no Issuing Bank under this Agreement, the Administrative Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Event of Default under Sections 7.01(b), (c), (h) (with respect to Holdings and the Borrower only) and (i) (with respect to Holdings and the Borrower only) has occurred and is continuing, shall be reasonably acceptable to the Borrower.

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(f)            Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank (other than Wells Fargo or any of its Affiliates) shall, in addition to its notification obligations set forth elsewhere in this Section 2.05, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, and amendments, all expirations and cancelations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends or extends any Letter of Credit, the date of such issuance, amendment or extension, and the Stated Amount of the Letters of Credit issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(g)            Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. In addition, the Borrower shall be responsible for delivery of any LC Application with respect to any Letter of Credit issued for the account of a Subsidiary and other obligations under this Agreement, and all communications (including notices) related to any such Letter of Credit shall be among the applicable Issuing Bank and the Borrower. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. Notwithstanding anything to the contrary herein, an Issuing Bank shall not be under any obligation to issue any Letter of Credit for the account of a Subsidiary unless such Issuing Bank has received all documentation and other information with respect to such Subsidiary required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and, if applicable, the Beneficial Ownership Regulation.

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(h)            Letter of Credit Practices. Unless otherwise expressly agreed by any applicable Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each Standby Letter of Credit, and (ii) the rules of the UCP shall apply to each Commercial Letter of Credit.

(i)            Conflicts with LC Documents. In the event of a direct conflict between the provisions of this Section 2.05 and any provision contained in any LC Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.05 shall control and govern. In addition, (a) no LC Documents shall (i) contain any representations and warranties, covenants or events of default not set forth in this Agreement and any representations and warranties, covenants and events of default shall be subject to the same qualifiers, exceptions and exclusions as those set forth in this Agreement or (ii) provide for any collateral security or Liens and (b) to the extent any of the foregoing provisions are contained therein and not contained herein, then such provisions shall be rendered null and void and any such qualifiers, exceptions and exclusions contained in this Agreement shall be deemed incorporated therein, mutatis mutandis.

Section 2.06           Funding of Borrowings.

(a)            Each Lender shall make a Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make the proceeds of such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Request for Credit Extension.

(b)            Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Request for Credit Extension that such Lender will not make available to the Administrative Agent such Lender’s share of the Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower agrees to pay to the Administrative Agent (provided, that any such payment by the Borrower to the Administrative Agent is without prejudice to any claim the Borrower may have against such applicable Lender) forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans under the applicable Facility. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

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Section 2.07           Interest Elections.

(a)            Each Borrowing initially shall be of the Type specified in the applicable Request for Credit Extension and, in the case of a SOFR Borrowing consisting of Revolving Loans, shall have an initial Interest Period as specified in such Request for Credit Extension; provided that all Swingline Loans shall be Base Rate Loans. Thereafter, the Borrower may elect to convert such Borrowing consisting of Revolving Loans to a different Type (but not to a different Class) or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing; provided that, for the avoidance of any doubt, all FILO A Loans and FILO B Loans shall, in each case, be maintained as part of the same Borrowing. This Section shall not apply to Protective Advances, which may not be converted or continued.

(b)            To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election either by telephone, in writing (delivered by hand or fax) by delivering an Interest Election Request signed by the Borrower, or through the Portal by the time that a Request for Credit Extension would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and each such telephonic Interest Election Request shall be confirmed promptly (but in any event on the same Business Day) by hand delivery or through the Portal to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower.

(c)            Each written or telephonic Interest Election Request (including requests submitted through the Portal) shall specify the following information:

(i)            the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be a SOFR Borrowing or a Base Rate Borrowing;

(iv)          if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” (provided that if any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration); and

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(v)           following any notice from the Administrative Agent contemplated by clause (e) of this Section 2.07, as of the date of such Interest Election Request, no event shall have occurred and be continuing or would result from the consummation of the conversion and/or continuation contemplated thereby that would constitute an Event of Default.

(d)           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Appropriate Lender to which such Interest Election Request relates of the details thereof and of such Lender’s Applicable Facility Percentage of each resulting Borrowing.

(e)            In the case of any Revolving Loan, if the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to a Base Rate Borrowing (1) at the end of the applicable Interest Period, in the case of Revolving Loans or FILO A Loans or (2) as of the date of such notice, in the case of FILO B Loans.

Section 2.08           Termination of Revolving Commitments.

(a)            The Revolving Commitments shall terminate on the Revolving Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least three (3) Business Days (or such shorter period of time as the Administrative Agent may agree in its reasonable discretion) prior written notice to the Administrative Agent at any time, the Borrower may, at its option, terminate the Revolving Commitments and this Agreement. Any notice of termination given by the Borrower shall be irrevocable; provided that such notice may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b)           The Borrower may permanently reduce the Revolving Commitments, on a ratable basis for each Revolving Lender, upon at least five (5) days (or such shorter period of time as the Administrative Agent may agree in its reasonable discretion) prior written notice to the Administrative Agent delivered at any time, which notice shall specify the amount of the reduction and shall be irrevocable once given; provided that the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder. Each reduction shall be in a minimum amount of $1,000,000, or an increment of $100,000 in excess thereof. If, after giving effect to any reduction of the Revolving Commitments, the Aggregate Letter of Credit Subline exceeds the amount of the Revolving Commitments, the Aggregate Letter of Credit Subline shall be automatically reduced by the amount of such excess.

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Section 2.09         Evidence of Debt.

(a)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)          The Administrative Agent shall maintain accounts (collectively, the “Loan Account”) in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s Applicable Facility Percentage thereof.

(c)          The entries made in the accounts maintained pursuant to Section 2.09(a) or (b) shall be prima facie evidence of the existence and amounts of the obligations recorded therein absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement and, provided further that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(d)          Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) one or more Notes, which shall evidence such Lender’s Revolving Loans (in the case of a Revolving Lender), FILO A Loans (in the case of a FILO A Lender) or FILO B Loans (in the case of a FILO B Lender). Each Note shall be payable to the applicable Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one (1) or more Notes in such form.

Section 2.10         Application of Payment in the Dominion Account. During any Cash Dominion Period, upon delivery of a written notice to the Borrower from the Administrative Agent that specifies that “cash dominion” is being instituted, the ledger balance in the Agent Dominion Account as of the end of each Business Day shall (subject to Section 7.03, if applicable) be applied to reduce the applicable outstanding Obligations at the beginning of the next Business Day during any Cash Dominion Trigger Period. Such funds shall be applied first, to prepay any outstanding Protective Advances until paid in full, second, to repay outstanding Swingline Loans until paid in full, third, to prepay any outstanding Revolving Loans until paid in full (without a corresponding reduction in the Revolving Commitments), fourth, to Cash Collateralize outstanding LC Obligations in an amount not to exceed 105% of the Outstanding Amount thereof, and fifth, to prepay outstanding FILO A Loans until paid in full (with prepayments of principal being applied to remaining amortization installments in inverse order of maturity). During a Cash Dominion Trigger Period, the Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds in the Agent Concentration Account or in the Concentration Account or any other Deposit Account subject to a Control Agreement, and agrees that the Administrative Agent shall have the continuing, exclusive right to apply and reapply the same against the outstanding Obligations, in accordance with the terms of this Agreement and the other Loan Documents.

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Section 2.11          Repayment and Prepayment of Loans.

(a)           Repayment of Loans.

(i)               Revolving Facility. In respect of the Revolving Facility, the Borrower promises to repay to the Administrative Agent, for the ratable account of each Appropriate Lender, the aggregate unpaid principal amount of all Revolving Loans, Swingline Loans and LC Disbursements on the Maturity Date for the Revolving Facility.

(ii)              FILO A Facility. In respect of the FILO A Facility, the Borrower promises to repay to the Administrative Agent, for the ratable account of each Appropriate Lender, the aggregate unpaid principal amount of all FILO A Loans on the Maturity Date for the FILO A Facility.

(iii)             FILO B Facility. In respect of the FILO B Facility, the Borrower promises to repay to the Administrative Agent, for the ratable account of each Appropriate Lender, the aggregate unpaid principal amount of all FILO B Loans on the Maturity Date for the FILO B Facility.

(b)          Mandatory Prepayments.

(i)               Excess Credit Extensions. To the extent that at any time the outstanding Aggregate Revolving Exposure exceeds the Revolving Loan Cap (other than as a result of a Protective Advance), the Borrower shall on the next Business Day pay to the Administrative Agent an amount equal to such excess which shall be applied as follows: first, to repay outstanding Swingline Loans, second, to repay outstanding Revolving Loans, third, to Cash Collateralize outstanding LC Obligations in an amount not to exceed 100% of the Outstanding Amount thereof and fourth, to the extent that, after giving effect to any such prepayments and provision of Cash Collateral, the Aggregate FILO A Exposure exceeds the FILO A Borrowing Base, such amount shall be applied to prepay FILO A Loans in an amount equal to such excess (with prepayments of principal being applied to remaining amortization installments in inverse order of maturity).

(ii)              Consolidated Cash Balance. In the event and on each occasion that the Consolidated Cash Balance of the Loan Parties and their Subsidiaries exceeds $20,000,000 (as reflected in any Consolidated Cash Balance Report) at any time that any Revolving Loans are outstanding, the Borrower shall within one (1) Business Day of the date the applicable Consolidated Cash Balance Report was delivered or required to be delivered to the Administrative Agent prepay outstanding Revolving Loans in an amount equal to the lesser of (A) the amount of such excess and (B) the amount necessary to repay all outstanding Revolving Loans.

(iii)             Protective Advances. Protective Advances shall be payable upon demand by the Administrative Agent.

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(c)           Amortization for FILO A Facility. Commencing on October 1, 2022, the principal amount of the FILO A Loans shall be repaid to the Administrative Agent, for the ratable account of the Appropriate Lenders, on the first day following the end of each calendar quarter, in equal quarterly installments of $62,500. If not previously repaid or prepaid, the remaining Outstanding Amount of the FILO A Loans shall be repaid in full on the Maturity Date for the FILO A Facility.

(d)          Optional Prepayments.

(i)             Revolving Facility.

(A)              The Borrower shall have the right at any time and from time to time to prepay any Revolving Loans in whole or in part, without a corresponding reduction in the Revolving Commitments and without premium or penalty subject to prior notice in accordance with Section 2.11(e) and, if applicable, payment of any break funding expenses required under Section 2.16.

(B)               The Borrower shall have the right, upon irrevocable notice from the Borrower to the Swingline Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swingline Lender and the Administrative Agent not later than 12:00 p.m., Local Time, on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein

(ii)            FILO A Facility. Subject to satisfaction of Payment Conditions with respect to any applicable prepayment, the Borrower shall have the right at any time and from time to time to prepay any FILO A Loans in whole or in part, subject to (A) prior notice in accordance with Section 2.11(e) and (B) if applicable, payment of (1) the FILO A Prepayment Premium and (2) any break funding expenses required under Section 2.16.

(iii)           FILO B Facility.

(A)              Subject to satisfaction of Payment Conditions with respect to any applicable prepayment, the Borrower shall have the right at any time during the Specified FILO B Prepayment Period to make Specified FILO B Prepayments, subject to the right to reborrow such amounts as provided in Section 2.01(c).

(B)               Subject to satisfaction of Payment Conditions with respect to any applicable prepayment, the Borrower shall have the right at any time and from time to time to prepay any FILO B Loans in whole or in part other than Specified FILO B Prepayments, subject to (A) prior notice in accordance with Section 2.11(e) and (B) if applicable, payment of (1) the FILO B Prepayment Premium and (2) any break funding expenses required under Section 2.16.

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(e)          Procedures for Optional Prepayments. The Borrower shall notify the Administrative Agent by telephone (confirmed by fax) or through the Portal of any prepayment under Section 2.11(d) (other than Section 2.11(d)(i)(B)) not later than 12:00 p.m., Local Time, (i) in the case of prepayment of a SOFR Loans, three (3) U.S. Government Securities Business Days before the date of prepayment, or (ii) in the case of prepayment of a Base Rate Loans, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the date and amount of such prepayment, the Class and the Type(s) of Loans to be prepaid and, if SOFR Loans consisting of Revolving Loans, the Interest Period(s) of such Loans; provided, that, a notice of any prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise each Appropriate Lender of the receipt of each such notice, and of the amount of such Appropriate Lender’s Applicable Facility Percentage of such prepayment. Each partial prepayment of any Loans shall (A) in the case of (1) Revolving Loans that are SOFR Loans be in minimum amount of $1,000,000 or an increment of $100,000 in excess thereof and (2) unless a Cash Dominion Trigger Period is continuing, Revolving Loans that are Base Rate Loans be in minimum amount of $500,000 or an increment of $100,000 in excess thereof, (B) in the case of FILO A Loans or FILO B Loans (other than Specified FILO B Prepayments), be in minimum amount of $500,000 or an increment of $100,000 in excess thereof and (C) in the case of Specified FILO B Prepayments, be in a minimum amount of $1.0 million. Each partial prepayment of Loans shall be applied ratably to the Class of Loans included in the prepaid Borrowing. All prepayments of Loans shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) if applicable, break funding payments required pursuant to Section 2.16.

Section 2.12          Fees.

(a)          Fee Letters. The Borrower shall pay to (i) the Administrative Agent, the fees specified in the Fee Letter and (ii) the FILO B Documentation Agent, the fees specified in the FILO B Fee Letter, in each case as and when payments of such fees is due as set forth therein and for the account of the parties specified therein. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b)         Unused Line Fee. The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Revolving Lenders (other than any Defaulting Lender), a fee equal to the Unused Line Fee Rate multiplied by the amount by which the Revolving Commitments (other than Revolving Commitments of a Defaulting Lender) exceed the average daily balance of outstanding Revolving Loans and the Stated Amount of outstanding Letters of Credit during any calendar month (such fee, the “Unused Line Fee”). Such fee shall be payable in arrears, on the first day following the end of each calendar month.

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(c)          Letter of Facility Fees. The Borrower shall pay (a) to the Administrative Agent, for the ratable benefit of the Revolving Lenders, a fee (the “Letter of Credit Fee”) equal to (i) the Applicable Margin in effect for Revolving Loans that are SOFR Loans times the daily Stated Amount of outstanding Standby Letters of Credit and (ii) 50.0% of such Applicable Margin times the daily Stated Amount of outstanding Commercial Letters of Credit, in each case, which Letter of Credit Fee shall be payable in arrears, on the first day following the end of each calendar month; (b) to the applicable Issuing Bank, for its own account, a fronting fee not in excess of 0.125% per annum of the Stated Amount of each Letter of Credit issued by such Issuing Bank (each an “Issuing Bank Fee”), which Issuing Bank Fee shall be calculated based upon the actual number of days elapsed over a 360-day year and payable in arrears on the first day following the end of each calendar month; and (c) to the applicable Issuing Bank, for its own account, all customary charges associated with the issuance, registration, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred upon demand. Notwithstanding anything to the contrary contained herein, (x) if an Event of Default exists as a result of any amount payable under any Loan Document not having been paid when due (after giving effect to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, all overdue Letter of Credit Fees shall accrue at the Default Rate and thereafter such overdue Letter of Credit Fees shall accrue at the Default Rate so long as such Event of Default is continuing, and (y) while any other any Event of Default exists, at the request of the Administrative Agent or the Required Revolving Lenders, all Letter of Credit Fees shall accrue at the Default Rate as provided in Section 2.13(b).

(d)          Generally. All fees described in this Section 2.12 shall be paid on the dates due, in Dollars in immediately available funds. Once paid, none of such fees shall be refundable under any circumstances.

Section 2.13          Interest.

(a)          Rate of Interest. All Loans shall bear interest, in the case of any Class of Loans, on the unpaid principal amount thereof from the date such Loans are made until, in all cases, such Loans are paid in full, except as otherwise provided in Section 2.13(b), as follows;

(i)             if a Base Rate Loan that is a Revolving Loan (and including, for this purpose, all Protective Advances and Swingline Loans), at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin for Base Rate Loans that are Revolving Loans;

(ii)            if a Base Rate Loan that is a FILO A Loan, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin for Base Rate Loans that are FILO A Loans;

(iii)           if a Base Rate Loan that is a FILO B Loan, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin for Base Rate Loans that are FILO B Loans;

(iv)           if a SOFR Loan that is a Revolving Loan, at a rate per annum equal to the sum of (A) Adjusted Term SOFR determined for the applicable Interest Period and (B) the Applicable Margin for SOFR Loans that are Revolving Loans in effect from time to time during such Interest Period;

(v)            if a SOFR Loan that is a FILO A Loan, at a rate per annum equal to the sum of (A)  Adjusted Term SOFR as in effect from time to time and (B) the Applicable Margin for SOFR Loans that are FILO A Loans; and

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(vi)           if a SOFR Loan that is a FILO B Loan, at a rate per annum equal to the sum of (A)  Adjusted Term SOFR as in effect from time to time and (B) the Applicable Margin for SOFR Loans that are FILO B Loans.

(b)           Default Rate. Notwithstanding the foregoing,

(i)             during the continuance of any Event of Default, the Borrower shall, (A) effective upon notice from the Administrative Agent (which notice may be given by the Administrative Agent in its discretion shall be given upon instruction by the Required Revolving Lenders) or (B) automatically when any Event of Default under Section 7.01(h) or Section 7.01(i) exists, pay interest on the principal amount of all outstanding Revolving Obligations at a fluctuating interest rate per annum at all times equal to the applicable Default Rate to the fullest extent permitted by Applicable Law;

(ii)            during the continuance of any Event of Default, the Borrower shall, (A) effective upon notice from the Administrative Agent (which notice may be given by the Administrative Agent in its discretion shall be given upon instruction by the Required FILO A Lenders) or (B) automatically when any Event of Default under Section 7.01(h) or Section 7.01(i) exists, pay interest on the principal amount of all outstanding FILO A Obligations at a fluctuating interest rate per annum at all times equal to the applicable Default Rate to the fullest extent permitted by Applicable Law; and

(iii)           during the continuance of any Event of Default, the Borrower shall, (A) effective upon notice from the Administrative Agent (which notice may be given only upon instruction by the Required FILO B Lenders) or (B) automatically when any Event of Default under Section 7.01(h) or Section 7.01(i) exists, pay interest on the principal amount of all outstanding FILO B Obligations at a fluctuating interest rate per annum at all times equal to the applicable Default Rate to the fullest extent permitted by Applicable Law.

(c)           Interest Payments. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued at the Default Rate pursuant to Section 2.13(b) or in respect of Protective Advances shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any SOFR Loan consisting of Revolving Loans prior to the end of the current Interest Period therefor, accrued interest on such SOFR Loan shall be payable on the effective date of such conversion.

(d)          Computation of Interest. All interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the “prime rate” pursuant to clause (d) of the definition of “Base Rate” shall be computed on the basis of a year of three hundred sixty-five (365) days (or three hundred sixty-six (366) days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Adjusted SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

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(e)          Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.14          Alternate Rate of Interest.

(a)          Generally. Subject to Section 2.14(b), in in connection with any SOFR Loan,

(i)             the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR or Term SOFR, including for any Interest Period (and no Benchmark Transition Event shall have occurred at such time); or

(ii)            the Administrative Agent is advised by the Required Lenders that the Adjusted Term SOFR or Term SORF, including for any Interest Period, will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing, or, if applicable, for a Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, the obligation of the Lenders to make any SOFR Loan, and any right of any Borrower to convert any Loan or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or, if applicable, the affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of any such notice, (A) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of (conversion to) Base Rate Loans in the amount specified therein, and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans (1) at the end of the applicable Interest Period, in the case of Revolving Loans or FILO A Loans or (2) as of the date of such notice, in the case of FILO B Loans.

(b)           Benchmark Replacement Setting.

(i)             Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 4:00 p.m. (Local Time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from the Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.14(b) will occur prior to the applicable Benchmark Transition Start Date.

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(ii)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)           Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(b)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14(b).

(iv)           Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(v)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans, and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans (1) at the end of the applicable Interest Period, in the case of Revolving Loans or FILO A Loans or (2) as of the date of such notice, in the case of FILO B Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

Section 2.15          Increased Costs.

(a)           Increased Costs Generally. If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank; or

(ii)            subject any Lender Party to any Taxes (other than (A) Indemnified Taxes paid or payable under Section 2.17, (B) Other Taxes and (C) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)           impose on any Lender or Issuing Bank any other condition affecting this Agreement or SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Lender Party of making or maintaining any SOFR Loan (or any Base Rate Loan determined with reference to Adjusted Term SOFR, or in each case, of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, Issuing Bank or other Lender Party of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Lender Party hereunder (whether of principal, interest or otherwise), then within thirty (30) days of receipt of a certificate of the type specified in Section 2.15(c), the Borrower will pay to such Lender, Issuing Bank or other Lender Party, as applicable, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Lender Party, as applicable, for such additional costs incurred or reduction suffered.

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(b)          Capital Requirements. If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such or Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time within thirty (30) days of receipt of a certificate of the type specified in Section 2.15(c), the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)          Certificates for Reimbursement. A certificate of a Lender Party setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate such Lender Party or its holding company, as applicable, as specified in Section 2.15(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error; provided that such certificate from each such Lender Party shall contain a certification to the Borrower that such Lender Party is generally requiring reimbursement for the relevant amounts from similarly situated borrowers under comparable syndicated credit facilities. The Borrower shall pay such Lender Party, as applicable, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d)          Delay in Requests. Promptly after any Lender Party has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender Party shall notify the Borrower thereof. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than ninety (90) days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16          Break Funding Payments. In the event of (a) the payment of any principal of any Revolving Loan constituting a SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Revolving Loan constituting a SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Revolving Loan constituting a SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

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Section 2.17          Taxes.

(a)           Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Law; provided that if a Loan Party or other applicable withholding agent shall be required by Applicable Law (as determined in the good faith discretion of such Loan Party or other applicable withholding agent) to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by any Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or any Issuing Bank, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)          In addition, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse it for the payment of any Other Taxes.

(c)          Each Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid or payable by the Administrative Agent, such Lender or such Issuing Bank, as applicable, on, or required to be withheld or deducted, with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, prepared in good faith and delivered to such Loan Party by a Lender or an Issuing Bank or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)          As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)          (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two (2) sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)            Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)               in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)               executed copies of IRS Form W-8ECI;

(3)               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

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(4)               to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one (1) or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)           If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or Lender and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other Person.

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(g)          Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(g).

(h)          For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank.

Section 2.18          Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)          Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16, or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank as expressly provided herein. Subject to Sections 2.18(g) and (h), the Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. All payments hereunder shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

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(b)          If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from the Borrower hereunder, such funds (except as otherwise provided in the Collateral Agreement with respect to the application of amounts realized from the Collateral) shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)          If (other than (x) any payment obtained by a Lender as consideration for the assignment or sale of a participation in any of its Loans to any assignee or participant, including any assignee or participation that is a Loan Party or any of its Affiliates or (y) as otherwise expressly provided elsewhere herein, including, without limitation, as provided in or contemplated by Section 9.04(f)) any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.18(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)          Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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(e)          If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.05(b), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

(f)           Each borrowing by the Borrower from the Lenders hereunder shall be made pro rata according to the respective Applicable Facility Percentages of the Appropriate Lenders.

(g)          The amount of each Lender’s Applicable Facility Percentage of outstanding Loans (including outstanding Swingline Loans) under each Facility shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Loans (including Swingline Loans) and repayments of Loans (including Swingline Loans) under such Facility received by the Administrative Agent as of 2:00 p.m., Local Time, on the first Business Day (such date, the “Settlement Date”) following the end of the period specified by the Administrative Agent.

(h)          The Administrative Agent shall deliver to each of the Lenders promptly after a Settlement Date a summary statement of the amount of outstanding Loans (including Swingline Loans) for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Appropriate Lender its Applicable Percentage of repayments in respect of the applicable Facility, and (ii) with respect to the Revolving Facility, each Appropriate Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of the Revolving Loans made by each Appropriate Lender shall be equal to such Lender’s Applicable Revolving Percentage of all Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 p.m., Local Time, on a Business Day, such transfers shall be made in immediately available funds no later than 2:00 p.m., Local Time, that day; and, if received after 12:00 p.m., Local Time, then no later than 2:00 p.m., Local Time, on the next Business Day. The obligation of each Appropriate Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Revolving Lender shall not have so made its transfer to the Administrative Agent, such Revolving Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

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Section 2.19          Mitigation Obligations; Replacement of Lenders.

(a)          If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender or becomes an Affected Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) terminate the Commitments of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date or (ii) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments, (iv) the Borrower shall be liable to such Lender under Section 2.16 if any Revolving Loan constituting a SOFR Loan owing to such Lender is repaid or purchased other than on the last day of the Interest Period relating thereto, (v) such assignment shall otherwise comply with Section 9.04 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) until such time as such Commitments are terminated, obligations are repaid or such assignment is consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or Section 2.17, as the case may be. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower, the Administrative Agent or any Lender may have against any replaced Lender. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.19(b).

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(c)           If, in connection with any proposed amendment, modification, change, waiver, discharge or termination of or to any of the provision of this Agreement and/or any other Loan Document (each, a “Proposed Action”), (i) the consent of any necessary Lender or Lenders is not obtained with respect to such Proposed Action (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”) and (ii) in the case of any Proposed Action requiring the consent of (A) all Lenders, all Lenders adversely affected thereby, or all Lenders affected thereby, as applicable, the Required Lenders shall have consented to such Proposed Action, (B) the Required Supermajority FILO A Lenders, each of the Required Lenders and the Required FILO A Lenders shall have consented to such Proposed Action, (C) the Required Supermajority Revolving Lenders, each of the Required Lenders and the Required Revolving Lenders shall have consented to such Proposed Action, (D) all FILO A Lenders, each of the Required Lenders and the Required FILO A Lenders shall have consented to such Proposed Action, (E) all FILO B Lenders, each of the Required Lenders and the Required FILO B Lenders shall have consented to such Proposed Action, (E) all Revolving Lenders, each of the Required Lenders and the Required Revolving Lenders shall have consented thereto, or (F) any other Class or group of Lenders, the consent of Lenders holding loans or commitments of such Class or lesser group representing more than fifty percent (50.00%) of the sum of the total Loans and unused commitments of such Class or lesser group at such time, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by (i) terminating the Commitments of such Lender and repaying all obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date or (ii) requiring such Non-Consenting Lender to assign (in accordance with and subject to the restrictions contained in Section 9.04) all or the affected portion of its Loans and its Commitments hereunder to one (1) or more assignees, provided that: (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, (c) the Borrower shall be liable to such Lender under Section 2.16 if any Revolving Loan constituting a SOFR Loan owing to such Lender is repaid or purchased other than on the last day of the Interest Period relating thereto, (d) such assignment shall otherwise comply with Section 9.04 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (e) the replacement Lender shall grant its consent with respect to the applicable proposed amendment, waiver, discharge or termination. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.19(c).

Section 2.20          Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund SOFR Loans (or Base Rate Loans determined with reference to Adjusted Term SOFR), or to determine or charge interest rates based upon the Term SOFR Reference Rate, Adjusted Term SOFR or SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent (at which time such Lender shall be deemed an “Affected Lender”), any obligations of such Affected Lender to make or continue SOFR Loans (or Base Rate Loans determined with reference to Adjusted Term SOFR) or to convert Base Rate Loans to SOFR Loans shall be suspended until such Affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Affected Lender (with a copy to the Administrative Agent), either convert all SOFR Borrowings of such Affected Lender to Base Rate Borrowings, either (1) on the last day of the applicable Interest Period, in the case of Revolving Loans or FILO A Loans or (2) immediately, in the case of FILO B Loans, if such Affected Lender may lawfully continue to maintain such SOFR Borrowings to such day, or immediately, if such Affected Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

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Section 2.21          Defaulting Lenders.

(a)           Amendments. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except for any amendment, waiver or other modification that would otherwise require the consent of such Lender under Section 9.08(b)(ii)(A), (B) or (C), in which event the consent of such Defaulting Lender shall be required.

(b)          Reallocation of Revolving Facility Percentages. For purposes of determining the Revolving Lenders’ obligations to fund or acquire participations in Revolving Loans, Swingline Loans and Letters of Credit, the Administrative Agent may exclude the Revolving Commitments and Revolving Loans of any Defaulting Lender(s) from the calculation of the Revolving Facility Percentage and any Revolving Commitments or Fronting Exposure of any such Defaulting Lender shall automatically be reallocated among the Non-Defaulting Lenders in accordance with their Revolving Facility Percentages up to an amount such that the Revolving Commitment of each Non-Defaulting Lender does not exceed its Revolving Commitments, so long as the conditions set forth in Section 4.02 are satisfied at the time of such reallocation.

(c)          Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender that is a Revolving Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.06), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any applicable Issuing Banks hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank, to be held as Cash Collateral at a rate of 100% of the Fronting Exposure of such Defaulting Lender; fourth, to the funding of any Revolving Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent or the Borrower, to be held in a deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Revolving Loans under this Agreement and to Cash Collateralize any Issuing Bank’s or the Swingline Lender’s Fronting Exposure with respect to such Defaulting Lender; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans, Swingline Loans or LC Obligations in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Revolving Loans, Swingline Loans or LC Obligations were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans and Swingline Loans of, and LC Obligations owed to, all Non-Defaulting Lenders that are Revolving Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans and Swingline Loans of, or LC Obligations owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Revolving Lender that is Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(d)          Fees. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and with respect to any Revolving Lender that is a Defaulting Lender, the unfunded portion of such Lender’s Revolving Commitment shall be disregarded for purposes of calculating the Unused Line Fee Rate under Section 2.12(b). To the extent any LC Obligations owing to a Revolving Lender that is a Defaulting Lender are reallocated to other Revolving Lenders, Letter of Credit Fees attributable to such LC Obligations under Section 2.12(c) shall be paid to such other Revolving Lenders on a pro rata basis. The Administrative Agent shall be paid all Letter of Credit Fees attributable to LC Obligations that are not so reallocated.

(e)          Cash Collateral. At any time that there shall exist a Revolving Lender that is a Defaulting Lender, immediately upon the request of the Administrative Agent, the applicable Issuing Bank or the Swing Loan Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.21(b) and any Cash Collateral provided by the applicable Defaulting Lender).

(f)           Cure. The Borrower, the Administrative Agent and the Issuing Banks may agree in writing that a Lender is no longer a Defaulting Lender. At such time, the Applicable Facility Percentages shall be reallocated without exclusion of such Lender’s Commitments and Loans, and all outstanding Loans, LC Obligations and other exposures under the Commitments shall be reallocated among the Lenders and settled by the Administrative Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Applicable Facility Percentages. Unless expressly agreed in writing by the Borrower, the Administrative Agent and the Issuing Banks (each of which shall make such determination, in its sole discretion), no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender. No reallocation hereunder shall constitute a wavier or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

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Section 2.22           Facility Increases.

(a)            Revolving Facility.

(i)            Subject to the terms and conditions set forth herein, after the Closing Date, the Borrower shall have the right to request, by written notice to the Administrative Agent, an increase in the Revolving Commitments (a “Revolving Commitment Increase”) in an aggregate amount not to exceed $20.0 million; provided that (1) the Borrower shall only be permitted to request four (4) Revolving Commitment Increases during the term of this Agreement, and (2) any Revolving Commitment Increase shall be in a minimum amount of $10.0 million.

(ii)           Each notice submitted pursuant to this Section 2.22(a) (a “Revolving Commitment Increase Notice”) requesting a Revolving Commitment Increase shall specify the amount of the increase in the Revolving Commitments being requested. Upon receipt of a Revolving Commitment Increase Notice, the Administrative Agent may (at the direction of the Borrower) promptly notify the Revolving Lenders and each Revolving Lender shall (subject to the Borrower’s consent) have the right to elect to have its Revolving Commitment increased by its Revolving Facility Percentage (it being understood and agreed that a Revolving Lender may elect to have its Revolving Commitment increased in excess of its Revolving Facility Percentage in its discretion if any other Revolving Lender declines to participate in the Revolving Commitment Increase) of the requested increase in Revolving Commitments; provided that (i) each Revolving Lender may elect or decline, in its sole discretion, to have its Revolving Commitment increased in connection with any requested Revolving Commitment Increase, it being understood that no Revolving Lender shall be obligated to increase its Revolving Commitment or make any Revolving Loan under any Revolving Commitment Increase unless it, in its sole discretion, so agrees and, if a Revolving Lender fails to respond to any Revolving Commitment Increase Notice within five (5) Business Days after such Revolving Lender’s receipt of such request, such Revolving Lender shall be deemed to have declined to participate in such Revolving Commitment Increase, (ii) if any Revolving Lender declines to participate in any Revolving Commitment Increase and, as a result, commitments from additional financial institutions are required in connection with the Revolving Commitment Increase, any Person or Persons providing such commitment shall, if not a Revolving Lender, an Affiliate of a Revolving Lender or a Related Fund, (x) qualify as an “Eligible Assignee” and (y) be subject to the written consent of the Administrative Agent and the Issuing Banks (such consent not to be unreasonably withheld or delayed), and (iii) in no event shall a Defaulting Lender be entitled to participate in such Revolving Commitment Increase. In the event that any Revolving Lender or other Person agrees to participate in any Revolving Commitment Increase (each a “Revolving Increase Lender”), such Revolving Commitment Increase shall become effective on such date as shall be mutually agreed upon by the Revolving Increase Lenders and the Borrower, which date shall be as soon as practicable after the date of receipt of the Revolving Commitment Increase Notice (such date, the “Revolving Increase Date”); provided that the establishment of such Revolving Commitment Increase and the obligation of such Revolving Increase Lenders to make the Revolving Loans thereunder shall be subject to the satisfaction of each of the following conditions: (1) no Event of Default would exist after giving effect thereto; (2) the Revolving Commitment Increase shall be effected pursuant to one or more joinder agreements executed and delivered by the Borrower, the Administrative Agent, and the Revolving Increase Lenders, each of which shall be reasonably satisfactory to the Borrower, the Administrative Agent, and the Revolving Increase Lenders; (3) the Loan Parties shall execute and deliver or cause to be executed and delivered to the Administrative Agent such amendments to the Loan Documents, legal opinions and other documents as the Administrative Agent may reasonably request in connection with any such transaction, which amendments, legal opinions and other documents shall be reasonably satisfactory to the Administrative Agent; (4) any Revolving Increase Lenders, if it shall not be a Revolving Lender prior to such Revolving Commitment Increase, shall have delivered to the Administrative Agent an Administrative Questionnaire and all applicable tax forms; and (5) the Borrower shall have paid to the Administrative Agent and the Revolving Lenders such additional fees as may be required to be paid by the Borrower in connection therewith.

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(iii)          On the Revolving Increase Date, upon fulfillment of the conditions set forth in this Section 2.22(a), (i) the Administrative Agent shall effect a settlement of all outstanding Revolving Loans among the Revolving Lenders that will reflect the adjustments to the Revolving Commitments of the Revolving Lenders as a result of the Revolving Commitment Increase, (ii) the Administrative Agent shall notify the Revolving Lenders and Loan Parties of the occurrence of the Revolving Commitment Increase to be effected on the Revolving Increase Date, (iii) Schedule 2.01(a) shall be deemed modified to reflect the revised Revolving Commitments of the affected Lenders and (iv) Notes will be issued, at the expense of the Borrower, to any Lender participating in the Revolving Commitment Increase and requesting a Note.

(iv)          The terms and provisions of the Revolving Commitment Increase shall be identical to the Revolving Loans and the Revolving Commitments (other than with respect to fees) and, for purposes of this Agreement and the other Loan Documents, all Revolving Loans made under the Revolving Commitment Increase shall be deemed to be Revolving Loans. Without limiting the generality of the foregoing, (i) the rate of interest applicable to the Revolving Commitment Increase shall be the same as the rate of interest applicable to the existing Revolving Loans, (ii) unused line fees applicable to the Revolving Commitment Increase shall be calculated using the same Unused Line Fee Rates applicable to the existing Revolving Loans, (iii) the Revolving Commitment Increase shall share ratably in any mandatory prepayments of the Revolving Loans, (iv) after giving effect to such Revolving Commitment Increases and prior to the Maturity Date for the Revolving Facility, Revolving Commitments shall be reduced on a pro rata basis, and (v) the Revolving Commitment Increase shall rank pari passu in right of payment and security with the existing Revolving Loans. Notwithstanding the foregoing or anything to the contrary contained in the Loan Documents (but subject to Section 9.08), the rate of interest and the Unused Line Fee Rate or similar fee or interest rate applicable to the existing Revolving Loans may, at the sole option of the Borrower, be increased in excess of the rate of interest and/or fee applicable thereto to match that applicable to the Revolving Commitment Increase. Each joinder agreement and any amendment to any Loan Document requested by the Administrative Agent in connection with the establishment of the Revolving Commitment Increase may, without the consent of any of the Lenders, effect such amendments to this Agreement and the other Loan Documents as may be reasonably necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.22(a).

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(b)           FILO B Facility Increases.

(i)            Subject to the terms and conditions set forth herein, after the Closing Date, the Borrower shall have the right to request, by written notice to the Administrative Agent and the FILO B Documentation Agent, that the FILO B Lenders make an additional FILO B Loan pursuant Section 2.01(c) during the FILO B Delayed Incremental Period (the “FILO B Delayed Incremental Commitment”, and such additional FILO B Loan made thereunder, “FILO B Delayed Incremental Loan”) in an aggregate amount not to exceed $5.0 million. The FILO B Lenders have agreed to make FILO B Delayed Incremental Loans pursuant to their respective FILO B Delayed Incremental Commitments, subject to the terms of this Agreement, including the satisfaction of the conditions set forth in Section 4.02. Upon the making of any such FILO B Delayed Incremental Loan in accordance with the terms of this Agreement, the FILO B Delayed Incremental Commitments shall be terminated.

(ii)           Subject to the terms and conditions set forth herein, after the Closing Date, the Borrower shall have the right to request, by written notice to the Administrative Agent and the FILO B Documentation Agent, one or more commitments from the FILO B Lenders to make additional FILO B Loans (each such commitment, a “FILO B Incremental Commitment”, and such additional FILO B Loans made thereunder, “FILO B Incremental Loans”) in an aggregate amount not to exceed $5.0 million; provided that (1) the Borrower shall only be permitted to request two (2) FILO B Incremental Loans during the term of this Agreement, and (2) any FILO B Incremental Loan shall be in a minimum amount of $1.0 million.

(iii)           Each notice submitted pursuant to Section 2.22(b)(ii) (a “FILO B Incremental Notice”) requesting a FILO B Incremental Commitment shall specify the amount of the FILO Incremental Commitment being requested. Upon receipt of a FILO B Incremental Notice, the Administrative Agent shall promptly notify the FILO B Lenders and each FILO B Lender shall (subject to the Borrower’s consent) have the right to elect to make a FILO B Incremental Commitment in an amount equal to it FILO B Facility Percentage (it being understood and agreed that a FILO B Lender may elect to make a FILO B Incremental Loan in excess of its FILO B Facility Percentage in its discretion if any other FILO B Lender declines to provide its portion of the requested FILO B Incremental Commitment) of the requested aggregate FILO B Incremental Commitments; provided that each FILO B Lender may elect or decline, in its sole discretion, to make available its portion of any requested FILO B Incremental Commitments, it being understood that no FILO B Lender shall be obligated to make any FILO B Incremental Commitment or any FILO B Incremental Loan unless it, in its sole discretion, so agrees and, if a FILO B Lender fails to respond to any FILO B Incremental Notice within five (5) Business Days after such FILO B Lender’s receipt of such request, such FILO B Lender shall be deemed to have declined to participate in such FILO B Incremental Commitments. In the event that any FILO B Lender agrees to participate in any requested FILO B Incremental Commitments (each a “FILO B Incremental Lender”), such FILO B Incremental Commitments (or the FILO B Incremental Loans) shall be made available on such date as shall be mutually agreed upon by the FILO B Incremental Lenders and the Borrower, which date shall be as soon as practicable after the date of receipt of the FILO B Incremental Notice (such date, the “FILO B Incremental Effective Date”); provided that the establishment of such FILO B Incremental Commitments and the obligation of such FILO B Incremental Lenders to make the FILO B Incremental Loans thereunder shall be subject to the satisfaction of each of the following conditions: (1) no Event of Default would exist after giving effect thereto; (2) the Incremental FILO B Commitments shall be effected pursuant to one or more joinder agreements executed and delivered by the Borrower, the Administrative Agent, and the FILO B Incremental Lenders, each of which shall be reasonably satisfactory to the Borrower, the Administrative Agent, and the FILO B Incremental Lenders; (3) the Loan Parties shall execute and deliver or cause to be executed and delivered to the Administrative Agent such amendments to the Loan Documents, legal opinions and other documents as the Administrative Agent may reasonably request in connection with any such transaction, which amendments, legal opinions and other documents shall be reasonably satisfactory to the Administrative Agent; (4) any FILO B Incremental Lender, if it shall not be a FILO B Lender prior to making its FILO B Incremental Commitment, shall have delivered to the Administrative Agent an Administrative Questionnaire and all applicable tax forms; and (5) the Borrower shall have paid to the Administrative Agent and the FILO B Lenders such additional fees as may be required to be paid by the Borrower in connection therewith.

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(iv)          The terms and provisions of the FILO B Incremental Commitments (and the FILO B Incremental Loans) shall be identical to the FILO B Loans made on the Closing Date (other than with respect to fees) and, for purposes of this Agreement and the other Loan Documents, all FILO B Incremental Loans made under any such FILO B Incremental Commitments shall be deemed to be FILO B Loans. Without limiting the generality of the foregoing, (i) the rate of interest applicable to the FILO B Incremental Loans shall be the same as the rate of interest applicable to the existing FILO B Loans, (ii) the FILO B Incremental Loans shall share ratably in any mandatory prepayments of the FILO B Loans, and (iii) the FILO B Incremental Loans shall rank pari passu in right of payment and security with the existing FILO B Loans. Notwithstanding the foregoing or anything to the contrary contained in the Loan Documents (but subject to Section 9.08), the rate of interest applicable to the existing FILO B Loans may, at the sole option of the Borrower, be increased in excess of the rate of interest and/or fee applicable thereto to match that applicable to the FILO B Incremental Loans. Each joinder agreement and any amendment to any Loan Document requested by the Administrative Agent in connection with the establishment of any FILO B Incremental Commitment may, without the consent of any of the Lenders, effect such amendments to this Agreement and the other Loan Documents as may be reasonably necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.22(b).

Section 2.23           Bank Products and Swap Agreements. Each Revolving Lender or Affiliate thereof providing Bank Products for, or having Swap Agreements with, any Loan Party or any Subsidiary of a Loan Party shall deliver to the Administrative Agent, prior to or within ten (10) Business Days after entering into any such Bank Product or Swap Agreement, as applicable, written notice setting forth the aggregate amount (and the methodology for determining such amounts) of all Bank Product Obligations and Swap Agreement Obligations of such Loan Party or Subsidiary thereof to such Revolving Lender or Affiliate (whether matured or unmatured, absolute or contingent) with respect to such Bank Product or Swap Agreement, which aggregate amount shall, subject to the last paragraph of Section 7.02, be the maximum amount in respect of such Bank Product Obligations and Swap Agreement Obligations that is secured by the Collateral and permitted to be included in any distribution made pursuant to Section 7.03. In addition, each such Revolving Lender or Affiliate thereof shall deliver to the Administrative Agent, upon a request therefor, a summary of the amounts due or to become due in respect of such Bank Product Obligations and Swap Agreement Obligations. For the avoidance of doubt, so long as Wells Fargo or its Affiliate is the Administrative Agent, neither Wells Fargo nor any of its Affiliates providing Bank Products for, or having Swap Agreements with, any Loan Party or any Subsidiary of a Loan Party shall be required to provide any notice described in this Section 2.23 in respect of such Bank Products or Swap Agreements.

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Section 2.24           Protective Advances. The Administrative Agent shall be authorized, in its discretion, following notice to and consultation with the Borrower, at any time, to make Protective Advances; provided that, the Aggregate Revolving Exposure shall not exceed the aggregate Revolving Commitments. Each Revolving Lender shall participate in each Protective Advance in an amount equal to its Revolving Facility Percentage. The Required Lenders or the Required Revolving Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances under this Section 2.24 by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. The Administrative Agent may use the proceeds of such Protective Advances to (a) protect, insure, maintain or realize upon any Collateral; or (b) defend or maintain the validity or priority of the Administrative Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien; provided that the Administrative Agent shall use reasonable efforts to notify the Borrower after paying any such amount or taking any such action and shall not make payment of any item that is being properly contested. Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Revolving Lender shall be deemed, without further action by any party hereto, unconditionally and irrevocably to have purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Revolving Facility Percentage. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Revolving Lender, such Revolving Lender’s Revolving Facility Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance. The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. At any time that the conditions precedent set forth in Section 4.02 have been satisfied or waived, the Administrative Agent may request that the Revolving Lenders make a Revolving Loans to repay a Protective Advance. At any other time, the Administrative Agent may require the Revolving Lenders to fund their risk participations described above. A Protective Advance is for the account of the Borrower and shall accrue interest at the rate applicable to Revolving Loans that are Base Rate Loans.

ARTICLE III

Representations and Warranties

Each of Holdings (solely to the extent applicable to it) and each other Loan Party represents and warrants to the Administrative Agent, each of the Lenders and each of the Issuing Banks that:

Section 3.01           Organization; Powers. Each of Loan Party and each of the Subsidiaries (a) is a limited partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business and in good standing in each jurisdiction where such qualification is required; except in each case referred to in this Section 3.01 (other than in clause (a) and clause (b), respectively, with respect to the Borrower), to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 3.02           Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party, and the borrowings hereunder, and the consummation of the Transactions (a) have been duly authorized by all corporate, stockholder, limited partnership or limited liability company action required to be obtained by such Loan Party and (b) will not (i) violate (A) any provision of (x) any Applicable Law, or (y) of the certificate or articles of incorporation or other constitutive documents or by-laws of such Loan Party, (B) any order of any court or any rule, regulation or order of any Governmental Authority to which such Loan Party is subject or (C) any provision of any certificate of designation for preferred stock or Contractual Obligation to which such Loan Party is a party or by which any Loan Party or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such certificate of designation for preferred stock or Contractual Obligation, where any such conflict, violation, breach or default referred to in clause (b)(i)(A)(x), (b)(i)(B), (b)(i)(C) or (b)(ii) of this Section 3.02, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Loan Party, other than the Liens created by the Loan Documents and Liens permitted by Section 6.02.

Section 3.03           Enforceability. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

Section 3.04           Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the consummation of the Transactions, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) such as have been made or obtained and are in full force and effect, (d) such actions, consents, approvals, registrations or filings the failure to be obtained or made could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (e) the recordation of Mortgages.

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Section 3.05           Financial Statements.

(a)            All financial statements of the Borrower and its Subsidiaries that have been or may hereafter be delivered by any Loan Party to the Administrative Agent and/or the Lenders present fairly, in all material respects, the consolidated financial condition and results of operations and cash flows of the Borrower and its Subsidiaries as of the date(s) and for the period(s) thereof in accordance with GAAP, subject to, in the case of quarterly or monthly interim financial statements, normal year-end audit adjustments and the absence of footnotes.

(b)            No Loan Party or any Subsidiary has as of the Closing Date any material indebtedness or any material contingent liabilities, off-balance sheet liabilities or liabilities for Taxes, except as referred to or reflected in the financial statements of the Loan Parties or their Subsidiaries previously delivered to the Lenders.

(c)            The Financial Performance Projections of the Borrower and its Subsidiaries, copies of which have been furnished to the Administrative Agent and the FILO B Documentation Agent prior to the Closing Date, and all Budgets delivered pursuant to Section 5.04(f) have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made.

Section 3.06           No Material Adverse Effect. Since June 30, 2021, no event, development, circumstance or change has occurred that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.07           Title to Properties; Intellectual Property; Possession Under Leases.

(a)            Each of Loan Party and each of its Subsidiaries has good and insurable fee simple title to the Mortgaged Properties, if any, and good and insurable fee simple title to, or good and valid interests in easements or other limited property interests in, as applicable, all its other real properties and has good and valid title to its personal property and assets, in each case, free and clear of Liens except for defects in title that do not impair the value thereof in any material respect or interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and Liens expressly permitted by Section 6.02, and except where the failure to have such title or interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)            Each Loan Party and each of its Subsidiaries owns or possesses, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names and copyrights and all licenses and rights with respect to the foregoing, reasonably necessary for the present conduct of its business, without any conflict (of which the Borrower has been notified in writing) with the rights of others, except where the failure to have such rights or where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the Closing Date, to the knowledge of the Loan Parties or any Subsidiary, the use of such trademarks, copyrights, patents, licenses and other intellectual property by each Loan Party and each Subsidiary does not infringe in any material respect upon the rights of any other Person, and each Loan Party’s and each Subsidiary’s rights thereto are not subject to any licensing agreement or similar arrangement except as set forth on Schedule 3.07(b).

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(c)            As of the date of the Closing Date, Schedule 3.07(c) sets forth the address of each parcel of real property that is owned by any Loan Party and each material parcel of real property that is leased by any Loan Party (collectively, the “Real Property”). As of the Closing Date, to the knowledge of the Loan Parties, (i) each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, (ii) no Loan Party is in default under its material monetary obligations with respect to each of its leases and subleases, and (iii) there are no other material defaults with respect to any of such leases or subleases, subject to any applicable cure periods.

Section 3.08           Subsidiaries.

(a)            Schedule 3.08(a) sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of outstanding Equity Interests owned by Holdings or by any such Subsidiary.

(b)            As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than directors’ qualifying shares) of any nature relating to any Equity Interests of any Subsidiary.

Section 3.09           Litigation; Compliance with Laws.

(a)            There are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or to the knowledge of Holdings or the Borrower threatened in writing against, Holdings or the Borrower or any of the Subsidiaries or the Transactions or (ii) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)            None of the Loan Parties or their Subsidiaries or their respective properties or assets is in violation of any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws that are the subject of Section 3.16) or any restriction of record or agreement affecting any owned real property, including any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.10           Investment Company Act. No Loan Party nor any Subsidiary thereof is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.11           Use of Proceeds. The proceeds of the Credit Extensions have been used and will be used, whether directly or indirectly, as set forth in Section 5.13.

Section 3.12           Federal Reserve Regulations.

(a)            No Loan Party nor any Subsidiary thereof is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

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(b)            No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

Section 3.13           Tax Returns.

(a)            Each Loan Party and its Subsidiaries has filed or caused to be filed all U.S. federal, state, local and non-U.S. Tax returns required to have been filed by it that are material to such companies, taken as a whole, and each such Tax return is true and correct in all material respects.

(b)            Each Loan Party and its Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in Section 3.13(a) and all other material Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all such amounts due) (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for such Loan Party or any of its Subsidiaries (as the case may be) has set aside on its books adequate reserves (in accordance with GAAP), which Taxes, if not paid or adequately provided for, could, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect).

(c)            With respect to each Loan Party and its Subsidiaries, no tax lien has been filed, and, to the knowledge of the Borrower and its Subsidiaries, no claim is being asserted, with respect to any such Taxes, in each case in an amount in excess of $2,000,000 in the aggregate for all such tax liens and claims.

Section 3.14           Disclosure.

(a)            The Loan Parties have disclosed to the Lenders all Material Agreements, instruments and corporate or other restrictions to which any Loan Party or any Subsidiary is subject, and all other matters known to it, that, , could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Perfection Certificate nor any of the other reports, financial statements, certificates or other information (other than information of a general economic or industry specific nature) furnished by or on behalf of any Loan Party or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date.

(b)            As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement, if any, is true and correct in all material respects.

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Section 3.15           Employee Benefit Plans.

(a)            Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) each Loan Party and each ERISA Affiliate is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder; and (ii) no ERISA Event has occurred or is reasonably expected to occur; the present value of all accumulated benefit obligations under each Plan (based on those assumptions used for purposes of Accounting Standards Codification No. 715: Compensation Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan allocable to such accrued benefits and the present value of all accrued benefit obligations of all underfunded Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed the value of the assets of all such underfunded Plans.

(b)            Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no Foreign Plan Event has occurred.

Section 3.16           Environmental Matters. Except as to matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice of violation, request for information, order, complaint or assertion of penalty has been received by any Loan Party or any of the Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened which allege a violation of or liability under any Environmental Laws or concerning Hazardous Materials, in each case relating to the Borrower or any of the Subsidiaries, (ii) the Borrower and the Subsidiaries have all permits necessary for its operations to comply with all applicable Environmental Laws and is, and during the term of all applicable statutes of limitation, has been, in compliance with the terms of such permits and with all other applicable Environmental Laws, (iii) no Hazardous Material is located at any property currently or formerly owned, operated or leased by the Borrower or any of the Subsidiaries in quantities or concentrations that would reasonably be expected to give rise to any liability or obligation of the Borrower or any of the Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated by or on behalf of the Borrower or any of the Subsidiaries that has been transported to or Released at or from any location in a manner that would reasonably be expected to give rise to any liability or obligation of the Borrower or any of the Subsidiaries, and (iv) there is no agreement to which the Borrower or any of the Subsidiaries is a party in which the Borrower or any of the Subsidiaries has assumed or undertaken, or retained, responsibility for any known or reasonably likely liability or obligation arising under or relating to Environmental Laws.

Section 3.17           Security Documents.

(a)            The Collateral Agreement is effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of Deposit Accounts, when Control Agreements are entered into by the Administrative Agent, and in the case of the other Collateral described in the Collateral Agreement, when financing statements and other filings described on Schedule 3.17 are filed in the offices specified on Schedule 3.17, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations, in each case to the extent security interests in such Collateral can be perfected by the execution of Control Agreements or the filing Uniform Commercial Code financing statements, as applicable, in each case prior and superior in right to any other Person (except for Liens expressly permitted by Section 6.02).

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(b)            The Mortgages, if any, shall be effective to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Administrative Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other Person (other than with respect to the rights of a Person pursuant to Liens expressly permitted by Section 6.02).

Section 3.18           Solvency. Immediately after giving effect to the Transactions on the Closing Date (including the making of any Credit Extensions on the Closing Date) and on the date of each Credit Extension and after giving effect to the application of the proceeds of such Credit Extension, (i) the fair value of the assets of the Loan Parties and their Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Loan Parties and their Subsidiaries on a consolidated basis, respectively; (ii) the present fair saleable value of the property of the Loan Parties and their Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Loan Parties and their Subsidiaries on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Loan Parties and their Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Loan Parties and their Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

Section 3.19           Labor Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or, to the knowledge of Holdings or the Borrower, threatened in writing against the Borrower or any of the Subsidiaries; (b) the hours worked and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other Applicable Law dealing with such matters; (c) all Persons treated as contractors by the Borrower and the Subsidiaries are properly categorized as such, and not as employees, under Applicable Law; and (d) all payments due from the Borrower or any of the Subsidiaries or for which any claim may be made against the Borrower or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which any Loan Party or any Subsidiary (or any predecessor) is a party or by which any Loan Party or any Subsidiary (or any predecessor) is bound.

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Section 3.20           Insurance. Schedule 3.20 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of the Loan Parties or their Subsidiaries as of the Closing Date. The Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 3.21           Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.

(a)            To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) USA PATRIOT Act.

(b)            Each Loan Party and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(c)            Each Loan Party and its Subsidiaries, and to the knowledge of each such Loan Party, each of their directors, officers, employees and agents are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions in all material respects.

(d)            None of (i) any Loan Party or any Subsidiary or any of their respective directors, officers or employees, or (ii) to the knowledge of each Loan Party, any agent of any Loan Party or any Subsidiary, (A) is a Sanctioned Person, (B) has any assets located in Sanctioned Country or with a Sanctioned Person, or (C) derives revenues from investments in, or transactions with any Sanctioned Person or Sanctioned Country, in each case of clause (B) and (C), in violation of applicable Sanctions.

(e)            No proceeds of any Credit Extension will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country, in each case, in violation of Sanctions or otherwise used in any manner that would result in a violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws by any Person (including any Secured Party or other individual or entity participating in any transaction).

Section 3.22           EEA Financial Institution. No Loan Party is an EEA Financial Institution.

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Section 3.23           Plan Assets. None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Credit Extension, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 3.24           Common Enterprise. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Loan Party, and is in its best interest.

Section 3.25           Material Agreements. All Material Agreements to which any Loan Party or any Subsidiary is a party or is bound as of the date of this Agreement are listed on Schedule 3.25. No Loan Party nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any Material Agreement to which it is a party;  or (b) any agreement or instrument evidencing or governing any Material Indebtedness, in each case, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (c) the Supply Agreement.

ARTICLE IV

Conditions Precedent

Section 4.01           Closing Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions are satisfied or waived:

(a)            Loan Documents. The Administrative Agent (or its counsel) and the FILO B Documentation Agent (or its counsel) shall have received (i) from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.13(b), may include any Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), and (ii) either (A) a counterpart of each other Loan Document signed on behalf of each party thereto or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document.

(b)           Collateral Matters.

(i)            The Administrative Agent and the FILO B Documentation Agent shall have received a duly completed Perfection Certificate, dated as of the Closing Date, together with all attachments contemplated thereby.

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(ii)           The Administrative Agent and the FILO B Documentation Agent shall have received the results of customary lien searches with respect to each Loan Party in the jurisdiction in which such Loan Party is organized or incorporated and with respect to such other locations and names of such Loan Party listed on the Perfections Certificate, together with copies of the financing statements (or similar documents) disclosed by such searches, and the Administrative Agent and the FILO B Documentation Agent shall have received evidence reasonably satisfactory to the Administrative Agent and the FILO B Documentation Agent that the Liens indicated by such financing statements (or similar documents) are either permitted by Section 6.02 or have been released (or authorized for release in a manner reasonably satisfactory to the Administrative Agent).

(iii)           Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02 to be prior to the Liens of the Administrative Agent in the applicable Collateral (including Liens on Term Loan Priority Collateral securing the Term Loan Obligations permitted under Section 6.02(b)(iii)), shall have been filed, registered or recorded or immediately upon the effectiveness of this Agreement will be filed, registered or recorded by the Administrative Agent.

(c)           Intercreditor Agreement. The Administrative Agent and the FILO B Documentation Agent shall have received the Intercreditor Agreement, duly executed by the Term Loan Agent and the Loan Parties, and which shall, concurrently with the effectiveness of this Agreement and the funding of the initial Loans on the Closing Date, be in full force and effect.

(d)           Borrowing Base Certificate; Minimum Availability.

(i)            The Administrative Agent and the FILO B Documentation Agent shall have received a Borrowing Base Certificate, dated on or about the Closing Date, executed by a Financial Officer of the Borrower, (A) calculating the Revolving Borrowing Base, the FILO A Borrowing Base and the FILO B Borrowing Base, in each case, as of the last day of the month most recently ended at least fifteen (15) Business Days prior to the Closing Date and (B) reflecting Availability as of the Closing Date, after giving pro forma effect to all Credit Extensions to be made on the Closing Date.

(ii)           Availability as of the Closing Date, after giving effect to the Transactions occurring on the Closing Date (including all Credit Extensions made on the Closing Date), shall be not less $25.0 million.

(e)            Solvency Certificate. The Administrative Agent and the FILO B Documentation Agent shall have received a solvency certificate, substantially in the form of Exhibit G, and signed by a Financial Officer of the Parent.

(f)            Officer’s Closing Certificate. The Administrative Agent and the FILO B Documentation Agent shall have received a certificate of a Responsible Officer of the Borrower certifying (i) the conditions precedent set forth in clauses (l) and (m) of this Section 4.01 are satisfied and (ii) that attached thereto are true, correct and complete copies of the Term Loan Agreement and all material Term Loan Documents, in each case as in effect on the Closing Date.

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(g)           Corporate Authority Documents. The Administrative Agent and the FILO B Documentation Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii), (iii) and (iv) below:

(i)            a copy of the certificate or articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official);

(ii)            a certificate of the secretary or assistant secretary or similar officer of each Loan Party dated the Closing Date and certifying:

(A)            that attached thereto is a true and complete copy of the by-laws (or limited partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Closing Date,

(B)            that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(C)            that the certificate or articles of incorporation, certificate of limited partnership or certificate of formation of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

(D)            as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party,

(E)            as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party;

(iii)           a certificate of another Responsible Officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above.

(h)            Legal Opinion. The Administrative Agent and the FILO B Documentation Agent shall have received, on behalf of itself and the Lenders on the Closing Date, a written opinion from Haynes and Boone, LLP, special counsel for Holdings and the Borrower (A) dated the Closing Date, (B) addressed to the Administrative Agent, and the FILO B Documentation Agent and the Lenders on the Closing Date and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and each of Holdings and the Borrower hereby instructs its counsel to deliver such opinions.

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(i)            Financial Performance Projections. The Administrative Agent and the FILO B Documentation Agent shall have received the Financial Performance Projections.

(j)            Evidence of Insurance. The Administrative Agent and the FILO B Documentation Agent shall have received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.02.

(k)           Existing ABL Refinancing. Prior to (or substantially concurrently with) the effectiveness of this Agreement and the funding of the initial Loans on the Closing Date, Holdings and its Subsidiaries shall have consummated the Existing ABL Refinancing. The Administrative Agent shall have received a customary payoff letter, in each case in form and substance satisfactory to the Administrative Agent, in respect of the Existing ABL Refinancing, specifying the amounts necessary to consummate the Existing ABL Refinancing, together with customary termination statements, discharges and other release documentation evidencing the termination of the Liens in and to the properties and assets of the Loan Parties and their Subsidiaries.

(l)            Absence of Defaults; Representations and Warranties. As of the Closing Date, and immediately after giving effect to any Borrowing or LC Credit Extension, as applicable, made on the Closing Date, and the application of the proceeds thereof,

(i)            no Default or Event of Default shall exist; and

(ii)           the representations and warranties of each Loan Party set forth in Article III of this Agreement or in any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the Closing Date (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as such earlier date).

(m)           No Material Adverse Effect. Since June 30, 2021, no event, development, circumstance or change shall have occurred that has or would reasonably be expected to have a Material Adverse Effect.

(n)           Know Your Customer.

(i)            The Administrative Agent and the FILO B Documentation Agent shall have received, at least five (5) days prior to the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(ii)            To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five (5) days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower, a Beneficial Ownership Certification in relation to the Borrower, shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

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(o)           Fees and Expenses. The Administrative Agent, and the FILO B Documentation Agent and each Lender shall have received all fees due and payable to the Administrative Agent, and the FILO B Documentation Agent or to any Lender pursuant to any Loan Document (including the Fee Letter and the FILO B Fee Letter) on or prior to the Closing Date and, to the extent invoiced at least three (3) Business Days prior to the Closing Date, and reimbursement or payment of all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented (in summary format) out-of-pocket expenses (including reasonable and documented (in summary format) fees, charges and disbursements of (x) Choate Hall & Stewart LLP, counsel to the Administrative Agent and (y) Otterbourg P.C., counsel to the FILO B Documentation Agent) required to be reimbursed or paid by the Loan Parties hereunder or under any other Loan Document.

Without limiting the generality of the provisions of Section 8.06, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s Applicable Facility Percentage share of such Borrowing.

Section 4.02           Conditions Precedent to All Credit Extensions. The obligation of each Lender on any date (including the Closing Date) to honor any request for a Loan and of each Issuing Bank on any date (including the Closing Date) to honor any request for an LC Credit Extension is subject to the satisfaction of each of the following conditions precedent:

(a)            Request for Credit Extension. The Administrative Agent and, if applicable, the FILO B Documentation Agent, the applicable Issuing Bank or the Swingline Lender, shall have received a Request for Credit Extension in accordance with the requirements of this Agreement.

(b)            Absence of Defaults; Representations and Warranties. At the time of, and immediately after giving effect to, such Borrowing or LC Credit Extension, as applicable, and the application of the proceeds thereof,

(i)            no Default or Event of Default shall exist; and

(ii)           the representations and warranties of each Loan Party set forth in Article III of this Agreement or in any other Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the date of, and upon giving effect to, such Credit Extension (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as such earlier date).

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(c)           Credit Extension Conditions. After giving effect to the proposed Credit Extension and the application of the proceeds thereof, (i) the applicable Credit Extension Conditions shall be satisfied and (ii) if applicable, the Specified FILO B Credit Extension Condition shall be satisfied.

(d)           Consolidated Cash Balance. After giving effect to any requested Revolving Loan (net of any substantially concurrent use of the proceeds of such Revolving Loan or, with respect to the funding of payroll expenses in the ordinary course of business, within seven (7) days of such Credit Extension), the Consolidated Cash Balance shall not exceed $20,000,000.

Each Request for Credit Extension (other than a SOFR Loan Notice requesting only a continuation of SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty by the Borrower that the conditions specified in clauses (b), (c) and (d) of this Section 4.02 have been satisfied on and as of the date of the applicable Credit Extension. The conditions set forth in this Section 4.02 are for the sole benefit of the Secured Parties but until the Required Revolving Lenders otherwise direct the Administrative Agent to cease making Revolving Loans and the Issuing Banks to cease issuing Letters of Credit, the Revolving Lenders will fund their Revolving Facility Percentage of all Revolving Loans and participate in all Letters of Credit whenever made or issued, which are requested by the Borrower and which, notwithstanding the failure of the Loan Parties to comply with the provisions of this Article IV, agreed to by the Administrative Agent; provided that the making of any such Revolving Loans or the issuance of any Letters of Credit shall not be deemed a modification or waiver by any Secured Party of the provisions of this Article IV on any future occasion or a waiver of any rights or the Secured Parties as a result of any such failure to comply. Notwithstanding the immediately preceding sentence, other than in connection with (i) Protective Advances made in accordance with Section 2.24 or referred to in clause (c) of the definition of “Maximum Revolving / FILO A Insolvency Amount” or (ii) a Conforming Post-Petition Financing, the Administrative Agent will not waive any condition in this Section 4.02 if it knows that the Loan Parties would breach Section 6.10 after giving effect to the applicable Credit Extension.

ARTICLE V

Affirmative Covenants

Each of Holdings (solely as to Sections 5.01, 5.05 and 5.09 as applicable to Holdings) and the other Loan Parties covenants and agrees with the Administrative Agent, each Lender and each Issuing Bank that until all of the Obligations have been Paid in Full, unless the Required Lenders shall otherwise consent in writing, the Loan Parties (and Holdings solely to the extent applicable to it) will, and the Loan Parties will cause each of their Subsidiaries to:

Section 5.01           Existence; Businesses and Properties.

(a)            Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except (i) where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (ii) as otherwise expressly permitted under Section 6.05.

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(b)            Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto reasonably necessary to the normal conduct of the business of the Borrower and the Subsidiaries and (ii) at all times maintain and preserve all property reasonably necessary to the normal conduct of the business of the Borrower and the Subsidiaries and keep such property in satisfactory repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto in accordance with prudent industry practice (in each case except as expressly permitted by this Agreement).

Section 5.02           Insurance.

(a)            Maintain, with financially sound and reputable insurance companies having a financial strength rating of at least “A-” from A.M. Best & Co., insurance in such amounts and against such risks and such other hazards as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations. Each such policy of insurance shall (i) name the Administrative Agent, on behalf of Secured Parties as an additional insured thereunder as its interests may appear, to the extent customary for such type of insurance and (ii) in the case of each casualty insurance policy and marine cargo insurance policy, contain a lender’s loss payable clause and endorsement or such other customary endorsement, reasonably satisfactory in form and substance to the Administrative Agent, that names the Administrative Agent, on behalf of Lenders as the loss payee and mortgagee, if applicable, thereunder and to the extent available provides for at least thirty (30) days’ prior written notice to the Administrative Agent of any cancellation of such policy.

(b)            If any improved real property is included in the Collateral and the area in which the Premises (as defined in the Mortgages) are located is designated a special “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain and maintain with financially sound and reputable insurance companies such flood insurance in such reasonable amount as the Administrative Agent and the Lenders may from time to time reasonably require and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and promptly upon request of the Administrative Agent or any Lender, deliver to the Administrative Agent or such Lender, as applicable, evidence of such compliance in form and substance reasonably satisfactory to the Administrative Agent or such Lender, as applicable, including evidence of annual renewals of such flood insurance.

Section 5.03           Taxes. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, pay and discharge promptly when due all material Taxes, imposed upon it or upon its income or profits or in respect of its property, as well as all lawful claims which, if unpaid, might give rise to a Lien (other than a Lien permitted under Section 6.02) upon such properties or any part thereof, except to the extent not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, and the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto and (b) in the case of a Tax or claim which has or may become a Lien on any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim; provided, however, that each Loan Party will, and will cause each Subsidiary to, remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.

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Section 5.04           Financial Statements, Reports, Etc. Furnish to (x) the Administrative Agent (which will promptly furnish such information to the Revolving Lenders and the FILO A Lenders) and (y) to the FILO B Documentation Agent (which will promptly furnish such information to the FILO B Lenders):

(a)            within ninety (90) days after the end of each fiscal year, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related statements of operations, cash flows and owners’ equity, showing the financial position of Holdings and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such fiscal year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be accompanied by customary management’s discussion and analysis and audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be (x) without a “going concern” or like qualification or exception, other than solely with respect to an upcoming maturity date of Indebtedness or a potential inability to satisfy a financial covenant, and (y) without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present, in all material respects, the financial condition and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP, supporting schedules reconciling such consolidated balance sheet and related statements of operations and cash flows with the consolidated financial condition and results of operations of Holdings or the Borrower, as applicable, for the relevant period (it being understood that the delivery by the Borrower of annual reports on Form 10-K of Holdings and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);

(b)            within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related statements of operations and cash flows, showing the financial position of Holdings and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be accompanied by customary management’s discussion and analysis and certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), supporting schedules reconciling such consolidated balance sheet and related statements of operations and cash flows with the consolidated financial position and results of operations of Holdings or the Borrower, as applicable, for the relevant period (it being understood that the delivery by the Borrower of quarterly reports on Form 10-Q of Holdings and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein);

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(c)            in respect of any fiscal month during which a Monthly Financial Statement Reporting Period in effect, within thirty (30) days after the end of such fiscal month (other than any fiscal month that corresponds to the end of a fiscal quarter), a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal month, and the related statements of operations and cash flows, showing the financial position of Holdings and its Subsidiaries as of the close of such month and the consolidated results of its operations during such month, all of which shall be in reasonable detail and certified by a Financial Officer of the Borrower on behalf of the Borrower as fairly presenting, in all material respects, the financial position and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);

(d)            concurrently with any delivery of financial statements under Section 5.04(a) or (b), a Compliance Certificate, certifying that no Default or Event of Default has occurred or, if such a Default or an Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

(e)            promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, the Borrower or any of its Subsidiaries with the SEC or any securities exchange, or distributed to its stockholders generally, as applicable and all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries;

(f)             together with each delivery under Section 5.04(a), a detailed consolidated and consolidated monthly budget for such fiscal year (including (i) a projected consolidated and consolidated balance sheet of Holdings and its Subsidiaries as of the end of each month during such fiscal year, and the related consolidated and consolidated statements of projected cash flow and projected income for each fiscal quarter during such fiscal year and for the portion of such fiscal year then elapsed and (b) projected Borrowing Bases and Availability as of the end of each fiscal month during such fiscal year) and, as soon as available, significant revisions, if any, of such budget and quarterly projections with respect to such fiscal year (to the extent that such revisions have been approved by the Borrower’s board of directors (or equivalent governing body)), including a description of underlying assumptions with respect thereto (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Borrower to the effect that, to such Financial Officer’s knowledge, the Budget is a reasonable estimate for the period covered thereby;

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(g)            promptly following a request therefor, all documentation and other information that the Administrative Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation;

(h)            together with the delivery of the annual Compliance Certificate delivered pursuant to Section 5.04(d), deliver an updated Perfection Certificate reflecting all changes since the date of the information most recently received pursuant to this Section 5.04(h) or Section 5.09(e);

(i)             promptly following reasonable request therefor from the Administrative Agent, copies of (i) any documents described in Sections 101(f) and/or (j) of ERISA with respect to any Plan, and/or (ii) any notices or documents described in Sections 101(f), (k) and/or (l) of ERISA requested with respect to any Multiemployer Plan; provided that, if any Loan Party or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Plan or Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Party(ies) and/or the ERISA Affiliate(s) shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof;

(j)             promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any of its Subsidiaries, or compliance with the terms of any Loan Document, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender);

(k)            promptly, but in any event within three (3) Business Days after the furnishing, receipt or execution thereof, copies of (i) any amendment, waiver, consent or other written modification of the Term Loan Agreement or any material amendment, waiver, consent or other written modification of any other Term Loan Document, (ii) any notice of default or any notice related to the exercise of remedies under the Term Loan Documents, and (iii) any other material notice, certificate or other information or document provided to, or received from, the Term Loan Agent or the Term Loan Secured Parties (in their capacities as such), including in any event, copies of all Compliance Certificates (as defined in the Term Loan Agreement), monthly financial statements and cash flow forecasts and reports required to be delivered pursuant to the Term Loan Agreement;

(l)             together with delivery of any monthly financial statements pursuant to Section 5.04(c) or (k), a reasonably detailed calculation of “EBITDA” (as defined in, and calculated in the manner required by, the Term Loan Agreement as in effect on the Closing Date), which calculation may be set forth in any “Compliance Certificate” delivered pursuant to Section 5.04(k); ~~and~~

(m)            promptly, but in any event within five (5) Business Days after the furnishing, receipt or execution thereof, copies of (i) any termination, material amendment or other material written modification of any Material Agreement or any Material Indebtedness (other than the Term Loan Obligations), and (ii) any notice of default or any notice related to the exercise of remedies with respect to any Material Indebtedness (other than the Term Loan Obligations);

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(n)            promptly, but in any event within one (1) Business Day furnishing, receipt or execution thereof, copies of all reports, statements and notices delivered or received by the Loan Parities pursuant to the Supply Agreement; and

(o)            Until the Spring-Out Date has occurred, on Friday of each week (i) an updated Thirteen Week Cash Flow Statement for then proceeding 13 week period; and (ii) a Weekly Variance Report.

Documents required to be delivered pursuant to Section 5.04(a), (b), (c) or (e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings or the Borrower (or a representative thereof) posts such documents (or provides a link thereto) at www.tuesdaymorning.com; provided that, other than with respect to items required to be delivered pursuant to Section 5.04(e), Holdings or the Borrower shall promptly notify (which notice may be by facsimile or electronic mail) the Administrative Agent and the FILO B Documentation Agent of the posting of any such documents at www.tuesdaymorning.com and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by Holdings or the Borrower to the Administrative Agent for posting on behalf of Holdings and the Borrower on Internet or intranet website (or the Platform), if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) with respect to any item required to be delivered pursuant to Section 5.04(e) in respect of information filed by Holdings or its applicable Parent Entity with any securities exchange or with the SEC or any analogous Governmental Authority or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q reports and Form 10-K reports), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority.

The Loan Parties hereby acknowledge that the Administrative Agent may make available materials or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) to the Lenders and the Issuing Banks by posting the Borrower Materials on IntraLinks, SyndTrack or another similar secure electronic transmission system (the “Platform”). Each Loan Party further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Administrative Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). The Administrative Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

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Section 5.05            Notices of Material Events. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof:

(a)            any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)            any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the Borrower or any of their Subsidiaries would reasonably be expected to have a Material Adverse Effect;

(c)            the occurrence of any ERISA Event or Foreign Plan Event that, individually or together with all other ERISA Events or Foreign Plan Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(d)            the filing of any Lien for unpaid taxes in excess of $1,000,000;

(e)            any change in the Borrower’s chief executive officer or chief financial officer;

(f)            any discharge, resignation or withdrawal of the registered public accounting firm (provided that filing an applicable 8-K with the SEC shall satisfy any notice requirements under clause (e) above or this clause (f));

(g)            any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event, in each case involving assets with a fair market or book value in excess of $1,000,000;

(h)            any change in the information provided in the Beneficial Ownership Certification, if any, delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification; ~~and~~

(i)             any other development specific to Holdings, the Borrower or any of their Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect, and

(j)             any notice from the Program Agent of the occurrence of an “event of default” or termination of the Supply Agreement.

Each notice delivered under this Section 5.05 (i) shall be in writing and (ii) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and (if applicable) any action taken or proposed to be taken with respect thereto.

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Section 5.06            Compliance with Laws. (a) Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.08, to laws related to Taxes, which are the subject of Section 5.03 or to matters addressed in Section 5.06(b)(ii) and (b) (i) maintain in effect and enforce policies and procedures designed to ensure compliance by each Loan Party and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions and (ii) comply with all Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions in all material respects.

Section 5.07            Maintaining Records; Access to Properties and Inspections.

(a)            Maintain all financial records in a manner sufficient to permit the preparation of consolidated financial statements in accordance with GAAP.

(b)            Permit the Administrative Agent, subject (except when an Event of Default exists) to reasonable advance notice to, and reasonable coordination with, the Borrower and normal business hours, to visit and inspect the properties of the Loan Parties and their Subsidiaries, at the Borrower’s expense, inspect, audit and make extracts from any Loan Parties and their Subsidiaries corporate, financial or operating records, and discuss with their respective officers, employees, agents, advisors and independent accountants (subject to such accountants’ customary policies and procedures) the business, financial condition, assets and results of operations of any such Person (it being understood that a representative of the Borrower or any applicable Loan Party or Subsidiary is allowed to be present in any discussions with officers, employees, agent, advisors and independent accountants); provided that the Administrative Agent shall not exercise such rights more often than two (2) times during any twelve (12) month period absent the existence of an Event of Default.

(c)            Permit an Acceptable Appraiser to conduct, and cooperate with such Acceptable Appraiser in connection with, appraisals or updates thereof of Inventory to be included in any Borrowing Base (each such appraisal or update thereto, an “Inventory Appraisal”) and in each twelve (12) month period (unless the Borrower otherwise requests that additional Inventory Appraisals be conducted in the relevant twelve (12) month period, as provided below), the Administrative Agent may (and upon the written request of the FILO B Documentation Agent, shall) cause to be conducted up to two (2) such Inventory Appraisals (at the expense of the Borrowers); provided that (i) until the Spring-Out Date in each twelve (12) month period, the Administrative Agent may (and upon the written request of the FILO B Documentation Agent, shall) conduct, or cause to be conducted, up to four (4) such Inventory Appraisals (at the expense of the Borrower), (ii) if any Specified Event of Default has occurred and is continuing, there shall be no limit on the number of such Inventory Appraisals that the Administrative Agent may cause to be conducted at the expense of Borrower, and (ii) the Administrative Agent, may cause to be conducted additional Inventory Appraisals during any relevant twelve (12) month period (at the Lenders’ own expense). In addition to the foregoing, the Borrower may request in writing to the Administrative Agent that additional Inventory Appraisals be conducted from time to time, each at the expense of the Borrower, in order to effect a change in the Appraised Value Percentage of any of the Eligible Inventory or to evaluate and appraise any Inventory acquired in an acquisition other investment permitted under this Agreement or owned by any current or prospective Loan Party (and any such Inventory Appraisal shall not be considered for purposes of any limitation on Inventory Appraisals provided for herein). It is understood and agreed that (a) the Inventory Appraisals referred to in this Section 5.07(c) shall be for the benefit of the FILO B Lenders and the FILO B Lenders and the FILO B Documentation Agent shall not have a right to separate and/or independent Inventory Appraisals and (b) the methodology of each Inventory Appraisal shall be consistent with the appraisal methodology utilized in the most recent Inventory Appraisal completed as of the Closing Date (or the methodology most recently approved by the FILO B Documentation Agent), unless any changes in such methodology are approved by the FILO B Documentation Agent in its reasonable discretion. In the event the FILO B Documentation Agent disagrees with the results of any Inventory Appraisal or its methodology, which Inventory Appraisal results in a higher Appraised Value Percentage than the prior Inventory Appraisal, the prior Inventory Appraisal shall continue to be the Inventory Appraisal utilized for all purposes under this Agreement.

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(d)            Permit the Administrative Agent (or professionals selected and engaged by the Administrative Agent) to conduct, and cooperate with Administrative Agent or such professionals in connection with, field examinations of (i) the books and records relating to the Borrowing Base Collateral and related financial information, in each case to ensure the adequacy of the Collateral included in the Borrowing Bases and of the Borrower’s practices in computing the Borrowing Bases and (ii) related reporting and control systems (each, a “Field Examination”), and in each twelve (12) month period, the Administrative Agent may (and upon the written request of the FILO B Documentation Agent, shall) conduct, or cause to be conducted, up to two (2) such Field Examinations (at the expense of the Borrower); provided that (A) until the Spring-Out Date in each twelve (12) month period, the Administrative Agent may (and upon the written request of the FILO B Documentation Agent, shall) conduct, or cause to be conducted, up to four (4) such Field Examinations (at the expense of the Borrower), (B) if any Specified Event of Default has occurred and is continuing, there shall be no limit on the number of such Field Examinations that the Administrative Agent may cause to be conducted (each at the expense of the Borrowers), and (~~B~~C) the Administrative Agent may cause to be conducted additional Field Examinations during any relevant twelve (12) month period (at the Lenders’ own expense). In addition to the foregoing, the Borrower may request in writing to the Administrative Agent that additional Field Examinations be conducted from time to time, each at the expense of the Borrower, in order to evaluate (x) the books and records relating to the prospective Borrowing Base Collateral of any current or prospective Loan Party and (y) the prospective Borrowing Base Collateral of any current or prospective Loan Party, in each case to ensure the adequacy of the Collateral included in any Borrowing Base and related reporting and control systems (and any such Field Examination shall not be considered for purposes of any limitation on Field Examinations provided for herein). The Loan Parties acknowledge and agree that the Administrative Agent shall, in connection with the Transactions, cause a Field Examination to be commenced on or about the Closing Date (with such Field Examination anticipated to be completed on or before the date that is ninety (90) days after the Closing Date). All such Field Examinations shall be commenced upon reasonable notice to the Borrower and performed during normal business hours of the Borrower. It is understood and agreed that Field Examinations referred to in this Section 5.07(d) shall be for the benefit of the FILO B Lenders and the FILO B Lenders and the FILO B Documentation Agent shall not have a right to separate and/or independent Field Examinations.

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(e)            Reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses (other than legal fees or costs and expenses which are covered under Section 9.05) of the Administrative Agent in connection with (i) Inventory Appraisals (subject to the limitations in Section 5.07(c)) and (ii) Field Examinations (subject to the limitations in Section 5.07(d)). Subject to and without limiting the foregoing, the Borrower specifically agrees to pay the Administrative Agent’s then standard charges for examination activities, including the standard charges of the Administrative Agent’s internal appraisal group (it being understood that this sentence shall not limit the Administrative Agent’s right to use third parties for such purposes). No such inspection or visit shall unduly interfere with the business or operations of the Borrower, nor result in any damage to the Property or other Collateral. Neither the Administrative Agent nor any Lender shall have any duty to the Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with the Borrower. The Borrower acknowledges that all inspections, appraisals and reports are prepared by the Administrative Agent and Lenders for their purposes, and the Borrower shall not be entitled to rely upon them.

Section 5.08            Compliance with Environmental Laws.

(a)            Comply, and make reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws. This clause (a) shall be deemed not breached by a noncompliance with the foregoing if, upon learning of such noncompliance, the Borrower and any of its affected Subsidiaries promptly undertake reasonable efforts to eliminate such noncompliance, and such noncompliance and the elimination thereof, in the aggregate with any other noncompliance with any of the foregoing and the elimination thereof, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)            Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, generate, use, treat, store, release, dispose of, and otherwise manage Hazardous Materials in a manner that would not reasonably be expected to result in a material liability to the Borrower or any of the Subsidiaries or to materially affect any Real Property; and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Hazardous Materials in a manner that could reasonably be expected to result in a material liability to, or materially affect any Real Property.

Section 5.09            Further Assurances; Additional Guarantors; Mortgages.

(a)            Without limiting anything contained in this Section 5.09, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, financing statements, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any Applicable Law, or that the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure the perfection and priority of the Liens created or intended to be created by the Security Documents, all at the expense of the Loan Parties.

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(b)            If any asset (other than real property or improvements thereto or any interest therein) that has an individual fair market value in an amount greater than $1.0 million (as reasonably estimated by the Borrower) is acquired by Holdings, the Borrower or any Subsidiary Guarantor after the Closing Date or owned by an entity at the time it becomes a Subsidiary Guarantor (including as the result of a Division) (in each case other than assets constituting Collateral under a Security Document that become subject to a perfected Lien in favor of the Administrative Agent under such Security Document upon acquisition thereof or any Excluded Asset), cause such asset to be subjected to a perfected Lien securing the Obligations and take, and cause the applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.09(a), all at the expense of the Loan Parties, subject to Section 5.09(f).

(c)            Within sixty (60) days following the Administrative Agent’s written request, grant and cause each of the Subsidiary Guarantors to grant to the Administrative Agent (or, if the Administrative Agent shall so direct, a collateral agent, sub-agent or similar agent) security interests and mortgages in the Mortgageable Real Property of the Borrower or any such Subsidiary Guarantors specified in such request pursuant to Mortgages reasonably satisfactory to the Administrative Agent and constituting valid and enforceable Liens subject to no other Liens except as are permitted by Section 6.02. With respect to each such Mortgage, the Borrower shall deliver (at its expense) to the Administrative Agent contemporaneously therewith all Real Property Documents requested by the Administrative Agent, other than those Real Property Documents which are to be obtained (at the Borrower’s expense) by the Administrative Agent.

(d)            If (i) any additional Subsidiary (other than an Excluded Subsidiary) is formed or acquired after the Closing Date (including as the result of a Division) or (ii) any Excluded Subsidiary ceases to be an Excluded Subsidiary pursuant to the definition thereof, concurrently with the formation or acquisition thereof or of such Subsidiary ceasing to be an Excluded Subsidiary, notify the Administrative Agent and the Lenders thereof and, within ten (10) Business Days after such date (or such longer period as the Administrative Agent shall agree), cause such Subsidiary to become a Subsidiary Guarantor by delivering a supplement to the Collateral Agreement, in the form specified therein, duly executed on behalf of such Subsidiary. Upon execution and delivery thereof, each such Person (x) shall automatically become a Subsidiary Guarantor under the Loan Documents and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (y) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any property of such Loan Party which constitutes Collateral. In connection therewith, the Administrative Agent shall have received all documentation and other information regarding such newly formed or acquired Subsidiary as may be required to comply with the applicable “know your customer” rules and regulations, including the USA PATRIOT Act and, if applicable, the Beneficial Ownership Regulation (it being understood and agreed that the Administrative Agent shall not accept delivery of any joinder to any Loan Document with respect to any Subsidiary of any Loan Party that is not a Loan Party, unless the Administrative Agent has completed its USA PATRIOT ACT searches, OFAC/PEP searches and customary individual background checks for such Subsidiary, the results of which shall be satisfactory to the Administrative Agent).

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(e)            (i) Furnish to the Administrative Agent promptly (and in any event within five (5) Business Days or such later date as the Administrative Agent may agree in its sole discretion) written notice of any change in (A) any Loan Party’s corporate or organization name, (B) any Loan Party’s organizational form or (C) any Loan Party’s organizational identification number; provided that neither Holdings nor the Borrower shall effect or permit any such change unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

(f)             To the extent any improved real property is to be included in the Collateral, each Loan Party will, and will cause each Subsidiary to, execute and/or deliver, as applicable, such other documents as the Administrative Agent may reasonably request on behalf of any Lender that is a regulated financial institution or any Affiliate of such a Lender (each, a “Regulated Lender Entity”), in each case, to the extent such other documents are required for compliance by such Regulated Lender Entity with Applicable Law with respect to flood insurance diligence, documentation and coverage under all applicable Flood Insurance Laws. Prior to signing by the Loan Parties of any mortgage or deed of trust to secure the Obligations, the applicable Loan Parties and the Administrative Agent shall have received and shall have provided each Regulated Lender Entity requesting the same a copy of the life of loan flood zone determination relative to the property to be subject to such mortgage or deed of trust delivered to the Administrative Agent and copies of the other documents required by any such Regulated Lender Entity as provided in the preceding sentence and the Administrative Agent shall have received confirmation from each Regulated Lender Entity that flood insurance due diligence and flood insurance compliance has been satisfactorily completed by such Regulated Lender Entity (such confirmation not to be unreasonably withheld, conditioned or delayed, and shall be delivered promptly upon such completion by the applicable Regulated Lender Entity).

(g)            At any time that any improved real property constitutes Collateral, no modification of a Loan Document shall increase any Regulated Lender Entity’s Commitment or extend the Scheduled Maturity Date as to any Loan or Commitment any Regulated Lender Entity hereunder until the Administrative Agent shall have received confirmation from each such Regulated Lender Entity that flood insurance due diligence and flood insurance compliance has been satisfactorily completed by such Regulated Lender Entity (such confirmation not to be unreasonably withheld, conditioned or delayed, and shall be delivered promptly upon such completion by the applicable Regulated Lender Entity).

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(h)            The provisions of this Section 5.09 with respect to the granting and perfection of security interests need not be satisfied with respect to (i) leasehold real property, (ii) Equity Interests of any Joint Ventures which cannot be pledged without the consent of one (1) or more third parties that is not an Affiliate of a Loan Party, (iii) Margin Stock, (iv) security interests to the extent the same would result in adverse tax consequences as reasonably determined by the Borrower and agreed to by the Administrative Agent, (v) any property and assets the pledge of which would require governmental consent, approval, license or authorization (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other Applicable Law), (vi) Excluded Deposit Accounts of the type described in clause (a) and (b) of the definition of Excluded Deposit Accounts, and (vii) all foreign intellectual property and any “intent-to-use” trademark applications prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law (collectively, “Excluded Assets”). Notwithstanding anything to the contrary herein, (x) the Loan Parties shall not be required to grant a security interest in any Collateral or perfect a security interest in (A) any Collateral to the extent the burden or cost of obtaining or perfecting a security interest therein outweighs the benefit of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent or (B) in any contract, license or permit, if the granting of a security interest in such asset would be prohibited by enforceable anti-assignment provisions of contracts or Applicable Law or a pledge would violate the terms of any contract with respect to such assets (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other Applicable Law) or would trigger termination pursuant to any “change of control” or similar provision in any contract and (y) the Administrative Agent’s Lien in the following Collateral shall not be required to be perfected: (A) motor vehicles and any other assets subject to state law certificate of title statutes, (B) commercial tort claims with an individual value not in excess of $1,000,000, (C) letter of credit rights to the extent not perfected by the filing of a financing statement under the Uniform Commercial Code and (D) Excluded Deposit Accounts of the type described in clause (c) and (d) of the definition of Excluded Deposit Accounts.

Section 5.10            Fiscal Year; Accounting. In the case of Holdings and the Borrower, (i) unless the Administrative Agent otherwise consents in its sole discretion, cause each of its fiscal quarters and fiscal years to end on the date set forth for such fiscal quarter or fiscal year on Schedule 1.03 and (ii) prohibit any change to the accounting policies or reporting practices of the Loan Parties, except in accordance with GAAP.

Section 5.11            [RESERVED].

Section 5.12            Collateral Monitoring and Reporting; Cash Management.

(a)            Borrowing Base Certificates. The Borrower shall deliver to (x) the Administrative Agent (which will promptly furnish such information to the Revolving Lenders and the FILO A Lenders) and (y) to the FILO B Documentation Agent (which will promptly furnish such information to the FILO B Lenders), monthly Borrowing Base Certificates on or prior to the 15th Business Day of each month prepared as of the close of business on the last day of the previous fiscal month or after the occurrence and during the continuance of a Borrowing Base Reporting Trigger Period, the Borrower shall deliver to the Administrative Agent and the FILO B Documentation Agent weekly Borrowing Base Certificates on or prior to Thursday of every week prepared as of the close of business on Saturday of the previous week, which weekly Borrowing Base Certificates shall be in the form of Exhibit B unless otherwise reasonably agreed to by the Administrative Agent; provided that, at any time when Borrowing Base Certificates are required to be delivered pursuant to this Section 5.12(a) on a monthly basis, the Borrower may elect, at its option, to deliver more frequent Borrowing Base Certificates, in which case such Borrowing Base Certificates may, at the election of the Borrower, be computed in accordance with the requirements for Borrowing Base Certificates required to be delivered during the continuance of a Borrowing Base Reporting Trigger Period for a minimum period of at least four (4) consecutive weeks. All calculations of Availability in any Borrowing Base Certificate shall be made by the Borrower and certified by a Financial Officer of the Borrower, provided that the Administrative Agent may from time to time review and adjust any such calculation to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve. By the 20th day after the end of each fiscal quarter, the Borrower shall deliver updates, if any, to Schedule 2(b) to the Perfection Certificate most recently delivered to reflect all locations of Inventory at the end of such fiscal quarter. Concurrently with the delivery of each Borrowing Base Certificate pursuant to this Section 5.12(a), the Borrower shall deliver to the Administrative Agent and the FILO B Documentation Agent a Consolidated Cash Balance Report setting forth the Consolidated Cash Balance as of the end of the prior Business Day. The Borrower and the Administrative Agent hereby agree that the delivery of any Borrowing Base Certificate through the Portal, subject to the Administrative Agent’s authentication process, by such other electronic method as may be approved by the Administrative Agent from time to time in its sole discretion, or by such other electronic input of information necessary to calculate the Borrowing Bases as may be approved by the Administrative Agent from time to time in its sole discretion, shall in each case be deemed to satisfy the obligation of the Borrower to deliver any such Borrowing Base Certificate to the Administrative Agent (but not, for the avoidance of doubt, to the FILO B Documentation Agent), with the same legal effect as if such Borrowing Base Certificate had been manually executed by a Financial Officer of the Borrower and delivered to the Administrative Agent.

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(b)            Records and Reports. The Borrower shall keep accurate and complete records of its Accounts and Credit Card Receivables, including all payments and collections thereon, and Inventory, and shall submit to the Administrative Agent and to the FILO B Documentation Agent sales, collection and reconciliation reports, inventory mix reports for stores (which will not be required to be at store level detail) and distribution centers, sales and margin reports for the Loan Parties taken as a whole, and other reports requested by the Administrative Agent in its Permitted Discretion (or by the FILO B Documentation Agent in its “Permitted Discretion”) in form satisfactory to the Administrative Agent (or, if applicable, the FILO B Documentation Agent) on a periodic basis (but not more frequently than at the time of delivery of each Borrowing Base Certificate pursuant to Section 5.12(a)). The Borrower shall also provide to the Administrative Agent and the FILO B Documentation Agent, on or before the 15th Business Day of each month, a listing by Credit Card Processor of all outstanding Credit Card Receivables as of the end of the preceding month.

(c)            Proceeds of Collateral. The Borrower shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts, Credit Card Receivables or otherwise relating to Collateral are made directly to a Deposit Account subject to a Control Agreement. If the Borrower receives cash or any check, draft or other item of payment payable to the Borrower with respect to any Collateral, it shall hold the same in trust for the Administrative Agent and promptly deposit the same into a Collateral Deposit Account subject to a Control Agreement.

(d)            Administration of Deposit Accounts; Control Agreements.

(i)            Schedule 5.12(d) sets forth (A) all Deposit Accounts (including Excluded Deposit Accounts), securities accounts (as defined in the UCC) and commodities accounts (as defined in the UCC) maintained by the Loan Parties, including all Collateral Deposit Accounts, as of the Closing Date and (B) a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party. Each Loan Party shall be the sole account holder of each Deposit Account (other than Excluded Deposit Accounts) and shall not allow any other Person (other than the Administrative Agent and the Term Loan Agent (which shall have a first priority interest in only those Deposit Accounts that are exclusively maintained for and contain only the identifiable proceeds of Term Loan Priority Collateral)) to have control over a Deposit Account (other than Excluded Deposit Accounts) or any deposits therein. The Borrower (A) shall promptly notify the Administrative Agent of (x) any opening or closing of a Deposit Account (other than any Excluded Deposit Account) and (y) any Excluded Deposit Account ceasing to constitute an Excluded Deposit Account, and (B) shall not open any Deposit Accounts (other than any Excluded Deposit Accounts) at a depository bank not reasonably acceptable to the Administrative Agent.

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(ii)            On or prior to the date that is thirty (30) days after the Closing Date (such date, as may be extended by the Administrative Agent in its sole discretion, the “Cash Management Compliance Date”), each Loan Party shall execute and deliver to the Administrative Agent Control Agreements for each Deposit Account maintained by such Loan Party (other than Excluded Deposit Accounts).

(iii)            On the Closing Date, deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”), substantially in the form attached hereto as Exhibit H, which have been executed on behalf of such Loan Party and delivered to such Loan Party’s Credit Card Issuers and Credit Card Processors listed on Schedule 5.12(d).

(iv)            Before opening or replacing any Collateral Deposit Account or other Deposit Account (other than Excluded Deposit Accounts), each Loan Party shall cause each bank or financial institution in which it seeks to open a Collateral Deposit Account or other such Deposit Account, to enter into a Control Agreement with the Administrative Agent in order to (A) give the Administrative Agent Control of such Collateral Deposit Account or other Deposit Account and (B) provide for, during a Cash Dominion Trigger Period, a daily sweep into the Agent Dominion Account or such other account as the Administrative Agent may direct of the collected and available balance in such Collateral Deposit Account or other Deposit Account (other than (x) amounts necessary to cover required account fees to be debited from such Deposit Account by the applicable depository bank with respect to such Deposit Account and, thereafter, and (y) an additional amount up to $5,000 that can be kept in each account for overdraft protection). In the case of Deposit Accounts maintained with Lenders, the terms of such Deposit Accounts shall be subject to the provisions of this Agreement regarding setoffs.

(v)            Each Loan Party shall cause each bank or other depository institution at which any Deposit Account (excluding for the avoidance of doubt, the Operating Account) is maintained for the collection of Accounts, sales revenue, payments by any Account Debtor, Credit Card Receivables and other cash receipts (each, a “Collateral Deposit Account”), which Collateral Deposit Accounts as of the Closing Date are identified as such on Schedule 5.12, to transfer to the Concentration Account by standing wire (or alternative funds transfer method), on a daily basis, the full amount of the collected and available balance in each such Deposit Account maintained by any Loan Party at the beginning of each Business Day (other than (x) amounts necessary to cover required account fees to be debited from such Deposit Account by the applicable depository bank with respect to such Deposit Account and, thereafter, and (y) an additional amount up to $5,000 that can be kept in each account for overdraft protection). Each Loan Party irrevocably appoints the Administrative Agent as such Loan Party’s attorney-in-fact to collect such balances during a Cash Dominion Trigger Period to the extent any such delivery is not so made. Other than during a Cash Dominion Trigger Period, collections which are received into the Concentration Account shall be deposited into the Operating Account. During a Cash Dominion Trigger Period, collections which are received into the Concentration Account shall be transferred by standing wire (or alternative funds transfer method) on a daily basis to the Agent Dominion Account and applied in accordance with Section 2.10.

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(vi)            Each Loan Party hereby acknowledges and agrees that (i) the funds on deposit in (A) the Concentration Account, (B) any other Collateral Deposit Account or other Deposit Account subject to a Control Agreement shall, in each case, at all times constitute Collateral securing the Obligations and (ii) during the existence and continuance of a Cash Dominion Trigger Period, such Loan Party shall have no right of withdrawal from the Concentration Account and the funds on deposit in (A) the Concentration Account or (B) any other Collateral Deposit Account or other Deposit Account subject to a Control Agreement that are not being transferred to the Concentration Account shall be transferred to the Agent Dominion Account for application to the Obligations as provided in this Agreement. In the event that any Loan Party receives or otherwise has dominion and control of any such proceeds or collections in contravention of the provisions of this Section 5.12(d) and Section 5.12(c), such proceeds and collections shall be held in trust by such Person for the Administrative Agent, shall not be commingled with any of such Person’s other funds or deposited in any account of such Person and shall promptly be deposited into the Concentration Account or dealt with in such other fashion as such Person may be instructed by the Administrative Agent.

(vii)            On or prior to the Cash Management Compliance Date, each Loan Party shall execute and deliver to the Administrative Agent Control Agreements for each of securities accounts and commodities accounts listed on Scheduled 5.12(d) as of the Closing Date. Each Loan Party will provide to the Administrative Agent a Control Agreement for each securities account and commodities account of such Loan Party promptly after the establishment or acquisition of any such account after the Closing Date and prior to transferring or depositing any funds or other assets therein.

Section 5.13            Use of Proceeds. Use the proceeds of any Credit Extensions (a) on the Closing Date, (i) to consummate the Existing ABL Refinancing, (ii) to pay Transaction Costs, (iii) to consummate the Closing Date Repurchase Transaction, and (iv) except as specified and limited by the foregoing clause (iii), for working capital needs and other general corporate purposes of the Borrower and its Subsidiaries, and (b)  after the Closing Date, for working capital needs and other general corporate purposes of the Borrower and its Subsidiaries, in each case to the extent expressly permitted under Applicable Law and the Loan Documents.

Section 5.14            Post-Closing Obligations. Complete each of the post-closing obligations listed on Schedule 5.14, as soon as commercially reasonable and in any event on or before the date set forth for such post-closing obligation on Schedule 5.14 (as such date may be extended by the Administrative Agent in writing in its sole discretion), each of which post-closing obligation shall be completed or provided in form and substance reasonably satisfactory to the Administrative Agent.

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Section 5.15            Retention of Consultants.  The Borrower no later than July 12, 2022 (or such later date as agreed by the Administrative Agent and FILO B Documentation Agent in their sole discretion) retain a third-party consultant (the “Borrower Consultant”) until the Spring-Out Date has occurred which engagement is upon terms and conditions and scope acceptable the Administrative Agent and at the sole cost and expenses of the Borrower. The Loan Parties (i) covenant and agree that the Loan Parties shall fully cooperate with the Borrower Consultant, (ii) hereby authorize the Administrative Agent and FILO B Documentation Agent (or their respective agents or advisors) to communicate directly with the Borrower Consultant regarding any and all matters related to the Loan Parties, including, without limitation, all financial reports and projections developed, reviewed or verified by the Borrower Consultant and all additional information, reports and statements requested by the Administrative Agent or any Lender, and (iii) hereby irrevocably authorize and direct the Borrower Consultant to provide the Administrative Agent with copies of reports and other information or materials prepared or reviewed by the Borrower Consultant as the Administrative Agent or any Lender may request; provided, that none of the Loan Parties or Borrower Consultant will be required to disclose any document, information or other matter (x) in respect of which disclosure to the Administrative Agent or any Lender (or their respective agent or representatives) is prohibited by law or any binding agreement entered into with third parties that are not Affiliates of the Borrower (and only so long as such confidentiality obligations were not incurred to avoid disclosure pursuant to this section) or (y) that is, upon the reasonable advice of the Borrower’s counsel, subject to attorney-client or similar privilege or constitutes attorney work product.

ARTICLE VI

Negative Covenants

Each of Holdings (solely as to Section 6.08(a)) and the other Loan Parties covenants and agrees with the Administrative Agent, each Lender and each Issuing Bank that until the Obligations are Paid in Full, unless the Required Lenders shall otherwise consent in writing, the Loan Parties will not and will not permit any of their Subsidiaries to (and Holdings as to Section 6.08(a), will not):

Section 6.01            Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)            Indebtedness of any Loan Party under the Loan Documents;

(b)            Indebtedness pursuant to Swap Agreements not incurred for speculative purposes;

(c)            Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, securing unemployment insurance and other social security laws or regulation, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other similar obligations to the Borrower or any Subsidiary;

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(d)            Indebtedness of the Borrower owed to any Subsidiary and of any Subsidiary owed to the Borrower or any other Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Subsidiary Guarantor owed to the Loan Parties is permitted under Section 6.04(b) and (ii) Indebtedness of the Borrower and of any other Loan Party owed to any Subsidiary that is not a Subsidiary Guarantor (“Subordinated Intercompany Debt”) shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(e)            Indebtedness in respect of bids, trade contracts (other than for debt for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts, financial assurances and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business (including Indebtedness in respect of letters of credit, bank guarantees or similar instruments in lieu of such items to support the issuance thereof);

(f)             Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protection and similar arrangements, in each case, incurred in the ordinary course of business in connection with cash management and deposit accounts;

(g)            (x) Indebtedness assumed or acquired in connection with Permitted Business Acquisitions, which Indebtedness may be secured only by the assets acquired in connection with such Permitted Business Acquisitions or unsecured, and provided that (A) such Indebtedness exists at the time of such Permitted Business Acquisition and is not incurred in contemplation of such event and (B) after giving effect to the assumption or acquisition of such Indebtedness, the Payment Conditions are satisfied and (y) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that in the case of clauses (x) and (y) if such Indebtedness is incurred by the Borrower or any Loan Party and secured with ABL Priority Collateral, such Indebtedness shall be secured only by a Junior Lien with respect to the ABL Priority Collateral pursuant to an intercreditor agreement satisfactory to the Administrative Agent;

(h)            Capital Lease Obligations, mortgage financings and purchase money Indebtedness (including any industrial revenue bond, industrial development bond and similar financings) incurred by the Borrower or any Subsidiary prior to or within two hundred seventy (270) days after the acquisition, lease, repair or improvement of the respective asset in order to finance such acquisition, lease, repair or improvement, and any Permitted Refinancing Indebtedness in respect thereof, in an aggregate outstanding principal amount that at the time of, and after giving effect to, the incurrence thereof (together with Indebtedness outstanding pursuant to Section 6.01(i)) would not exceed $15.0 million (or such greater amount with the consent of the Administrative Agent);

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(i)             Capital Lease Obligations incurred by the Borrower or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03 and any Permitted Refinancing Indebtedness in respect thereof in an aggregate outstanding principal amount that at the time of, and after giving effect to the incurrence of (together with Indebtedness outstanding pursuant to Section 6.01(h)) would not exceed $15.0 million;

(j)             (i) Indebtedness of the Loan Parties constituting Term Loan Obligations and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that the aggregate outstanding principal amount of the Indebtedness permitted under clause (i) and (ii) of this Section 6.01(j) shall not to exceed the sum of (i) $25.0 million plus (ii) the amount of capitalized (i.e., paid in kind) interest accruing on the Term Loan Obligations in accordance with the Term Loan Documents (or on any Permitted Refinancing Indebtedness in respect thereof in accordance with the documents evidencing such Permitted Refinancing Indebtedness);

(k)            Guarantees (i) by the Loan Parties of the Indebtedness described in Section 6.01(j) and Section 6.01(o), (ii) by the Borrower or any Loan Party of any Indebtedness of any other Loan Party permitted to be incurred under this Agreement, (iii) by the Borrower or any Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Guarantor, (iv) by any Subsidiary that is not a Loan Party of Indebtedness of Holdings and its Subsidiaries to the extent, in the case of clauses (iii) and (iv), such Guarantees are permitted by Section 6.04(b) or (j)(ii); provided that Guarantees by the Borrower or any Loan Party under this Section 6.01(k) of any other Indebtedness of a Person that is subordinated to the Obligations shall be expressly subordinated to the Obligations on terms not materially less favorable to the Lenders as those governing the subordination of such other Indebtedness to the Obligations; provided further that no Guarantee by Holdings or any of its Subsidiaries of any Subordinated Indebtedness or the Indebtedness described in Section 6.01(j) shall be permitted unless Holdings or the applicable Subsidiaries, as the case may be, shall have also provided a Guarantee of the Obligations under the Loan Documents on substantially the terms set forth in the applicable Guarantee of such Indebtedness or on terms acceptable to the Administrative Agent;

(l)             Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including without limitation earn-out obligations), in each case, incurred or assumed in connection with the acquisition or Disposition of any business or assets (including Equity Interests of Subsidiaries) of the Borrower or any Subsidiary permitted by Section 6.04 or Section 6.05, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business or assets for the purpose of financing such acquisition; provided that the aggregate maximum liability of the Borrower and its Subsidiaries in respect of any such Indebtedness does not exceed $10.0 million in the aggregate at any one time;

(m)            [Reserved];

(n)            Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

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(o)            (i) additional Indebtedness of the Borrower or any Subsidiary and (ii) any Permitted Refinancing Indebtedness in respect thereof; provided that (x) after giving effect to such incurrence or issuance, no Event of Default shall have occurred and be continuing, (y) such Indebtedness shall be Subordinated Indebtedness that matures no earlier than the date that is, and has a Weighted Average Life to Maturity no shorter than, at the time of such incurrence or issuance, ninety-one (91) days after the Latest Maturity Date and (z) after giving effect to any such incurrence or issuance of such Indebtedness, the Payment Conditions are satisfied;

(p)            [Reserved];

(q)            Indebtedness existing on the Closing Date and set forth on Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(r)            Indebtedness not in respect of borrowed money supported by a Letter of Credit, in a principal amount not in excess of the Stated Amount of such Letter of Credit;

(s)            Indebtedness incurred by the Borrower and its Subsidiaries representing deferred compensation to directors, officers, employees, members of management and consultants of Holdings, any Parent Entity, the Borrower or any Subsidiary in the ordinary course of business in an aggregate amount at any one time outstanding not to exceed $10.0 million;

(t)            Indebtedness consisting of promissory notes issued by the Borrower and its Subsidiaries to current or former directors, officers, employees, members of management or consultants of, Holdings, any Parent Entity, the Borrower or any Subsidiary (or their respective estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner) to finance the purchase or redemption of Equity Interests of any Parent Entity permitted by Section 6.06(c) in an aggregate amount at any one time outstanding not to exceed $7.5 million;

(u)            Indebtedness in respect of letters of credit, bankers’ acceptances supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(v)            Indebtedness arising out of the creation of any Lien (other than Liens securing debt for borrowed money) permitted under Section 6.02;

(w)            Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(x)             unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent that they are permitted to remain unfunded under Applicable Law;

(y)            other Indebtedness of any Borrower or any Subsidiary that is unsecured or secured by a Lien permitted under Section 6.02(y), in an aggregate outstanding principal amount not to exceed $5.0 million at any one time outstanding and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; and

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(z)            all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on Indebtedness described in paragraphs (a) through (y) above.

Section 6.02            Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including Equity Interests, evidences of Indebtedness or other securities of any Person) at the time owned by it or on any income or revenues or rights in respect of any thereof, except:

(a)            Liens on property or assets of the Borrower and the Subsidiaries existing on the Closing Date and set forth on Schedule 6.02 and any refinancing, modification, replacement, renewal or extension thereof; provided, that the Lien does not extend to any additional property other than after-acquired property that is affixed to or incorporated in the property covered by such Lien and the proceeds and products thereof;

(b)            any Lien (i) created under the Loan Documents, (ii) on cash or deposits granted in favor of any Issuing Bank hereunder to Cash Collateralize any Defaulting Lender’s participation in Letters of Credit issued under this Agreement, as applicable and (iii) securing Indebtedness permitted by Section 6.01(j);

(c)            any Lien securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(g), provided that such Lien (A) in the case of Liens securing Capital Lease Obligations and purchase money Indebtedness, applies solely to the assets securing such Indebtedness immediately prior to the consummation of the related Permitted Business Acquisition and after acquired property that is affixed to or incorporated in the assets securing such Indebtedness, to the extent required by the documentation governing such Indebtedness (without giving effect to any amendment thereof effected in contemplation of such acquisition or assumption), and the proceeds and products thereof (provided that individual financings provided by one (1) Person (or its Affiliates) otherwise permitted to be secured by Liens under this Section 6.02(c) may be cross-collateralized to other such financings provided by such Person (or its Affiliates)), (B) in the case of Liens securing Indebtedness other than Capital Lease Obligations or purchase money Indebtedness, such Liens do not extend to the property of any Person other than the Person acquired in such acquisition and the subsidiaries of such Person (and the Equity Interests in such Person), (C) in the case of clause (A) and clause (B), such Lien is not created in contemplation of or in connection with such acquisition or assumption, (D) in the case of a Lien securing Permitted Refinancing Indebtedness, any such Lien is permitted, subject to compliance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness” and (E) in the case of any Indebtedness incurred by the Borrower or any Loan Party and secured with ABL Priority Collateral, such Indebtedness shall be secured only by a Junior Lien on such ABL Priority Collateral pursuant to an intercreditor arrangement satisfactory to the Administrative Agent;

(d)            Liens for Taxes, assessments or other governmental charges or levies which are not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, which are being contested in accordance with Section 5.03;

(e)            landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or, if more than thirty (30) days overdue, which are being contested in accordance with Section 5.03;

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(f)             (i) pledges and deposits made (including to support obligations in respect of letters of credit, bank guarantees or similar instruments to secure) in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing premiums or liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations or otherwise as permitted in Section 6.01(c) and (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including to support obligations in respect of letters of credit, bank guarantees or similar instruments for the benefit of) insurance carriers in respect of property, casualty or liability insurance to the Borrower or any Subsidiary provided by such insurance carriers;

(g)            (i) deposits to secure the performance of bids, trade contracts (other than for debt for borrowed money), leases (other than Capital Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts, financial assurances and completion and similar obligations, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this Section 6.02(g);

(h)            zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

(i)             Liens securing Capital Lease Obligations, mortgage financings, and purchase money Indebtedness or improvements thereto hereafter acquired, leased, repaired or improved by the Borrower or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements); provided that (i) such security interests secure only Indebtedness permitted by Section 6.01(h) (including any Permitted Refinancing Indebtedness in respect thereof), (ii) such security interests are created, and the Indebtedness secured thereby is incurred, within two hundred seventy (270) days after such acquisition, lease, completion of construction or repair or improvement (except in the case of any Permitted Refinancing Indebtedness), (iii) the Indebtedness secured thereby does not exceed the cost of such equipment or other property or improvements at the time of such acquisition or construction, including transaction costs (including any fees, costs or expenses or prepaid interest or similar items) incurred by the Borrower or any Subsidiary in connection with such acquisition or construction or material repair or improvement or financing thereof and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary (other than to the proceeds and products of and the accessions to such equipment or other property or improvements but not to other parts of the property to which any such improvements are made; provided that individual financings provided by one (1) Person (or its Affiliates) otherwise permitted to be secured by Liens under this clause (i) may be cross-collateralized to other such financings provided by such Person (or its Affiliates));

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(j)             Liens arising out of (i) Sale and Lease-Back Transactions permitted under Section 6.03 and (ii) any Indebtedness incurred in connection therewith permitted by Section 6.01(i) (and any Permitted Refinancing Indebtedness in respect thereof), so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds or products thereof and related property;

(k)            Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l)             Liens disclosed by the title insurance policies delivered in connection with the Mortgages or pursuant to Section 5.09 and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m)           any interest or title of a lessor, sublessor, licensor or sublicensee under any leases, subleases, licenses or sublicenses entered into by the Borrower or any Subsidiary in the ordinary course of business;

(n)            Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary, (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business, (iv) attaching to commodity trading or other brokerage accounts incurred in the ordinary course of business and (v) encumbering reasonable customary initial deposits and margin deposits;

(o)            Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(p)            Liens securing obligations in respect letters of credit permitted under Section 6.01(c), (e), (r) and (u);

(q)            (i) leases, subleases, licenses or sublicenses of property in the ordinary course of business or (ii) rights reserved to or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any Subsidiary or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(r)             Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s)            Liens (i) solely on any cash earnest money deposits or Permitted Investments made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Permitted Business Acquisition or other Investment permitted hereunder and (ii) consisting of an agreement to dispose of any property in a transaction permitted under Section 6.05;

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(t)            Liens arising from precautionary UCC financing statements (or similar filings under other Applicable Law) regarding operating leases or consignment or bailee arrangements;

(u)           Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof arising out of such repurchase transaction;

(v)            (i) Liens on Equity Interests in Joint Ventures securing obligations of such Joint Venture and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements entered into in the ordinary course of business;

(w)           Liens in favor of the Borrower or the Subsidiaries that are Loan Parties securing intercompany Indebtedness permitted under Section 6.04;

(x)            Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or the Subsidiaries in the ordinary course of business and (ii) arising by operation of law under Article 2 of the Uniform Commercial Code;

(y)           Liens with respect to property or assets of any Borrower or any Subsidiaries securing Indebtedness permitted under Section 6.01(y); provided that (i) the aggregate principal amount of the Indebtedness or other obligations secured by such Liens does not exceed $5.0 million at any time outstanding and (ii) any such Liens on ABL Priority Collateral shall be Junior Liens and shall be subject to an intercreditor arrangement satisfactory to the Administrative Agent;

(z)            Liens on insurance policies and the proceeds thereof securing the financing of Indebtedness permitted pursuant to Section 6.01(n)(i);

(aa)         ground leases in the ordinary course in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located; and

(bb)         (i) Liens in favor of the Administrative Agent (for the benefit of the Revolving Secured Parties) securing Secured Swap Obligations permitted by Section 6.01, (ii) Liens in favor of the Administrative Agent (for the benefit of the Revolving Secured Parties) securing Secured Cash Management Obligations permitted by Section 6.01 and (iii) Liens in favor of the Administrative Agent (for the benefit of the Revolving Secured Parties) securing Secured Bank Product Obligations permitted by Section 6.01.

Section 6.03            Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any fixed or capital assets, used or useful in its business, whether now owned or hereafter acquired, and substantially contemporaneously rent or lease from the transferee such fixed or capital assets that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”), except for any such sale of any fixed or capital assets acquired by the Borrower or any Subsidiary after the Closing Date that is permitted under Section 6.05(g) and is consummated within ninety (90) days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

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Section 6.04           Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, another Person, or make any Acquisition (each, an “Investment”), except:

(a)            Investments among the Borrower and the Subsidiary Guarantors;

(b)           Investments by the Borrower and the Subsidiary Guarantors in Subsidiaries that are not Subsidiary Guarantors; provided that (i) no Event of Default shall have occurred and be continuing at the time any such Investment is made and (ii) the sum of all such Investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof, but net in the case of intercompany loans, and in any event, after giving effect to any returns, profits, distributions, and similar amounts, repayment of loans and the release of guarantees) made on or after the Closing Date shall not exceed an aggregate net amount equal to $5.0 million outstanding at any time; and provided further that intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries shall not be included in calculating the limitation in this paragraph at any time;

(c)           Permitted Investments and investments that were Permitted Investments when made;

(d)           Investments arising out of the receipt by the Borrower or any Subsidiary of promissory notes and other non-cash consideration for Dispositions permitted under Section 6.05 (excluding clauses (a), (b), (e), (f)(i), (j), (k), (p), (r), (u), and (v) of Section 6.05);

(e)            (i) loans and advances to directors, officers, employees, members of management or consultants of Holdings (or any Parent Entity), the Borrower or any Subsidiary in the ordinary course of business not to exceed $1.0 million in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof) and (ii) advances of payroll payments and expenses to directors, officers, employees, members of management or consultants in the ordinary course of business;

(f)            accounts receivable, notes receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers made in the ordinary course of business;

(g)           Investments under Swap Agreements permitted pursuant to Section 6.01;

(h)           Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.04 and any modification, replacement, renewal or extension thereof so long as any such modification, renewal or extension thereof does not increase the amount of such Investment except by terms thereof or as otherwise permitted by this Section 6.04;

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(i)            Investments resulting from pledges and deposits permitted by Section 6.02(b)(ii), (f) and (g);

(j)            Investments (i) constituting Permitted Business Acquisitions and (ii) by any Subsidiary that is not a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor;

(k)           Guarantees (i) permitted by Section 6.01(k) and (ii) of leases (other than Capital Lease Obligations) or of other obligations not constituting Indebtedness, in each case in the ordinary course of business;

(l)            Investments received in connection with the bankruptcy or reorganization of any Person, or settlement of obligations of, or other disputes with or judgments against, or foreclosure or deed in lieu of foreclosure with respect to any Lien held as security for an obligation, in each case in the ordinary course of business;

(m)          the Closing Date Repurchase Transaction;

(n)           [reserved];

(o)           Investments in Holdings in amounts and for purposes for which Restricted Payments to Holdings would have been permitted under Section 6.06, in lieu of such Restricted Payments;

(p)           to the extent constituting Investments, (i) Sale and Lease-Back Transactions, (ii) Restricted Payments, and (iii) prepayments and repurchases of Indebtedness expressly permitted under Section 6.03 and/or 6.06;

(q)          so long as no Default or Event of Default shall have occurred and be continuing, Investments made in cash by the Borrower or any Subsidiary in an outstanding aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $7.5 million, (plus any returns, profits, distributions and similar amounts, and the repayments of loans in respect of Investments theretofore made by it pursuant to this Section 6.04(q));

(r)            other Investments (other than Guarantees) made in cash by the Borrower or any Subsidiary so long as the Payment Conditions are satisfied;

(s)           Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit or (ii) customary trade arrangements with customers; and

(t)            Investments to the extent the consideration paid therefor consists solely of Equity Interests of any Parent Entity not resulting in a Change in Control.

Notwithstanding anything to the contrary in this Agreement, in no event shall any Loan Party make any Investment consisting of, or otherwise contribute or transfer, any Material Intellectual Property to any Person that is not a Loan Party other than to the extent constituting non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by a Loan Party in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of the Borrower and its Subsidiaries.

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Section 6.05          Mergers, Consolidations and Dispositions. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (in one (1) transaction or in a series of related transactions) all or any part of its assets (whether now owned or hereafter acquired), or Dispose of any Equity Interests of any Subsidiary of the Borrower (including pursuant to any Division), except that this Section shall not prohibit:

(a)            (i) the Disposition of inventory and equipment in the ordinary course of business by the Borrower or any Subsidiary, (ii) the Disposition of surplus, obsolete, used or worn out property (other than Inventory), whether now owned or hereafter acquired, in the ordinary course of business by the Borrower or any Subsidiary, (iii) the leasing or subleasing of real property in the ordinary course of business by the Borrower or any Subsidiary or (iv) the Disposition of Permitted Investments in the ordinary course of business;

(b)            if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) the merger of any Subsidiary of Holdings (which shall either be (A) newly formed expressly for the purpose of such transaction and which owns no assets, (B) Intermediate Holdings or (C) a Subsidiary of the Borrower) into the Borrower in a transaction in which the Borrower is the surviving or resulting entity or the surviving or resulting Person (which Person shall be organized or existing under the laws of the United States, any state thereof or the District of Columbia) expressly assumes the obligations of the Borrower in a manner reasonably satisfactory to the Administrative Agent (for the avoidance of doubt, the Borrower shall not be permitted to consummate a Division), (ii) the merger or consolidation of any Subsidiary with or into any other Subsidiary; provided that in any such merger or consolidation involving any Subsidiary Guarantor, a Subsidiary Guarantor shall be the surviving or resulting Person, (iii) the liquidation or dissolution of any Subsidiary (other than the Borrower) if the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower and the assets of such liquidating or dissolving Subsidiary are transferred to the Borrower or a Subsidiary Guarantor, or (iv) the merger of Parent and Intermediate Holdings (or the dissolution or consolidation of Intermediate Holdings);

(c)            Dispositions among the Borrower and the Subsidiary Guarantors (upon voluntary liquidation or otherwise);

(d)           [reserved];

(e)           to the extent constituting a Disposition, Liens permitted by Section 6.02, Investments permitted by Section 6.04 (other than Section 6.04(p)), and Restricted Payments permitted by Section 6.06 (other than Section 6.06(f));

(f)            Dispositions of receivables in the ordinary course of business (i) not as part of an accounts receivables financing transaction or (ii) in connection with the collection, settlement or compromise thereof in a bankruptcy or similar proceeding;

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(g)           Dispositions by the Borrower or any Subsidiary of assets not otherwise permitted by this Section 6.05; provided that the consideration for any Disposition shall be at least 75% cash consideration (provided that for purposes of the 75% cash consideration requirement (w) the amount of any Indebtedness or other liabilities of the Borrower or any Subsidiary (as shown on such Person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection and substantially contemporaneously with such Disposition, and (y) any securities received by such Subsidiary from such transferee that are converted by such Subsidiary into cash or cash equivalents (to the extent of the cash or cash equivalents received) substantially contemporaneously following the closing of the applicable Disposition, in each case, shall be deemed to be cash); provided further that immediately prior to and after giving effect to such Disposition, no Event of Default shall have occurred or be continuing; provided further that prior to or concurrently with any such Disposition involving Borrowing Base Collateral, an updated Borrowing Base Certificate (based on the Borrowing Base Certificate most recently provided or required to be provided as of that date by the Borrower) shall have been provided to the Administrative Agent setting forth the adjusted figures thereon on a pro forma basis for such Disposition and no breach of Section 6.10 shall exist after giving pro forma effect thereto;

(h)           Dispositions by the Borrower or any Subsidiary of assets that were acquired in connection with an acquisition permitted hereunder (including, without limitation, Permitted Business Acquisitions); provided that any such sale, transfer, lease or other disposition shall be made or contractually committed to be made within two hundred seventy (270) days of the date such assets were acquired by the Borrower or such Subsidiary; and provided further that, the Payment Conditions are satisfied at the time of such Disposition; and provided further that prior to or concurrently with any such Disposition involving Borrowing Base Collateral, an updated Borrowing Base Certificate (based on the Borrowing Base Certificate most recently provided or required to be provided as of that date by the Borrower) shall have been provided to the Administrative Agent setting forth the adjusted figures thereon on a pro forma basis for such Disposition and no breach of Section 6.10 shall exist after giving pro forma effect thereto;

(i)            any merger or consolidation in connection with an Investment permitted under Section 6.04; provided that (i) if the continuing or surviving Person is a Loan Party or a Subsidiary of a Loan Party, such Loan Party or Subsidiary shall have complied with its obligations under Section 5.09 (if any), and (ii) if the Borrower is a party thereto, the Borrower shall be the continuing or surviving Person or the continuing or surviving Person (which Person shall be organized or existing under the laws of the United States, any state thereof or the District of Columbia) shall assume the obligations of the Borrower in a manner reasonably acceptable to the Administrative Agent;

(j)            licensing and cross-licensing arrangements involving any technology or other intellectual property of the Borrower or any Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of or materially detracting from the value of the business of the Borrower and its Subsidiaries;

(k)            Dispositions of Inventory or other property of the Borrower or any Subsidiary determined by the management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of its Subsidiaries; provided that, if any such Inventory constitutes Borrowing Base Collateral, then prior to or concurrently with any such Disposition, an updated Borrowing Base Certificate (based on the Borrowing Base Certificate most recently provided or required to be provided as of that date by the Borrower) shall have been provided to the Administrative Agent setting forth the adjusted figures thereon on a pro forma basis for such Disposition and no breach of Section 6.10 shall exist after giving pro forma effect thereto;

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(l)            [reserved];

(m)          the issuance of Qualified Capital Stock by the Borrower;

(n)           sales of Equity Interests of any Subsidiary of the Borrower; provided that, in the case of the sale of the Equity Interests of a Subsidiary Guarantor, the purchaser shall be the Borrower or another Subsidiary Guarantor or such transaction shall fit within another clause of this Section 6.05 or constitute an Investment permitted by Section 6.04 (other than Section 6.04(p));

(o)           Dispositions of property (other than Borrowing Base Collateral) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale, transfer, lease or other disposition are promptly applied to the purchase price of such replacement property;

(p)           leases, subleases, licenses or sublicenses of property (other than intellectual property) in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Subsidiaries;

(q)           Dispositions of property subject to casualty or condemnation proceeding (including in lieu thereof) upon receipt of the net proceeds therefor;

(r)            Dispositions of property in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower and the Subsidiaries;

(s)            Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements;

(t)            [reserved];

(u)           terminations of Swap Agreements;

(v)           the expiration of any option agreement in respect of real or personal property;

(w)          [reserved];

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(x)            any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(y)           [reserved];

(z)            any change in form of entity of any Subsidiary if the Borrower determines in good faith that such change in form is in the best interests of the Borrower; provided that the Borrower and such Subsidiary shall substantially concurrently with such change in form take all actions necessary, if any, to preserve the perfection of the Administrative Agent’s Lien on the Equity Interests in and Property of such Subsidiary (other than any Excluded Assets); and

(aa)         as long as (i) no Event of Default then exists or would arise therefrom and (ii) Availability on the date of the proposed transaction (calculated on a pro forma basis) is equal to or greater than 10.0% of the Modified Revolving Loan Cap, bulk sales or other dispositions of the Loan Parties’ Inventory outside of the ordinary course of business in connection with store closings that are conducted on an arm’s-length basis and not to an Affiliate; provided that such store closures and related Inventory dispositions shall not exceed, in any fiscal year 20.0% of the number of the Loan Parties’ stores as of the beginning of such fiscal year (net of store relocations wherein a binding lease has been entered into for a new store opening prior to the related store closure date); provided, further, that all sales of Inventory in connection with store closings shall be paid to a Deposit Account that is subject to a Control Agreement; provided further that prior to or concurrently with any such Disposition of Inventory under this clause (aa), an updated Borrowing Base Certificate (based on the Borrowing Base Certificate most recently provided or required to be provided as of that date by the Borrower) shall have been provided to the Administrative Agent setting forth the adjusted figures thereon on a pro forma basis for such Disposition and no breach of Section 6.10 shall exist after giving pro forma effect thereto.

Notwithstanding anything to the contrary contained above in this Section 6.05, (i) no Disposition or series of related Dispositions in excess of $1.0 million shall be permitted by this Section 6.05 (other than Dispositions pursuant to clause (a)(ii), (b), (c), (i), (k), (r), (s), (u), or (v)) unless such Disposition is for fair market value (as reasonably determined by the Borrower), (ii) no Disposition of Borrowing Base Collateral shall be permitted by Section 6.05(aa) without receiving at least 75% cash consideration for each such Disposition, (iii) no Disposition shall be permitted by Section 6.05(k) unless such Disposition is for at least 75% cash consideration for each such Disposition, (iv) no Disposition or series of related Dispositions in excess of $1.5 million shall be permitted by Section 6.05(h) unless such Disposition is for at least 75% cash consideration; provided that for purposes of the 75% cash consideration requirement in the foregoing clauses (iii) and (iv), (w) the amount of any Indebtedness or other liabilities of the Borrower or any Subsidiary (as shown on such Person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection and substantially contemporaneously with such Disposition, and (y) any securities received by such Subsidiary from such transferee that are converted by such Subsidiary into cash or cash equivalents (to the extent of the cash or cash equivalents received) substantially contemporaneously with the closing of the applicable Disposition, in each case, shall be deemed to be cash, (v) no Disposition of Borrowing Base Collateral shall be permitted under this Section 6.05 (other than pursuant to clause (a)(i) hereof) unless (A) such Disposition is to a Loan Party or (B) an updated Borrowing Base Certificate (based on the Borrowing Base Certificate most recently provided or required to be provided as of that date by the Borrower) shall have been provided to the Administrative Agent setting forth the adjusted figures thereon on a pro forma basis for such Disposition and no breach of Section 6.10 shall exist after giving pro forma effect thereto, and (vi) in no event shall (x) any Loan Party Dispose of any Material Intellectual Property to any Person that is not a Loan Party other than to the extent constituting non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by a Loan Party in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of the Borrower and its Subsidiaries or (y) any Subsidiary that is not a Loan Party own or develop any Material Intellectual Property.

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Section 6.06          Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any Equity Interests of the Borrower or any of its Subsidiaries (other than dividends and distributions on such Equity Interests payable solely by the issuance of additional Equity Interests of the Borrower or any of its Subsidiaries) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any Equity Interests of the Borrower or any of its Subsidiaries or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests of the Person redeeming, purchasing, retiring or acquiring such shares) (a “Restricted Payment”); provided, however, that:

(a)           each Subsidiary may make Restricted Payments to the Borrower and to any Subsidiary (and, in the case of a Restricted Payment by a Subsidiary that is a non-wholly-owned Subsidiary, to the Borrower and to any Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b)           the Borrower may make Restricted Payments in cash as shall be necessary to allow Holdings (or any Parent Entity) (i) to pay operating expenses in the ordinary course of business and other corporate overhead, legal, accounting and other professional fees and expenses (including, without limitation, those owing to third parties plus any customary indemnification claims made by directors, officers, employees, members of management and consultants of Holdings (or any Parent Entity) directly attributable and reasonably allocated to the ownership or operations of Holdings, the Borrower and the Subsidiaries), (ii) to pay fees and expenses related to any debt or equity offering, investment or acquisition permitted hereunder (whether or not successful), and (iii) to pay franchise or similar taxes and other fees and expenses required in connection with the maintenance of its existence and its ownership of the Borrower and in order to permit Holdings to make payments (other than cash interest payments) which would otherwise be permitted to be paid by the Borrower under Section 6.07(b);

(c)           the Borrower may make Restricted Payments in the form of cash or, to the extent permitted by Section 6.01(t), unsecured Indebtedness consisting of promissory notes, the proceeds of which are used to purchase or redeem the Equity Interests of Holdings or any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, officers, employees, members of management or consultants of any Parent Entity, the Borrower or any of its Subsidiaries (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) or by any Plan, in each case, pursuant to and in accordance with stock option plans or other benefit plans for management or employees, provided that the aggregate amount of such Restricted Payments under this Section 6.06(c) shall not exceed $2.5 million in any fiscal year, which, if not used in any year, may be carried forward to the next subsequent fiscal year;

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(d)           repurchases of Equity Interests in Holdings (or any Parent Entity), the Borrower or any Subsidiary deemed to occur upon exercise of stock options or similar Equity Interests if such repurchased Equity Interests represent a portion of the exercise price of such options or taxes to be paid in connection therewith;

(e)           the Borrower and any Subsidiary of the Borrower may make Restricted Payments in cash to any direct or indirect member of an affiliated group of corporations that files a consolidated U.S. federal tax return with the Borrower (the “Tax Distributions”), provided that, such Tax Distributions shall not exceed the excess of (i) the amount that the Borrower or such Subsidiaries would have been required to pay in respect of federal, state or local taxes, as the case may be, in respect of such year if the Borrower or such Subsidiaries had paid such taxes directly as a stand-alone taxpayer or stand-alone group and (ii) the portion of such federal, state or local taxes that is paid by the Borrower or such Subsidiaries;

(f)            to the extent constituting a Restricted Payment, the Borrower and the Subsidiaries may enter into transactions expressly permitted by Section 6.05(b) or (m);

(g)           the Borrower may make Restricted Payments to Holdings the proceeds of which shall be used by Holdings to make (or to make a Restricted Payment to any Parent Entity to enable it to make) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Holdings or any Parent Entity;

(h)           payments made by the Borrower or any of its Subsidiaries in cash in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management or consultants of the Borrower (or any Parent Entity) or any of its Subsidiaries (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of the foregoing) and any repurchases of Equity Interests in consideration for such payments including demand repurchases in connection with the exercise of stock options;

(i)            the Borrower may make Restricted Payments to Holdings in cash so long as the Payment Conditions are satisfied on a pro forma basis immediately after giving effect to such Restricted Payment; and

(j)            redemptions, repurchases, retirements or other acquisitions of Equity Interests of the Borrower or any Parent Entity in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary) of, Equity Interests of the Borrower or any Parent Entity (to the extent the proceeds of such sale are contributed to the capital of the Borrower) (in each case, other than any Equity Interests issued or sold that are not Qualified Capital Stock) (“Refunding Capital Stock”);

provided that, notwithstanding anything to the contrary herein, no Loan Party may make any Restricted Payment consisting of any Material Intellectual Property.

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Section 6.07           Transactions with Affiliates.

(a)            Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates, unless such transaction is (i) otherwise permitted (or required) under this Agreement and (ii) except with respect to Investments permitted by Section 6.04, upon terms no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate.

(b)           The foregoing Section 6.07(a) shall not prohibit,

(i)            any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Entity,

(ii)            loans or advances to directors, officers, employees, members of management or consultants of Holdings, the Borrower or any of its Subsidiaries permitted by Section 6.04,

(iii)           transactions among the Loan Parties, in each case otherwise permitted by the Loan Documents,

(iv)          the payment of fees and indemnities to directors, officers, employees, members of management or consultants of any Parent Entity, the Borrower and the Subsidiaries in the ordinary course of business,

(v)           permitted agreements in existence on the Closing Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect,

(vi)          (A) any employment or severance agreements or arrangements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers, directors, members of management or consultants, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract or arrangement and transactions pursuant thereto,

(vii)         Restricted Payments permitted under Section 6.06,

(viii)        any purchase by Holdings of or contributions to, the equity capital of the Borrower,

(ix)           [reserved],

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(x)            any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing, which letter states that such transaction is on terms that are no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate (such letter, a “Fairness Opinion”),

(xi)           the Transactions,

(xii)          Guarantees permitted by Section 6.01,

(xiii)         the issuance and sale of Qualified Capital Stock,

(xiv)        [reserved], and

(xv)         the indemnification of directors, officers, employees, members of management or consultants of any Parent Entity, the Borrower and its Subsidiaries in accordance with customary practice.

In the event the Borrower or any of its Subsidiaries proposes to consummate any transaction with an Affiliate (other than a transaction permitted under Section 6.07(b)) involving aggregate consideration of equal to or greater than $30.0 million, the Borrower shall, prior to the consummation of such transaction, deliver a Fairness Opinion with respect to such transaction to the Administrative Agent.

Section 6.08           Business of Holdings, the Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than:

(a)           in the case of Holdings, (i) ownership and acquisition of Equity Interests in Intermediate Holdings or the Borrower, as applicable, together with activities directly related thereto, (ii) performance of its obligations under and in connection with the Loan Documents (and Permitted Refinancing Indebtedness in respect thereof), (iii) actions incidental to the consummation of the Transactions, (iv) the performance of its obligations after the Closing Date in respect of guaranteeing Indebtedness or obligations of the Borrower and its Subsidiaries, (v) the payment by Holdings, directly or indirectly, of dividends or other distributions (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests, or directly or indirectly redeeming, purchasing, retiring or otherwise acquiring for value any of its Equity Interests or setting aside any amount for any such purpose, (vi) actions required by law to maintain its existence, (vii) the payment of taxes and other customary obligations, (viii) the issuance of Equity Interests, and (ix) activities incidental to its maintenance and continuance and to the foregoing activities, or

(b)           in the case of the Borrower and any Subsidiary, any business or business activity conducted by any of them on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

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Notwithstanding anything to the contrary contained in herein, Holdings shall not sell, dispose of, grant a Lien on or otherwise transfer its Equity Interests in Intermediate Holdings or the Borrower, as applicable (other than (i) Liens created by the Security Documents, (ii) subject to the relevant intercreditor agreement, Liens created by the Term Loan Documents, (iii) Liens arising by operation of law that would be permitted under Section 6.02 or (iv) the sale, disposition or other transfer (whether by purchase and sale, merger, consolidation, liquidation or otherwise) of the Equity Interests of the Borrower to any Parent Entity that becomes a Loan Party and agrees to be bound by this Section 6.08 contemporaneously with the consummation of such transaction).

Section 6.09           Modifications of Indebtedness or Organizational Documents; Restricted Debt Payments; Burdensome Agreements.

(a)            (i) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation or by-laws or limited liability company operating agreement of Holdings, the Borrower or any of the Subsidiary Guarantors or (ii) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to any Term Loan Document to the extent that any such amendment, modification, waiver or other change would be prohibited by the terms of the Intercreditor Agreement; or

(b)           Make, or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Indebtedness, Indebtedness secured by a Junior Lien (other than the Term Loan Obligations), or unsecured Indebtedness for borrowed money (including any Indebtedness incurred under Section 6.01(o)), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of such Subordinated Indebtedness, Indebtedness secured by a Junior Lien (other than the Term Loan Obligations), or unsecured Indebtedness for borrowed money (except for (i) Refinancings otherwise permitted by Section 6.01, (ii) payments of regularly scheduled interest, fees, expenses and indemnification obligations and, to the extent this Agreement is then in effect, principal on the scheduled maturity date thereof, (iii) any AHYDO “catch up” payments and (iv) the conversion of any Subordinated Indebtedness or unsecured Indebtedness for borrowed money to Qualified Capital Stock of Holdings or any Parent Entity, and excluding in any event the FILO B Loans) (each such payment or distribution, a “Restricted Debt Payment”)); provided, however, that any such Restricted Debt Payment may be made so long as the Payment Conditions are satisfied on a pro forma basis immediately after giving effect to such Restricted Debt Payment.

(c)            Permit the Borrower or any Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to (or the repayment of cash advances from) the Borrower or any Subsidiary or (ii) the granting of Liens on Collateral pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(i)            restrictions imposed by Applicable Law;

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(ii)            (A) contractual encumbrances or restrictions in effect on the Closing Date or contained in any agreements related to any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, or (B) any such encumbrances or restrictions in any Term Loan Documents or Permitted Refinancing Indebtedness in respect thereof, in each case so long as the scope of such encumbrance or restriction is no more expansive in any material respect than any such encumbrance or restriction in effect on the Closing Date (or the date of issuance as the case may be), or any agreement (regardless of whether such agreement is in effect on the Closing Date) providing for the subordination of Subordinated Intercompany Debt;

(iii)           any restriction on a Subsidiary imposed pursuant to an agreement entered into for the Disposition of all or substantially all the Equity Interests or assets of such Subsidiary pending the closing of such sale or disposition;

(iv)          customary provisions in Joint Venture agreements and other similar agreements applicable to Joint Ventures entered into in the ordinary course of business;

(v)           any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(vi)          customary provisions contained in leases, subleases, licenses or sublicenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(vii)          customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(viii)        customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(ix)          customary restrictions and conditions contained in any agreement relating to any Disposition permitted under Section 6.05 pending the consummation of such Disposition;

(x)            customary restrictions and conditions contained in the document relating to any Lien, so long as (A) such Lien is permitted under Section 6.02 and such restrictions or conditions relate only to the specific asset subject to such Lien and the proceeds and products thereof, and (B) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(xi)          customary net worth provisions contained in real property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;

(xii)          any agreement in effect at the time such Person becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary; or

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(xiii)         restrictions contained in any documents documenting Indebtedness permitted hereunder of any Subsidiary that is not a Subsidiary Guarantor or required to become a Subsidiary Guarantor.

(d)           Make, or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Term Loan Obligations, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Term Loan Obligations, except to the extent expressly permitted under the Intercreditor Agreement.

(e)           Prepay, redeem, purchase, defease or otherwise satisfy, directly or indirectly, prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest and mandatory prepayments of principal and interest shall be permitted) any principal in respect to the FILO A Loans or the FILO B Loans, except to the extent the applicable Payment Conditions are satisfied on a pro forma basis immediately after giving effect to any such prepayment, redemption, purchase, defeasance or other satisfaction of any principal in respect of the FILO A Loans or the FILO B Loans, as the case may be.

(f)            in the case of any Loan Party, agree to, or incur, any Contractual Obligation which would prohibit such Loan Party from providing, or continuing to provide, a Guarantee of the Obligations.

(g)           amend, modify, extend or otherwise change, or consent or agree to any amendment, modification, extension or waiver or other change to Supply Agreement or terminate or allow the termination of the Supply Agreement prior to one hundred and eighty days (180) of the First Amendment Effective Date, in each case without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, delayed or conditioned.

Section 6.10           Minimum Availability Covenant. Permit Availability at any time to be less than the greater of (a) $7.5 million and (b) 7.5% of the Modified Revolving Loan Cap.

Section 6.11          Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or extending credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X; (b) to make any payments to a Sanctioned Country or a Sanctioned Person, to finance any investments in a Sanctioned Country or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Country or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Country or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions applicable to any party hereto; (c) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, any Anti-Money Laundering Laws or any Sanctions.

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Section 6.12           Foreign Subsidiaries. Neither Holdings nor the Borrower shall form or acquire any Foreign Subsidiary.

ARTICLE VII

Events of Default and Remedies

Section 7.01           Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a)           any representation or warranty made or deemed made by any Loan Party in any Loan Document, or in any certificate or other instrument required to be given by any Loan Party in writing furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made pursuant to the terms of the Loan Documents or so furnished by such Loan Party;

(b)           default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)           default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in Section 7.01(b)) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days;

(d)          default shall be made in the due observance or performance by Holdings, the Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in Sections 5.05(a), 5.07, 5.12(c), 5.15 or in Article VI;

(e)           default shall be made in the (i) failure to deliver (x) a Borrowing Base Certificate required to be delivered pursuant to Section 5.12(a); or (y) updated Thirteen Week Cash Flow Statement or Weekly Variance Report required to be delivered pursuant to Section 5.04(o) each within two (2) Business Days of the date such Borrowing Base Certificate is required to be delivered or (ii) due observance or performance by Holdings, the Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in Section 7.01(b), (c) or (d)) and such default shall continue unremedied for a period of thirty (30) days after the earlier of (A) written notice thereof from the Administrative Agent or the Required Lenders to the Borrower or (B) any Responsible Officer of a Loan Party obtaining actual knowledge of such breach or default;

(f)            (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders any Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) Holdings, the Borrower, or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this Section 7.01(f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder; provided further that any such failure is unremedied and not waived by the holders of such Indebtedness prior to the acceleration of the Loans pursuant to this Section 7.01;

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(g)           there shall have occurred a Change in Control;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any such Subsidiary, or of a substantial part of the property or assets of Holdings, the Borrower or any material Subsidiary, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any such Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any such Subsidiary or (iii) the winding-up or liquidation of Holdings, the Borrower or any such Subsidiary (except, in the case of any such Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)            Holdings, the Borrower or any Subsidiary, shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in Section 7.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any such Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any such Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j)            the failure by Holdings, the Borrower or any Subsidiary to pay one (1) or more final judgments aggregating in excess of $7.5 million (to the extent not covered by third-party insurance as to which the insurer has been notified of such judgment and does not deny coverage), which judgments are not discharged or effectively waived or stayed for a period of sixty (60) consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any Subsidiary to enforce any such judgment;

(k)            (i) an ERISA Event and/or a Foreign Plan Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Plan(s) or (iii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such Person does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

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(l)            (i) any Loan Document shall for any reason cease to be, or shall be asserted in writing by Holdings, the Borrower or any Subsidiary not to be, a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings, the Borrower and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by Holdings, the Borrower or any other Loan Party not to be (other than in a notice to the Administrative Agent to take requisite actions to perfect such Lien), a valid and perfected security interest (perfected as and having the priority required by the Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent (x) any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement, (y) such loss is covered by a lender’s title insurance policy as to which the insurer has been notified of such loss and does not deny coverage and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (z) such loss of perfected security interest may be remedied by the filing of appropriate documentation without the loss of priority or (iii) the Guarantees pursuant to the Security Documents by Holdings, the Borrower or the Subsidiary Guarantors of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings or the Borrower or any Subsidiary Guarantor not to be in effect or not to be legal, valid and binding obligations; or

(m)           except as otherwise expressly permitted hereunder, the Borrower and its Subsidiaries (taken as a whole) shall (i) suspend the operation of their business in the ordinary course at more than 60.0% of the Loan Parties’ stores for a period of more than thirty (30) consecutive days (other than to the extent such suspension is a direct result of war, riot, civil insurrection, or natural disaster (e.g., tornadoes or earthquakes), in each case, to the extent the consequences of such events or circumstances are not having a disproportionate impact on the Borrower and its Subsidiaries (taken as a whole) when compared to other similarly situated companies), (ii) liquidate all or a material portion of their assets or store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of their business, or (iii) promote or otherwise market the discounting of Collateral offered for sale at any store location or otherwise in a manner other than in the normal course of business (determined as of the Closing Date) without the prior written consent of the Administrative Agent and FILO B Documentation Agent.

Section 7.02           Remedies upon Event of Default.

(a)           Remedies Generally. If any Event of Default occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders or the Required Revolving Lenders shall, take any or all of the following actions, at the same or different times:

(i)            terminate, reduce or condition any Commitments, or make any adjustment to any Borrowing Base;

(ii)           declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other liabilities owing or payable hereunder or under any other Loan Document (including the FILO A Prepayment Premium, if applicable, or the FILO B Prepayment Premium, if applicable), shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties;

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(iii)           require the Loan Parties to Cash Collateralize outstanding LC Obligations in an amount equal to 105% of the Outstanding Amount thereof, and, if the Loan Parties fail promptly to deposit such Cash Collateral, the Administrative Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolving Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 4.02 are satisfied); and

(iv)           whether or not the maturity of the Obligations shall have been accelerated pursuant hereto, proceed to protect, enforce and exercise all rights and remedies of the Secured Parties under this Agreement, any of the other Loan Documents or Applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Secured Parties;

provided, however, that, with respect to any Event of Default described in Section 7.01(h) or (i) above, all outstanding Commitments and any obligation of the Issuing Banks to make LC Credit Extensions shall, in each case, automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other liabilities owing or payable hereunder or under any other Loan Document (including the FILO A Prepayment Premium, if applicable, or the FILO B Prepayment Premium, if applicable), shall automatically become due and payable, and the obligation of the Loan Parties to Cash Collateralize the LC Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender, anything contained herein or in any other Loan Document to the contrary notwithstanding.

(b)           FILO B Standstill. If at any time while any FILO B Loan is outstanding any FILO B Event of Default occurs and is continuing (unless the FILO B Documentation Agent has waived such FILO B Event of Default) and the FILO B Standstill Period has expired, the Administrative Agent, at the written request of the FILO B Agent (which written request shall only be given at the direction of the Required FILO B Lenders), shall, within a reasonable time after receipt of such request (but in any event within two (2) Business Days with respect to clause (i) below, only) take any or all of the following actions:

(i)            declare all FILO B Loans then outstanding to be forthwith due and payable, whereupon the principal of the FILO B Loans so declared to be due and payable, together with accrued interest thereon and all fees and other FILO B Obligations owing or payable hereunder or under any other Loan Document (including the FILO B Prepayment Premium, if applicable), shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties; or

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(ii)            whether or not the maturity of the FILO B Loans shall have been accelerated pursuant hereto, proceed to exercise any and all other remedies available under the Loan Documents at law or in equity on behalf of the FILO B Lenders, including commencing and prosecuting any suits, actions or proceedings at law or in equity in any court of competent jurisdiction and collecting the Collateral or any portion thereof and enforcing any other right in respect of any Collateral, all in such manner as the Administrative Agent may determine in its reasonable discretion; provided, however, that none of the FILO B Lenders or the FILO B Documentation Agent will request or direct the Administrative Agent to commence or continue the exercise of any secured creditor remedies or direct or request the Administrative Agent to seek or continue any rights and remedies under this Agreement, any of the other Loan Documents or Applicable Law on behalf of the FILO B Agent and the FILO B Lenders so long as the Administrative Agent is diligently pursuing in good faith the exercise of its rights and remedies against all or a material portion of the Collateral, including through actions taken by the Loan Parties with the consent of the Administrative Agent.

Section 7.03           Allocation. Notwithstanding anything herein to the contrary, after (i) the occurrence and during the continuance of any Event of Default, at the election of the Administrative Agent or at the direction of the Required Lenders or the Required Revolving Lenders or (ii) the exercise of remedies provided for in Section 7.02 (or after the Loans have automatically become immediately due and payable and the LC Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 7.02(a)), all monies to be applied to the Obligations, whether arising from payments by the Loan Parties, realization on Collateral, setoff or otherwise, in each case, whether received by the Administrative Agent or any other Secured Party, shall be allocated as follows:

(a)            first, to payment of that portion of the Obligations (excluding Other Liabilities) constituting fees, indemnities, expenses and other amounts (including extraordinary expenses) then due and payable to the Administrative Agent, any Issuing Bank or the FILO B Documentation Agent (in each case, in its capacity as such), including any such fees, indemnities, expenses and other amounts expenses, indemnities and other amounts accrued after the commencement of any Insolvency Proceeding naming any Loan Party as the debtor in such Insolvency Proceeding, whether or not allowed in such Insolvency Proceeding, ratably among them in proportion to the respective amounts described in this clause first held by them;

(b)           second, to payment of that portion of the Revolving Obligations (excluding the Other Liabilities) constituting indemnities, expenses and other amounts (other than principal, interest and fees) then due and payable to the Revolving Lenders and the Issuing Banks, including any such indemnities, expenses and other amounts accrued after the commencement of any Insolvency Proceeding naming any Loan Party as the debtor in such Insolvency Proceeding, ratably among them in proportion to the respective amounts described in this clause second held by them;

(c)           third, to the extent not previously reimbursed by the Revolving Lenders, to payment to the Administrative Agent of that portion of the Revolving Obligations constituting principal and accrued and unpaid interest on any Protective Advances to the Administrative Agent, including default interest and any interest accrued after the commencement of any Insolvency Proceeding naming any Loan Party as the debtor in such Insolvency Proceeding, whether or not allowed in such Insolvency Proceeding;

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(d)            fourth, to the extent not previously refinanced by Revolving Loans, to payment to the Swingline Lender of that portion of the Revolving Obligations constituting principal and accrued and unpaid interest on any Swingline Loans, including default interest and any interest accrued after the commencement of any Insolvency Proceeding naming any Loan Party as the debtor in such Insolvency Proceeding, whether or not allowed in such Insolvency Proceeding, ratably among the Revolving Lenders in proportion to the amounts described in this clause fourth payable to them;

(e)            fifth, to payment of that portion of the Revolving Obligations (excluding Other Liabilities) constituting accrued and unpaid interest on the Revolving Loans (other than, for the avoidance of doubt, Protective Advances and Swingline Loans), LC Obligations and other Revolving Obligations, and fees (including the Unused Line Fee, the Letter of Credit Fee and any Issuing Bank Fees), ratably among Revolving Lenders and the Issuing Banks in proportion to the respective amounts described in this clause fifth payable to them;

(f)            sixth, to payment of that portion of the Revolving Obligations constituting unpaid principal of the Revolving Loans (other than, for the avoidance of doubt, Protective Advances and Swingline Loans) and LC Obligations, ratably among the Revolving Lenders and the Issuing Banks in proportion to the respective amounts described in this clause sixth held by them;

(g)           seventh, to the Administrative Agent for the account of the Issuing Banks, to Cash Collateralize outstanding LC Obligations in an amount equal to 105% of the Outstanding Amount thereof (to the extent not otherwise Cash Collateralized in accordance with the terms of this Agreement);

(h)            eighth, to the payment of that portion of the FILO A Obligations constituting fees (including any FILO A Prepayment Premium), indemnities and other amounts (other than principal and interest) then due and payable to the FILO A Lenders, including any such fees, indemnities and other amounts accrued after the commencement of any Insolvency Proceeding naming any Loan Party as the debtor in such Insolvency Proceeding, ratably among the FILO A Lenders in proportion to the respective amounts described in this clause eighth held by them;

(i)            ninth to the payment of that portion of the FILO A Obligations constituting unpaid interest on the FILO A Loans, including default interest and any interest accrued after the commencement of any Insolvency Proceeding naming any Loan Party as the debtor in such Insolvency Proceeding, ratably among the FILO A Lenders in proportion to the respective amounts described in this clause ninth held by them;

(j)            tenth, to the payment of that portion of the FILO A Obligations constituting unpaid principal of the FILO A Loans, ratably among the FILO A Lenders in proportion to the respective amounts described in this clause tenth held by them;

(k)            eleventh, to payment of that portion of the Revolving Obligations constituting Other Liabilities consisting of Secured Cash Management Obligations then due to the Secured Cash Management Banks, ratably among the Secured Cash Management Banks them in proportion to the respective amounts described in this clause eleventh held by them;

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(l)            twelfth, to the payment of that portion of the Revolving Obligations constituting Other Liabilities consisting of (i) Secured Bank Product Obligations then due to the Secured Bank Product Providers in an amount equal to the sum of (A) without duplication of clause (ii)(A) below, the Bank Product / Swap Obligations Cap, plus (B) such other amounts in respect of Secured Bank Product Obligations for which the Administrative Agent has implemented a Bank Product Reserve (so long as such Bank Product Reserve was established prior to the occurrence of, and not in contemplation of, an Event of Default) and (ii) Secured Swap Obligations then due to the Secured Swap Providers in an amount equal to the sum of (A) without duplication of clause (i)(A) above, the Bank Product / Swap Obligations Cap, plus (B) such other amounts in respect of Secured Swap Obligations for which the Administrative Agent has implemented a Swap Obligations Reserve (so long as such Swap Obligations Reserve was established prior to the occurrence of, and not in contemplation of, an Event of Default), in each case of clause (i) and (ii), ratably among the Secured Bank Product Providers and Secured Swap Providers in proportion to the respective amounts described in this clause twelfth held by them;

(m)            thirteenth, to the payment of that portion of the FILO B Obligations constituting fees (including any FILO B Prepayment Premium), indemnities and other amounts (other than principal and interest) then due and payable to the FILO B Lenders, including any such fees, indemnities and other amounts accrued after the commencement of any Insolvency Proceeding naming any Loan Party as the debtor in such Insolvency Proceeding, ratably among the FILO B Lenders in proportion to the respective amounts described in this clause thirteenth held by them;

(n)            fourteenth, to the payment of that portion of the FILO B Obligations constituting unpaid interest on the FILO B Loans, including default interest and any interest accrued after the commencement of any Insolvency Proceeding naming any Loan Party as the debtor in such Insolvency Proceeding, ratably among the FILO B Lenders in proportion to the respective amounts described in this clause fourteenth held by them;

(o)            fifteenth, to the payment of that portion of the FILO B Obligations constituting unpaid principal of the FILO B Loans, ratably among the FILO B Lenders in proportion to the respective amounts described in this clause fifteenth held by them;

(p)            sixteenth, to payment of all other Revolving Obligations (including any Other Liabilities in respect of outstanding Secured Bank Product Obligations and Secured Swap Obligations not otherwise paid pursuant to clause twelfth above and other outstanding Other Liabilities) then due to the Revolving Secured Parties, ratably among them in proportion to the respective amounts described in this clause sixteenth held by them;

(q)            seventeenth, to payment of all other FILO A Obligations then due to the FILO A Secured Parties, ratably among them in proportion to the respective amounts described in this clause seventeenth held by them;

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(r)            eighteenth, to payment of all other FILO B Obligations then due to the FILO B Secured Parties, ratably among them in proportion to the respective amounts described in this clause eighteenth held by them;

(s)            last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Applicable Law.

Subject to Section 2.05(b), amounts used to Cash Collateralize the outstanding LC Obligations pursuant to clause seventh above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Amounts shall be applied to each category of Obligations set forth above until such Obligations are paid in full or Cash Collateralized, as applicable and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Amounts distributed to any Revolving Secured Party with respect to any Secured Bank Product Obligations and Secured Swap Obligations pursuant to clause twelfth above shall be the lesser of the maximum Secured Bank Product Obligations or Secured Swap Obligations, as applicable, reported to the Administrative Agent by such Revolving Secured Party with respect thereto pursuant to Section 2.23 or the actual Secured Bank Product Obligations or Secured Swap Obligations, as applicable, as calculated by the methodology for determining the amount due reported to the Administrative Agent pursuant to Section 2.23. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations or Secured Swap Obligations, and may request a reasonably detailed calculation of such amount from the applicable Revolving Secured Party. If a Revolving Secured Party fails to deliver such calculation within five (5) days following request by the Administrative Agent, the Administrative Agent may assume the amount to be distributed is zero. The allocations set forth in this Section 7.03 are solely to determine the rights and priorities of the Administrative Agent and the Secured Parties as among themselves, and may, except as set forth in the next sentence, be changed by agreement among them without the consent of any Loan Party. It is understood and agreed that no Cash Collateralization of LC Obligations shall be paid prior to any fees, interest or amounts due to the Issuing Banks or the Administrative Agent, in each case, unless consented to by the Borrower.

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Section 7.04            Post-Petition Financings; Insolvency Proceedings. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if any Loan Party shall be subject to any Insolvency Proceeding:

(a)            Conforming Post-Petition Financings. If the Administrative Agent or any Secured Party (other than any FILO B Secured Party) shall seek to provide any Loan Party with, or consent to a third party providing, any Post-Petition Financing, with such Post-Petition Financing to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code or other Applicable Law would be Collateral), the FILO B Documentation Agent and each other FILO B Secured Party agrees and confirms that it shall be deemed to have consented to such Post-Petition Financing and to the Liens securing the same (or securing any claim for diminution in value in connection therewith) and that it shall not object to any such Post-Petition Financing or to the Liens securing the same (or securing any claim for diminution in value in connection therewith) (nor support any other Person objecting to such Post-Petition Financing or to the Liens securing the same (or securing any claim for diminution in value in connection therewith) or request the Administrative Agent make any such objection), on any grounds whatsoever so long as (i) the Administrative Agent retains its Lien on the Collateral to secure the FILO Obligations, subordinate to the Liens securing such DIP Financing which satisfies the terms and conditions of this Section 7.04 (and any Lien securing any claim for diminution in value in connection therewith), but otherwise with the same relative priority as existed immediately prior to the commencement of such Insolvency Proceeding; provided that, if in connection with any Post-Petition Financing provided, or consented to, by the Administrative Agent or any Secured Parties (other than any FILO B Secured Parties), any Liens on the Collateral held by the Administrative Agent, or any Liens securing such Post-Petition Financing, are subject to a surcharge or are subject to a Carve Out, court ordered charge, fee or other similar interest or right, and so long as the amount of such surcharge, Carve Out, court ordered charge, fee or other similar interest or right is reasonable under the circumstances, then the Liens of the Administrative Agent on the Collateral securing the FILO B Obligations, shall also be subordinated to such surcharge, claim, Carve Out, court ordered charge, fee or other similar interest or right to the same extent as the Revolving Obligations, FILO A Obligations and/or DIP Financing, as applicable, (ii) the aggregate principal amount the unfunded commitments and loans and letter of credit accommodations outstanding under any such Post-Petition Financing, together with the Aggregate Revolving / FILO A Exposure (giving effect to any repayments), does not exceed the Maximum Revolving / FILO A Insolvency Amount, (iii) such agreement contains a financial covenant no less restrictive than contained in Section 6.10 of this Agreement, with any changes to such financial covenant which would result in a greater amount available to be borrowed by the Loan Parties shall be subject to the prior written consent of the Tranche B Documentation Agent, (iv) the agent under such Post-Petition Financing shall implement, and maintain, at all times, a reserve against all borrowing bases under such Post-Petition Financing in the amount of the Carve Out, and (a Post-Petition Financing complying with the provisions of this paragraph referred to herein as a “Conforming Post-Petition Financing”).

(b)            Other Post-Petition Financing Offers. The FILO B Documentation Agent and the FILO B Secured Parties hereby agree that they shall not, and shall not permit any Affiliate controlled by any of them to, (i) provide or offer to provide any Post-Petition Financing to the Loan Parties or (ii) except in the case of a Conforming Post-Petition Financing provided in accordance with Section 7.04(a), or endorse, or support any other Person in, the provision of any Post-Petition Financing to the Loan Parties in any Insolvency Proceeding with respect to a Loan Party.

(c)            Roll-up Post-Petition Financings. The Administrative Agent, the Revolving Lenders and the FILO A Lenders hereby agree that, to the extent any Post-Petition Financing offered by any Revolving Lender and/or FILO A Lender includes a “roll up” or refinancing of any portion of the Revolving Loans and/or FILO A Loans, (a) the FILO B Lenders may offer and/or request a “roll up” or refinancing of the FILO B Loans on a ratably basis with the Revolving Loans and/or FILO A Loans that will be subject to the “roll up” or refinancing in connection with such Post-Petition Financing and (b) neither the Administrative Agent, any Revolving Lender, nor any FILO A Lender shall object (or support any other Person in objecting) to such request by any FILO B Lender; provided that, to the extent such FILO B Loans are “rolled up” or refinanced in connection with such Post-Petition Financing, the Maximum Revolving / FILO A Insolvency Amount shall be deed increased by the amount of such FILO B Loans that are “rolled up” or refinanced by such Post-Petition Financing.

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(d)            Adequate Protection. All adequate protection granted to the Administrative Agent in any Insolvency Proceeding with respect to a Loan Party, including all Liens granted to the Administrative Agent in any such Insolvency Proceeding as adequate protection, are intended to be for the benefit of all Secured Parties and shall be subject to Section 7.03, subject to any court order affecting the rights and interests of the parties hereto not in conflict with the terms hereof. Without limiting the foregoing, the FILO B Documentation Agent, on behalf of the FILO B Secured Parties, shall have the right to seek adequate protection for the FILO B Loans solely in the form of payment of interest at the then applicable interest rate (including the Applicable Margin) for the FILO B Loans and reimbursement of reasonable expenses of the FILO B Agent; provided, however, that the Administrative Agent, on behalf of itself and the Revolving Secured Parties and the FILO A Secured Parties, may contest (or support any other Person contesting) any request by the FILO B Documentation Agent or any other FILO B Secured Party for such adequate protection from proceeds of Collateral unless each of the following conditions is satisfied: (w) such payments are approved by a final order of the U.S Bankruptcy Court (or other court of competent jurisdiction) approving a Post-Petition Financing consented to by the Administrative Agent, (x) the Administrative Agent and the other Secured Parties (other than the FILO B Secured Parties) are also receiving adequate protection payments covering their interest, fees and expenses, (y) the amount of all such payments is added to the Maximum Revolving / FILO A Insolvency Amount, and (z) the FILO B Documentation Agent and the other FILO B Secured Parties agree to pay over an amount not to exceed the payments so received if the Revolving Obligations, the FILO A Obligations and all obligations under such Post-Petition Financing are not paid in full in such Insolvency Proceeding.

(e)            Relief from Stay. The FILO B Documentation Agent and each other FILO B Secured Party agrees not to (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding with respect to a Loan Party, without the prior written consent of the Administrative Agent, or (ii) oppose any request by the Administrative Agent, any other Secured Party (other than any Tranche B Secured Party), or, in the case of any Post-Petition Financing consented to by the Administrative Agent or any Secured Party (other than any Tranche B Secured Party), any Person providing such Post-Petition Financing for relief from the automatic stay or any other stay in any such Insolvency Proceeding.

(f)            Judgment Liens. The FILO B Documentation Agent and each other FILO B Secured Party hereby agrees that, in the event any FILO B Secured Party becomes a judgment lien creditor in respect of any Collateral securing the Obligations, such judgment lien shall be subordinated to any Lien on such Collateral securing the Revolving Obligations and the FILO A Obligations on the same basis and to the same extent as the Liens on the Collateral of the Administrative Agent securing the FILO B Obligations are subordinated (including with respect to the proceeds thereof being subject to Section 7.03) to those Liens securing the Revolving Obligations and the FILO B Obligations.

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Section 7.05            Separate Classification. Whether or not it is held that the Revolving Obligations, FILO A Obligations and the FILO B Obligations together constitute only one secured claim (rather than separate classes of secured claims), the FILO A Secured Parties and the FILO B Secured Parties hereby agree that in any Insolvency Proceeding with respect to a Loan Party, all payments and distributions shall applied as if the Revolving Obligations, the FILO A Obligations and the FILO B Obligations were separate classes of secured claims against the Loan Parties in respect of the Collateral with the effect that the Revolving Secured Parties, the FILO A Secured Parties and the FILO B Secured Parties shall be entitled to receive payment of all amounts owing to them as set forth pursuant to the priorities in Section 7.03 (whether or not allowed in such Insolvency Proceeding, and including in respect of post-petition interest and expenses) that would be owing to them as if the Revolving Secured Parties, the FILO A Secured Parties and the FILO B Secured Parties were so classified as a separate claim and secured by a separate Lien, with the Revolving Secured Parties, the FILO A Secured Parties and the FILO B Secured Parties hereby acknowledging and agreeing to turn over to the Revolving Secured Parties, the FILO A Secured Parties and/or the FILO B Secured Parties, as applicable, payments or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this Section 7.05.

Section 7.06            Avoidance and Reinstatement . If a Revolving Secured Party, a FILO A Secured Party or a FILO B Secured Party receives payment or property on account of a Revolving Obligation, a FILO A Obligation or a FILO B Obligation, respectively, and the payment is subsequently invalidated, avoided, declared to be fraudulent or preferential, set aside or otherwise required to be transferred to a trustee, receiver or the estate of any Loan Party (in each instance, to the extent required by applicable law, a “Recovery”), then, to the extent of the Recovery, the Revolving Obligations, FILO A Obligations or a FILO B Obligations, as applicable, intended to have been satisfied by the payment will be reinstated as Revolving Obligations, FILO A Obligations or a FILO B Obligations, as applicable, as of the date of such payment, and no payment with respect to, or discharge of the Revolving Obligations, FILO A Obligations or a FILO B Obligations, as applicable, will be deemed to have occurred for all purposes hereunder. If this Agreement is terminated prior to a Recovery, this Agreement will be reinstated in full force and effect, and such prior termination will not diminish, release, discharge, impair, or otherwise affect the obligations of the Loan Parties from the date of reinstatement. Upon such reinstatement of any Obligations, each applicable Secured Party will disgorge and deliver to the Administrative Agent any Collateral or proceeds thereof received in payment of, or to discharge, such Obligations to effect the reinstatement required pursuant to the terms hereof. No Revolving Secured Party, FILO A Secured Party or FILO B Secured Party may benefit from a Recovery, and any distribution made to a Revolving Secured Party, a FILO A Secured Party or a FILO B Secured Party as a result of a Recovery will be paid over to the Administrative Agent for application to the Obligations in accordance with Section 7.03 (after application to any Post-Petition Financing that is a Conforming Post-Petition Financing or is otherwise consented to by the FILO B Documentation Agent).

Section 7.07            Payments Over. In the event that, notwithstanding the provisions of this Article VII, payments or proceeds of Collateral shall be received by any Secured Party in violation of the priorities set forth herein, such payments or proceeds of Collateral shall be held in trust for the benefit of and shall be paid over to or delivered to the Administrative Agent upon the Administrative Agent’s or the Required Lenders’ written demand.

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Section 7.08            Subrogation. Until the Revolving Obligations and the FILO A Obligations are Paid in Full, the FILO B Secured Parties shall have no right of subrogation to the rights of the Revolving Secured Parties or the FILO A Secured Parties to receive payments or distributions of cash or property applicable to the Revolving Obligations or the FILO A Obligations. For purposes of such subrogation, no payments or distributions to the Revolving Secured Parties or the FILO A Secured Parties of any cash or property to which the FILO B Secured Parties would be entitled except for the provisions of this Agreement, and no payment over to the Revolving Secured Parties or the FILO A Secured Parties pursuant to this Agreement by the FILO B Secured Parties, as between any Loan Party, its creditors (other than the Revolving Secured Parties and the FILO A Secured Parties), and the FILO B Secured Parties shall be deemed to be a payment by the Loan Parties to or on account of the FILO B Obligations.

Section 7.09            Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any other Applicable Laws, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law; provided that the consent of the Required FILO B Lenders shall be required to credit bid all or any portion of the FILO B Obligations. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the equity interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.08), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any equity interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

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Notwithstanding anything to the contrary set forth in the foregoing paragraph, each of the Secured Parties hereby agrees that the Administrative Agent may, (x) on behalf of itself and the other Revolving Secured Parties and (y) on behalf of the FILO A Secured Parties, credit bid the Revolving Obligations and the FILO A Obligations in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision of other Applicable Law, including the Uniform Commercial Code) and each FILO B Secured Party agrees not to object to such credit bid, so long as such credit bid does not exceed the amount of the Revolving Obligations and FILO A Obligations. Each of the Secured Parties hereby agrees that the Required FILO B Lenders may direct the Administrative Agent to, on behalf of the FILO B Secured Parties, credit bid the FILO B Obligations in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision of other Applicable Law, including the Uniform Commercial Code), and the Administrative Agent agrees to take such direction from the Required FILO B Lenders and to not object thereto, in each case, so long as such credit bid does not exceed the amount of the FILO B Obligations and all Revolving Obligations and FILO A Obligations shall be paid in full in cash upon the effectiveness of any such sale under Section 363 of the Bankruptcy Code (or any similar provision of other Applicable Law) (and any such credit bid of the FILO B Obligations shall provide for the same). The Secured Parties hereby agree that, in the event the Administrative Agent takes any action to credit bid the FILO B Obligations upon the direction of the Required FILO B Lenders on behalf of the FILO B Secured Parties, the Administrative Agent shall be entitled to all of the benefits of Article VIII hereof in connection with such action.

Section 7.10            FILO B Purchase Option.

(a)            If any Purchase Option Event shall occur, the FILO B Lenders shall have the right, but not the obligation, to purchase all, but not less than all, of the Obligations (other than the FILO B Obligations); provided that such option shall expire if the applicable FILO B Lenders fail to deliver a written notice (a “Purchase Notice”) to the Administrative Agent within ten (10) Business Days following the date the FILO B Documentation Agent obtains knowledge of the occurrence of a Purchase Option Event (or, in the case of a Purchase Option Event arising under clause (g) of such defined term, five (5) Business Days), which Purchase Notice shall (i) be signed by the applicable FILO B Lenders committing to such purchase (the “Purchasing Creditors”) and indicate the percentage of the Obligations (other than the FILO B Obligations to be purchased by each Purchasing Creditor (which aggregate commitments must add up to one hundred percent (100%) of the Obligations (other than the FILO B Obligations) and (ii) confirm that the offer contained therein is irrevocable. Upon receipt of such Purchase Notice by the Administrative Agent, the Purchasing Creditors shall have from the date of delivery thereof to and including the date that is ten (10) Business Days after the Purchase Notice was received by the Administrative Agent (or such later date as may be agreed by the Administrative Agent in its sole discretion) to purchase all (but not less than all) of the Obligations (other than the FILO B Obligations) (the date of such purchase, the “Purchase Date”).

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(b)            On the Purchase Date, the Administrative Agent and the other Secured Parties (other than the FILO B Secured Parties) shall, subject to any required approval of any Governmental Authority, if any, sell to the Purchasing Creditors all (but not less than all) of the Obligations (other than the FILO B Obligations). On such Purchase Date, the Purchasing Creditors shall (i) pay to the Administrative Agent, for the benefit of the Secured Parties (other than the FILO Secured Parties), as directed by the Administrative Agent, in immediately available funds the full amount of all Obligations (other than the FILO B Obligations), together with all accrued and unpaid interest and fees (including the FILO A Prepayment Premium, whether or not then due as a result of the occurrence of the applicable Purchase Option Event), all in the amounts specified by the Administrative Agent and determined in good faith in accordance with the Loan Documents or other applicable documents, (ii) furnish such amount of cash collateral in immediately available funds as the Administrative Agent determines is reasonably necessary to secure the Credit Parties (other than the FILO B Secured Parties) on terms reasonably satisfactory to the Administrative Agent in connection with any (x) asserted indemnification claims, and (y) all Obligations (other than the FILO B Obligations) in respect of or relating to Letters of Credit but not in any event in an amount greater than 105% thereof, and (iii) agree to reimburse the Secured Parties (other than the FILO B Parties) for any loss, cost, damage or expense resulting from the granting of provisional credit for any checks, wire or ACH transfers that are reversed or not final or other payments provisionally credited to the Obligations (other than the FILO B Obligations) and as to which the Administrative Agent and the other Secured Parties (other than the FILO B Secured Parties) have not yet received final payment as of the Purchase Date. Such purchase price shall be remitted by wire transfer in immediately available funds to such bank account of the Administrative Agent (for the benefit of the applicable Secured Parties) as the Administrative Agent shall have specified in writing to the FILO B Documentation Agent. Interest and fees shall be calculated to but excluding the Purchase Date if the amounts so paid by the applicable Purchasing Creditors to the bank account designated by the Administrative Agent are received in such bank account prior to 2:00 p.m, Local Time, and interest shall be calculated to and including such Purchase Date if the amounts so paid by the Purchasing Creditors to the bank account designated by the Administrative Agent are received in such bank account after 2:00 p.m., Local Time. Notwithstanding anything to the contrary contained in the Loan Documents, the Loan Parties hereby consent to and approve the assignment of the Obligations (other than the FILO B Obligations) contemplated by this Section.

(c)            Any purchase pursuant to the purchase option described in this Section shall, except as provided below, be expressly made without representation or warranty of any kind by the Administrative Agent or the other Secured Parties (other than the FILO B Secured Parties) as to the Obligations, the Collateral or otherwise, and without recourse to the Administrative Agent and the other Secured Parties (other than the FILO B Secured Parties) as to the Obligations, the Collateral or otherwise, except that the Administrative Agent and each of the other Secured Parties (other than the FILO B Secured Parties), as to itself only, shall represent and warrant only as to (i) the principal amount of the Obligations being sold by it, (ii) that such Person has not created any Lien on, or sold any participation in, any Obligations being sold by it, and (iii) that such Person has the right to assign the Obligations being assigned by it.

(d)            In connection with any purchase of Obligations (other than the FILO B Obligations) pursuant to this Section, each Secured Party (other than the FILO B Secured Parties) agrees to enter into and deliver to the Purchasing Creditors on the Purchase Date, as a condition to closing, an assignment agreement substantially in the form of Exhibit A to this Agreement or any other form approved by the Administrative Agent and, at the expense of the Loan Parties, each of the Secured Parties (other than the FILO B Secured Parties) shall deliver all possessory Collateral (if any), together with any necessary endorsements and other documents (including any applicable stock powers or note powers), then in such Secured Party’s possession or in the possession of its agent or bailee, or turn over control as to any pledged Collateral, deposit accounts or securities accounts of which such Secured Party or its agent or bailee then has control, as the case may be, to the FILO B Documentation Agent to act as the successor Administrative Agent and otherwise take such actions as may be reasonably appropriate to effect an orderly transition to the FILO B Documentation Agent to act as the successor Administrative Agent. Upon the consummation of the purchase of the Obligations (other than the FILO B Obligations) pursuant to this Section, the Administrative Agent shall be deemed to have resigned as an “agent” or “administrative agent” or “collateral agent” (or any similar role) for the Secured Parties, under the Loan Documents; provided the Administrative Agent (and all other agents under this Agreement) shall be entitled to all of the rights and benefits of a former “agent” or “administrative agent” or “collateral agent” under this Agreement.

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(e)            Notwithstanding the foregoing purchase of the Obligations (other than the FILO B Obligations) by the Purchasing Creditors, the Secured Parties (other than the FILO B Secured Parties) shall continue to have recourse to the Loan Parties for those contingent indemnification obligations and other obligations under the Loan Documents which by their terms would survive any repayment of the Obligations.

ARTICLE VIII

The Agents

Section 8.01            Appointment, Authority and Duties of the Administrative Agent.

(a)            Appointment and Authority. Each Secured Party hereby irrevocably appoints and designates Wells Fargo as the Administrative Agent under all Loan Documents and Wells Fargo hereby accepts such appointments. The Administrative Agent may, and each Secured Party authorizes the Administrative Agent to, enter into all Loan Documents to which the Administrative Agent is intended to be a party and accept all Security Documents, for the benefit of Secured Parties. Each Secured Party agrees that any action taken by the Administrative Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Administrative Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as the Administrative Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Loan Party or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. No Secured Party shall have any right individually to take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. The Administrative Agent alone shall be authorized to determine whether any Accounts, Credit Card Receivables or Inventory constitute Eligible Credit Card Receivables, Eligible Inventory or Eligible In-Transit Inventory, whether to impose or release any Availability Reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate the Administrative Agent from liability to any Lender or other Person for any error in judgment.

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(b)            Duties. The Administrative Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon the Administrative Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

(c)            Agent Professionals. The Administrative Agent may perform its duties through agents and employees. The Administrative Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.

(d)            Instructions of Required Lenders. The rights and remedies conferred upon the Administrative Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. The Administrative Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against all Claims that could be incurred by the Administrative Agent in connection with any act. The Administrative Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific Lenders or Secured Parties shall be required to the extent provided in Section 9.08(b). In no event shall the Administrative Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

Section 8.02            Agreements Regarding Collateral and Field Examination Reports.

(a)            Possession of Collateral. The Administrative Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request, deliver such Collateral to the Administrative Agent or otherwise deal with it in accordance with the Administrative Agent’s instructions.

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(b)            Reports. Each Lender hereby agrees that (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 8.03            Reliance By the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall not incur any liability in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals. The Administrative Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any such delay in acting.

Section 8.04            Action Upon Default. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Article IV, unless it has received written notice from the Borrower or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify the Administrative Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except with the written consent of the Required Lenders, it will not take any Enforcement Action, accelerate Obligations, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.

Section 8.05            Payments Received by Defaulting Lender. If a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to the Administrative Agent for application under Section 2.21 and it shall provide a written statement to the Administrative Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against any Collateral Deposit Account without the prior consent of the Administrative Agent.

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Section 8.06            Limitation on Responsibilities of the Agents. The Administrative Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.05 unless and until written notice thereof stating that it is a “notice under Section 5.05” in respect of this Agreement and identifying the specific clause under said Section is given to the Administrative Agent by the Borrower, or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent, or (vi) the creation, perfection or priority of Liens on the Collateral.

Section 8.07            Successor Administrative Agent and Co-Agents.

(a)            Resignation; Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving at least thirty (30) days written notice thereof to Lenders and the Borrower. Upon receipt of such notice, Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Administrative Agent which shall be (i) (A) a Lender or an Affiliate of a Lender; or (B) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $1,000,000,000 and (ii) provided that no Event of Default exists under Sections 7.01(b), 7.01(h) and 7.01(i) (with respect to the Borrower only), subject to the approval of the Borrower. If no successor agent is appointed prior to the date that is 30 days from the effective date of the resignation of the Administrative Agent, then the Administrative Agent may appoint a successor agent from among the Lenders or, if no Lender accepts such role, the Administrative Agent may appoint Required Lenders as successor Administrative Agent. Upon acceptance by a successor Administrative Agent of an appointment to serve as the Administrative Agent hereunder, or upon appointment of Required Lenders as successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Administrative Agent without further act, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Section 8.15. Notwithstanding any Administrative Agent’s resignation, the provisions of this Section 8.07 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while the Administrative Agent. Any successor to Wells Fargo by merger or acquisition of stock or this loan shall continue to be the Administrative Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

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(b)            Separate Collateral Administrative Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If the Administrative Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, the Administrative Agent may appoint, subject to the approval of the Borrower (such approval not to be unreasonably withheld or delayed), an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If the Administrative Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to the Administrative Agent under the Loan Documents shall also be vested in such separate agent. The parties acknowledge that any Term Loan Agent may be acting as collateral agent for the Administrative Agent and the Lenders with respect to Real Property, equipment and other Term Loan Priority Collateral and, to such extent, the Administrative Agent hereby appoints the Term Loan Agent to act in such capacity. Secured Parties shall execute and deliver such documents as the Administrative Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by the Administrative Agent until appointment of a new agent.

Section 8.08            Acknowledgements of Lenders and Issuing Banks.

(a)            Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, the Lead Arranger, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Lead Arranger, or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)            Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Acceptance or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date or the effective date of any such Assignment and Acceptance or any other Loan Document pursuant to which it shall have become a Lender hereunder.

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Section 8.09            Remittance of Payments and Collections.

(a)            Remittances Generally. All payments by any Lender to the Administrative Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified, payment shall be made by Lender not later than 2:00 p.m. (Local Time) on such day. Payment by the Administrative Agent to any Secured Party shall be made by wire transfer, in the type of funds received by the Administrative Agent. Any such payment shall be subject to the Administrative Agent’s right of offset for any amounts due from such payee under the Loan Documents.

(b)            Failure to Pay. If any Secured Party fails to pay any amount when due by it to the Administrative Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by the Administrative Agent as customary in the banking industry for interbank compensation. In no event shall Borrower be entitled to receive credit for any interest paid by a Secured Party to the Administrative Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by the Administrative Agent pursuant to Section 2.21.

(c)            Recovery of Payments. If the Administrative Agent pays any amount to a Secured Party in the expectation that a related payment will be received by the Administrative Agent from a Loan Party and such related payment is not received, then the Administrative Agent may recover such amount from each Secured Party that received it. If the Administrative Agent determines at any time that an amount received under any Loan Document must be returned to a Loan Party or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, the Administrative Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by the Administrative Agent to any Obligations are later required to be returned by the Administrative Agent pursuant to Applicable Law, each Lender shall pay to the Administrative Agent, on demand, such Lender’s Applicable Facility Percentage of the amounts required to be returned.

Section 8.10            The Administrative Agent in its Individual Capacity. As a Lender, Wells Fargo shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Wells Fargo in its capacity as a Lender. Wells Fargo and its Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Loan Parties and their Affiliates, as if Wells Fargo were not the Administrative Agent hereunder, without any duty to account therefor to the Lenders. In their individual capacities, Wells Fargo and its Affiliates may receive information regarding Loan Parties, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Secured Party agrees that Wells Fargo and its Affiliates shall be under no obligation to provide such information to any Secured Party, if acquired in such individual capacity.

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Section 8.11            Administrative Agent Titles. Each Lender, other than Wells Fargo, that is designated (on the cover page of this Agreement or otherwise) by Wells Fargo as an “Agent” or “Lead Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders in their capacity as such, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

Section 8.12            Bank Product Providers. Each Secured Bank Product Provider and Secured Swap Provider, by delivery of a notice to the Administrative Agent of a Bank Product or Swap Agreement, agrees to be bound by this Article VIII. Each Secured Bank Product Provider and each Secured Swap Provider shall indemnify and hold harmless the Agent Indemnitees, to the extent not reimbursed by Loan Parties, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations and/or Secured Swap Obligations, as applicable.

Section 8.13            Survival. This Article VIII shall survive Payment in Full of the Obligations and the termination of this Agreement. Other than Sections 8.01, 8.04 and 8.07, this Article VIII does not confer any rights or benefits upon Borrower or any other Person. As between Borrower and Administrative Agent, any action that Administrative Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

Section 8.14            Withholding Tax. To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.17, each Lender shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.14. The agreements in this Section 8.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the Payment in Full of the Obligations (or any portion thereof) and the termination of this Agreement. For the avoidance of doubt, for purposes of this Section 8.14, the term “Lender” includes any Issuing Bank.

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Section 8.15            Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), each in an amount equal to its Applicable Facility Percentage thereof, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the Payment in Full of the Obligations) be imposed on, incurred by or asserted against the Administrative in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section 8.15 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the Payment in Full of the Obligations and the termination of this Agreement.

Section 8.16            Certain ERISA Matters.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)            such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)            (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

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(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.17            Flood Insurance Laws. The Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under Flood Insurance Laws. The Administrative Agent will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Insurance Laws. However, the Administrative Agent reminds each Lender and Participant in the facility that, pursuant to the Flood Insurance Laws, each federally regulated Lender (whether acting as a Lender or Participant in any Facility) is responsible for assuring its own compliance with the flood insurance requirements.

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Section 8.18            Reserves; FILO Deficiency Reserves.

(a)            At any time that (i) a Specified Event of Default has occurred and is continuing or (ii) Availability is less than the greater of (A) $15.0 million and (B) 15.0% of the Modified Revolving Loan Cap, upon the written request of the FILO B Documentation Agent, the Administrative Agent shall establish (1) a Bank Product Reserve to reflect the reasonably anticipated liabilities and obligations of the Loan Parties or any Subsidiary thereof with respect to any Bank Products then provided by or outstanding in favor of any Secured Bank Product Provider and (2) a Swap Obligations Reserve to reflect the reasonably anticipated liabilities and obligations of the Loan Parties or any Subsidiary thereof with respect to any Swap Agreements then provided by any Secured Swap Provider. The amount of the applicable Bank Product Reserve and Swap Obligations Reserve shall be determined by the Administrative Agent in its Permitted Discretion and shall be reviewed and adjusted by the Administrative Agent periodically (but no less frequently than with the delivery of each Borrowing Base Certificate) to reflect any material changes in the credit exposure with respect to such Bank Products and/or Swap Agreements, as applicable, for which the respective Bank Product Reserve and Swap Obligations Reserve have been established. Any Bank Product Reserve or Swap Obligations Reserve established pursuant to this Section 8.18(a) shall automatically be released and no longer required from and including the date of which such Specified Event of Default, is no longer continuing or, if such Bank Product Reserve or Swap Obligations Reserve has been imposed pursuant to clause (ii) above, the date of which the Borrower have delivered a Borrowing Base Certificate evidencing Availability equal to or in excess of the level indicated in clause (ii) above. The foregoing provisions are intended solely to establish circumstances in which the Administrative Agent must establish, at the direction of the FILO B Documentation Agent, a Bank Product Reserve and a Swap Obligations Reserve. The provisions of this Section 8.18(a) shall not limit the right of the Administrative Agent to establish additional Bank Product Reserves and Swap Obligations Reserves at such time and in such amounts as the Administrative Agent determines in its Permitted Discretion.

(b)            Notwithstanding anything to the contrary contained in this Agreement, as long as any FILO Loans remain outstanding, the Administrative Agent shall maintain Availability Reserves of the type established on the Closing Date, which Availability Reserve shall be calculated by the same methodology as established on the Closing Date; provided that (i) the Administrative Agent may eliminate any Availability Reserve concurrent with, or after elimination of, the risk, event or circumstance that gave rise to the establishment of such Availability Reserve (other than any Bank Product Reserve or Swap Obligations Reserve described in Section 8.18(a) (which shall be implemented and/or removed in accordance with the terms of Section 8.18(a)) concurrent with, or after elimination of, the event or circumstance that gave rise to the establishment of such Bank Product Reserve or Swap Obligations Reserve, (ii) the Administrative Agent may change the methodology used to calculate any Availability Reserve if the effect of such change is to increase the amount of such Availability Reserve and (iii) the Administrative Agent may reduce, eliminate or modify any Availability Reserve to the extent imposed or established after the Closing Date; provided, further, that, in connection with a Post-Petition Financing that is a Conforming Post-Petition Financing and that is consented to by the Administrative Agent, the Person providing such Post-Petition Financing may release or eliminate any Availability Reserves implemented and maintained by the Administrative Agent that relate to claims or rights that are not senior in priority to such Post-Petition Financing. For clarity, the foregoing shall not limit the right of the Administrative Agent, (A) to modify the amount of any of any Availability Reserves based upon mathematical calculations (e.g., based on an increase or reduction in deposits at the time of calculation) or (B) without regard to clause (A) hereof, to increase any Availability Reserve from the level established as of the Closing Date and thereafter to reduce the amount of such Availability Reserve to an amount not less than the amount thereof established on the Closing Date, in the case of each of clauses (A) and (B), in a manner otherwise permitted by this Agreement.

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(c)            Notwithstanding anything to the contrary in this Agreement or any other Loan Document, as long as (i) any portion of a FILO A Loans are outstanding, the Administrative Agent shall implement and maintain the FILO A Deficiency Reserve, if applicable, and (b) any portion of a FILO B Loans are outstanding, the Administrative Agent shall implement and maintain the FILO B Deficiency Reserve, if applicable. For the purposes of determining any FILO Deficiency Reserve, each of the FILO B Secured Parties and the Loan Parties agrees that the Administrative Agent shall be entitled to rely solely on the calculation thereof made by the Borrower as reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent, unless the Administrative Agent is notified in writing by the FILO B Documentation Agent that such calculation is inaccurate and providing the Administrative Agent and the Borrower with the correct calculation, prepared in good faith, of the FILO A Deficiency Reserve and/or the FILO B Deficiency Reserve, as applicable (any such notice, a “FILO Deficiency Reserve Correction Notice”), and, in such event, the Administrative Agent shall be entitled to rely solely on the calculation of the FILO A Deficiency Reserve and/or the FILO B Deficiency Reserve, as applicable, made by the FILO B Documentation Agent as reflected in the FILO Deficiency Reserve Correction Notice. Upon receipt by the Administrative Agent of a Borrowing Base Certificate or a FILO Deficiency Reserve Correction Notice, as applicable, the Administrative Agent shall have a three (3) Business Day period of time to implement any FILO A Deficiency Reserve and/or the FILO B Deficiency Reserve, as applicable, or any adjustments to the FILO A Deficiency Reserve and/or the FILO B Deficiency Reserve, as applicable, then in effect as set forth in such Borrowing Base Certificate or such FILO Deficiency Reserve Correction Notice, as the case may be, and shall thereafter maintain such FILO A Deficiency Reserve and/or the FILO B Deficiency Reserve, as applicable, until further adjustment, if any, pursuant to receipt of a subsequent Borrowing Base Certificate or FILO Deficiency Reserve Correction Notice. Each of the FILO B Documentation Agent, on behalf of the FILO B Secured Parties, and the Loan Parties agrees that neither the Administrative Agent nor any other Revolving Secured Party shall have any liability for relying on the calculation of any FILO A Deficiency Reserve and/or the FILO B Deficiency Reserve, as applicable, as set forth in a Borrowing Base Certificate delivered by the Borrower or in any FILO Deficiency Reserve Correction Notice delivered by the FILO B Documentation Agent, as the case may be. Each of the FILO B Documentation Agent, on behalf of the FILO B Secured Parties, and the Loan Parties agrees that in the event of any discrepancy or dispute between the FILO B Secured Parties and the Loan Parties as to the amount of any FILO A Deficiency Reserve and/or the FILO B Deficiency Reserve, as applicable, the Administrative Agent and the other Revolving Secured Parties shall rely (and shall be entitled to rely) solely on the calculation of the FILO Deficiency Reserve as determined by the FILO B Documentation Agent and shall have no liability to any Person for doing so. In all cases, the Borrowing Bases shall be calculated based upon the most recent Borrowing Base Certificate received by the Administrative Agent pursuant to this Agreement or FILO Deficiency Reserve Correction Notice received by the Administrative Agent from the FILO B Documentation Agent prior to the making of any Credit Extension or other advance (it being understood and agreed that the use of cash collateral in any Insolvency Proceeding as to which the Administrative Agent has not given its consent (and as to which the Administrative Agent has contested in good faith) shall not constitute a funding of a Credit Extension or other advance).

Section 8.19            Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any bankruptcy or insolvency law or any other judicial proceeding relative to any Loan Party,

(a)            the Administrative Agent (irrespective of whether the principal of any Loan or unreimbursed LC Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, unreimbursed LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks, the Administrative Agent and the other Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks, the Administrative Agent, such Secured Parties and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks, the Administrative Agent and such Secured Parties) allowed in such judicial proceeding; and

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(ii)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with this Agreement.

(b)            Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender, Issuing Bank or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, Issuing Bank or other Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Lender, Issuing Bank or other Secured Party in any such proceeding.

ARTICLE IX

Miscellaneous

Section 9.01            Notices.

(a)            Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to Section 9.01(b)), notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission, (including by “.pdf” or “.tif”) pursuant to the terms of this Agreement, as follows:

(i)            if to any Loan Party, to Tuesday Morning, Inc., 6250 LBJ Freeway, Dallas, Texas 75240, Attention: Jennifer Robinson, Telecopier: (972) 934-7231, Electronic Address: jrobinson@tuesdaymorning.com, with a copy to Haynes and Boone, LLP, 2323 Victory Ave., Suite 700, Dallas, Texas 75219, Attention: Sakina Rasheed Foster, Electronic Address: sakina.foster@haynesboone.com;

(ii)            if to the Administrative Agent or the Swingline Lender, to Wells Fargo Bank, National Association, 125 High Street, Suite 1100, Boston, Massachusetts 02110, Attention of Portfolio Manager—Tuesday Morning, Telecopier: (617) 523-4027, Electronic Address: Jai.Alexander@wellsfargo.com, with a copy to Choate Hall & Steward LLP, Two International Place, Attention: Kevin Simard, Electronic Address: ksimard@choate.com;

(iii)            if to the FILO B Documentation Agent, to 1903P Loan Agent, LLC, c/o Gordon Brothers, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199, Attention of David Braun, Electronic Address:  dbraun@gordonbrothers.com, with a copy to Otterbourg P.C., 230 Park Ave 30th Floor, New York, NY 10169, Attention:  Chad B. Simon, Electronic Address:  csimon@otterbourg.com;

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(iv)           if to an Issuing Bank, to it at the address, fax number or electronic address set forth separately in writing; or

(v)            if to a Lender, to it at the address, fax number or electronic address set forth in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto (or in the Administrative Questionnaire delivered in connection therewith).

(b)            Notices and other communications to the Borrower, any Loan Party, the Lenders and the Issuing Banks hereunder may be delivered or furnished by Electronic Systems or other electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent, any applicable Issuing Bank, or any applicable Lender. Each of the Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems or other electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications.

(c)            All notices and other communications given to any party hereto in accordance with the provisions of this Agreement that are sent by (i) hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (b) telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), (c) by e-mail shall be deemed to have been received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (d) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address of notification that such notice or communication is available and identifying the website address therefor.

(d)            Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto.

(e)            THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s transmission of Borrower Materials or any other communications through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

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Section 9.02            Survival of Agreement. All representations and warranties made by the Loan Parties herein and in the other Loan Documents shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, and shall continue in full force and effect until the Latest Maturity Date. Without prejudice to the survival of any other agreements contained herein, obligations for Taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities contained herein (including pursuant to Sections 2.15, 2.17 and 9.05) shall survive the Payment in Full of the Obligations (or any portion thereof) and the termination of this Agreement, limited in the manner set forth herein.

Section 9.03            Binding Effect; Effectiveness. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, each Issuing Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

Section 9.04            Successors and Assigns.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) except as otherwise permitted by Section 6.05 the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 9.04(c)), and, to the extent expressly contemplated hereby, the Related Parties of each Lender Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Subject to the conditions set forth in Section 9.04(c), any Lender may assign to one (1) or more Eligible Assignees (other than to any natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it under any Facility) (provided, however, that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitment) with the prior written consent of:

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(i)            the Borrower (such consent not to be unreasonably withheld or delayed; it being understood that after the passage of five (5) Business Days from receipt of written notice to the Borrower from the Administrative Agent of a proposed assignment without the Borrower giving the Administrative Agent written notice of the Borrower’s objection to such assignment, the Borrower shall be deemed to have consented to such assignment), provided that no consent of the Borrower shall be required (i) if an Event of Default has occurred and is continuing and (ii) if such assignment is to a Lender, an Affiliate of a Lender or a Related Fund in respect of a Lender that otherwise constitutes and Eligible Assignee under the applicable Facility or Facilities;

(ii)           the Administrative Agent, provided that no consent of the Administrative Agent shall be required if such assignment is to a Lender, an Affiliate of a Lender or a Related Fund in respect of a Lender that otherwise constitutes and Eligible Assignee under the applicable Facility or Facilities; and

(iii)          each Issuing Bank and the Swingline Lender (such consent not to be unreasonably withheld or delayed) in respect of any assignment under the Revolving Facility, provided that no consent of an Issuing Bank or the Swingline Lender shall be required, unless such assignment increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) or Swingline Loans, as the case may be.

(c)            Assignments shall be subject to the following additional conditions:

(i)            except in the case of an assignment to a Lender, an Affiliate of a Lender or Related Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (A) $5.0 million, in the case of the Revolving Facility or (B) $1.0 million, in the case of the FILO A Facility or the FILO B Facility, in each case, unless each of the Borrower and the Administrative Agent otherwise consent, provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Related Funds, if any;

(ii)           the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance together with a processing and recordation fee of $3,500; and

(iii)          the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms.

(d)            Subject to acceptance and recording thereof pursuant to Section 9.04(f) and subject to Section 9.04(k), from and after the effective date specified in each Assignment and Acceptance the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05 as well as any fees accrued for its account and not yet paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(g).

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(e)            The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and the LC Obligations owing to, each Lender or Issuing Bank, as applicable, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender (with respect to any entry related to such Lender’s Loans), at any reasonable time and from time to time upon reasonable prior notice.

(f)             Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire (unless the Eligible Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.04(c)(ii) and any applicable tax forms, and any written consent to such assignment required by Section 9.04(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.04(f).

(g)            Any Lender may, without the consent of, or notice to, the Borrower, any Issuing Bank or the Administrative Agent, sell participations to one (1) or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender directly and adversely affected thereby pursuant to clause (i) of the first proviso to Section 9.08(b) or clause (v) of the first proviso to Section 9.08(b), in each case that directly and adversely affects such Lender and the participation interest granted to the Participant. Subject to Section 9.04(h), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations with respect thereto, including the requirements under Section 2.17(e) (it being understood that the documentation required under Section 2.17(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender; provided such Participant shall be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Revolving Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(h)            A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(i)            Any Lender may at any time, without the consent of or notice to the Administrative Agent or the Borrower, pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to a natural person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee (including any Eligible Assignee) for such Lender as a party hereto.

(j)            The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 9.04(d).

(k)            If any assignment or participation under this Section 9.04 is made (or attempted to be made) to the extent the Borrower’s consent is required under the terms of this Section 9.04, to any other Person without the Borrower’s consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (A) terminate the Commitments of such Lender and repay all obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender or participant as of such termination date (in the case of any participation in any Loan, to be applied to such participation), or (B) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the lesser of par or the amount such Lender paid for such Loans and participations in LC Disbursements and Protective Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (ii) the Borrower shall be liable to such Lender under Section 2.16 if any Revolving Loan constituting a SOFR Loan owing to such Lender is repaid or purchased other than on the last day of the Interest Period relating thereto, and (iii) such assignment shall otherwise comply with this Section 9.04 (provided that no registration and processing fee referred to in this Section 9.04 shall be owing in connection with any assignment pursuant to this paragraph). Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender, as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder to an assignee as contemplated hereby in the circumstances contemplated by this Section 9.04(k). Nothing in this Section 9.04(k) shall be deemed to prejudice any rights or remedies the Borrower may otherwise have at law or equity.

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Section 9.05            Expenses; Indemnity.

(a)            The Borrower agrees to pay within thirty (30) days of demand therefor (together with backup documentation supporting such request) (i) all reasonable and documented (in summary format) out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent, the Lead Arranger and the FILO B Documentation Agent, in each case, in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent, Lead Arranger and the FILO B Documentation Agent, in each case, in connection with the syndication of the Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower and the reasonable and documented (in summary format) out-of-pocket fees, disbursements and charges for no more than one (1) outside counsel to the Administrative Agent and one (1) outside counsel the FILO B Documentation Agent, and, if necessary, one (1) local counsel to the Administrative Agent and (1) local counsel to the FILO B Documentation Agent, in each case, in each material jurisdiction where Collateral is located) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by (A) the Administrative Agent, any Revolving Lender or any FILO A Lender or (B) by the FILO B Documentation Agent (on behalf of itself and the FILO B Lenders), in each case, in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents and in connection with the Loans made or the Letters of Credit issued hereunder (but limited, in the case of legal fees and expenses, to the reasonable and documented (in summary format) out-of-pocket fees, disbursements and charges for no more than one (1) outside counsel to the Administrative Agent and one (1) outside counsel the FILO B Documentation Agent, and, if reasonably necessary (x) the reasonable and documented (in summary format) out-of-pocket fees, charges and disbursements of one (1) local counsel to the Administrative Agent and one (1) local counsel to the FILO B Documentation Agent per relevant local jurisdiction and (y) in the case of an actual or potential conflict of interest, the reasonable and documented (in summary format) out-of-pocket fees, charges and disbursements of one (1) additional counsel to all affected Persons, taken as a whole).

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(b)            The Borrower agrees to indemnify each Lender Party and each of their respective Related Parties, successors and assigns and the directors, trustees, officers, employees, advisors, controlling Persons and agents of each of the foregoing (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented (in summary format) out-of-pocket costs and related expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented (in summary format) out-of-pocket fees, charges and disbursements of no more than one (1) outside counsel to the Administrative Agent and one (1) outside counsel the FILO B Documentation Agent, and, if reasonably necessary, (x) one (1) local counsel in each relevant local jurisdiction to all Indemnitees, taken as a whole, and (y) in the case of an actual or potential conflict of interest, one (1) additional counsel to all affected Indemnitees, taken as a whole) incurred by or asserted against any Indemnitee arising out of, relating to, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or costs or related expenses (x) are determined by a judgment of a court of competent jurisdiction to have resulted by reason of the gross negligence, bad faith or willful misconduct of, or material breach by, such Indemnitee, (y) arise out of any claim, litigation, investigation or proceeding brought by such Indemnitee (or its Related Parties) against another Indemnitee (or its Related Parties) (other than any claim, litigation, investigation or proceeding brought by or against the Administrative Agent, acting in its capacity as Administrative Agent, or by or against the FILO B Documentation Agent, acting in its capacity as FILO B Documentation Agent) that does not involve any act or omission of the Borrower or any of its Subsidiaries and arises out of disputes among the Lenders and/or their transferees. The Borrower shall not be liable for any settlement of any proceeding referred to in this Section 9.05 effected without the Borrower’s written consent (such consent not to be unreasonably withheld or delayed); provided, however, that the Borrower shall indemnify the Indemnitees from and against any loss or liability by reason of such settlement if the Borrower was offered the right to assume the defense of such proceeding and did not assume such defense or such proceeding was settled with the written consent of the Borrower, subject to, in each case, the Borrower’s right in this Section 9.05 to claim an exemption from such indemnity obligations. The Borrower shall indemnify the Indemnitees from and against any final judgment for the plaintiff in any proceeding referred to in this Section 9.05, subject to the Borrower’s right in this Section 9.05 to claim an exemption from such indemnity obligations. The Borrower shall not, without the prior written consent of any Indemnitee, effect any settlement of any pending or threatened proceeding in respect of which such Indemnitee is a party and indemnity could have been sought hereunder by such Indemnitee unless such settlement (i) includes an unconditional release of such Indemnitee (and its Related Parties) from all liability or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnitee (or its Related Parties). All amounts due under this Section 9.05(b) shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested

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(c)            To the extent permitted by Applicable Law, each party hereto hereby waives for itself (and, in the case of the Borrower, for each other Loan Party) any claim against any Loan Party, any Lender Party, the Lead Arranger, and their respective Related Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Credit Extension or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party hereto (and in the case of the Borrower on behalf of each other Loan Party) hereby waive, release and agree not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that nothing contained in this sentence shall limit the Borrower’s indemnity obligations pursuant to Section 9.05(b) to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which the applicable Indemnitee is entitled to indemnification pursuant to Section 9.05(b).

(d)            Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to Taxes other than Taxes arising from a non-Tax claim.

(e)            Notwithstanding the foregoing paragraphs in this Section 9.05, if it is determined by a final, non-appealable judgment of a court of competent jurisdiction in any such action, proceeding or investigation that any loss, claim, damage, liability or cost or related expense of any Indemnitee has resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or any of its Related Parties) or a material breach of the Loan Documents by such Indemnitee (or any of its Related Parties), such Indemnitee will repay such portion of the reimbursed amounts previously paid to such Indemnitee under this Section 9.05 that is attributable to expenses incurred in relation to the set or omission of such Indemnitee which is the subject of such finding.

(f)            To the extent permitted by Applicable Law, neither the Borrower nor any Loan Party shall assert, and the Borrower and each Loan Party hereby waives, any claim against each Lender Party, the Lead Arranger and any Related Party of any of the foregoing Persons for any losses, claims, damages, liabilities or costs or related expenses arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet).

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(g)            The provisions of this Section 9.05 shall survive the Payment in Full of the Obligations (or any portion thereof) and the termination of this Agreement, the occurrence of the Maturity Date, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Lender Party.

Section 9.06            Right of Set-off. If an Event of Default shall have occurred and be continuing, upon the written consent of the Administrative Agent or the Required Lenders, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of any Loan Party (and such Lender or Issuing Bank will provide prompt notice to such Loan Party) against any of and all the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender and each Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have. Notwithstanding the foregoing, no amounts set off from any Loan Party shall be applied to Excluded Swap Obligations of such Loan Party.

Section 9.07            Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 9.08            Waivers; Amendment.

(a)            No failure or delay of the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Credit Extension shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

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(b)            Except as provided in (w) Section 2.22, (x) the definition of Letter of Credit Increase Event with respect to amendments to Schedule 2.01(b), (y) Section 2.14(b)(ii) or Section 2.13(e) with respect to the implementation of any Conforming Changes and (z) as otherwise expressly set forth in this Section 9.08, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (A) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders (or the Administrative Agent, with the written consent of the Required Lenders) and (B) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Loan Party or Loan Parties that are parties thereto and the Required Lenders (or the Administrative Agent, with the written consent of the Required Lenders); provided that, notwithstanding the foregoing:

(i)            the written consent of all Lenders shall be required for any waiver, amendment or modification that:

(A)            except as expressly permitted herein or in the Collateral Agreement (including Section 9.08(e)), (1) releases all or substantially all the Collateral (it being understood that a transaction permitted under Section 6.05 shall not constitute a release of all or substantially all of the Collateral), or (2) releases all or substantially all of the value of the Guarantees (it being understood that a transaction permitted under Section 6.05 shall not constitute a release of all or substantially all of the value of the Guarantees under the Collateral Agreement (including any release of the Guarantee of a Subsidiary Guarantor in the event all or substantially all the Equity Interests of such Subsidiary Guarantor are sold or otherwise disposed of in a transaction permitted by this Agreement));

(B)            except as expressly permitted herein (including Section 7.04(a)) or in the Collateral Agreement, (2) contractually subordinates the Liens of the Administrative Agent under the Security Documents with respect to Borrowing Base Collateral and/or all or substantially all of the Collateral (other than, in each case, in respect of Term Loan Priority Collateral in accordance with the provisions of the Loan Documents as in effect on the date hereof or pursuant to Section 9.17) to the Liens on such Collateral securing any other Indebtedness or (2) contractually subordinates the Obligations hereunder to any other Indebtedness;

(ii)            the written consent of each Lender (or Issuing Bank) directly and adversely affected thereby (but not the consent of the Required Lenders) shall be required for any waiver, amendment or modification that:

(A)            decreases or forgives the principal amount of, or extends the final maturity date of, or decrease the rate of interest on, any Loan or any LC Disbursement, or extends the stated expiration of any Letter of Credit beyond the Revolving Termination Date; provided, that, (1) only the consent of the Required Revolving Lenders shall be necessary to (x) amend the definition of “Default Rate” or (y) waive any obligation of the Borrower to pay interest at the Default Rate, in each case, as it relates to Revolving Obligations (except that any increase in such Default Rate in excess of 2.00% shall also require the consent of the Required Revolving Lenders, the Required FILO A Lenders and the Required FILO B Lenders), (2) only the consent of the Required FILO A Lenders shall be necessary to (x) amend the definition of “Default Rate” or (y) waive any obligation of the Borrower to pay interest at the Default Rate, in each case, as it relates to FILO A Obligations (except that any increase in such Default Rate in excess of 2.00% shall also require the consent of the Required FILO A Lenders, the Required Revolving Lenders and the Required FILO B Lenders) and (3) only the consent of the Required FILO B Lenders shall be necessary to (x) amend the definition of “Default Rate” or (y) waive any obligation of the Borrower to pay interest at the Default Rate, in each case, as it relates to FILO B Obligations (except that any increase in such Default Rate in excess of 2.00% shall also require the consent of the Required FILO B Lenders, the Required Revolving Lenders and the Required FILO A Lenders);

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(B)            increases the Commitment of such Lender (other than with respect to any Facility increase pursuant to Section 2.22 in which such Lender has agreed to participate) (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in any Class of Commitments shall not constitute an increase of any Commitment of any Lender);

(C)            extends the Commitment of such Lender or decreases the fees (including the Unused Line Fees, Letter of Credit Fees or Issuing Bank Fees) due to such Lender or Issuing Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in any Class of Commitments shall not constitute an increase of any Commitment of any Lender);

(D)            changes the order of application of funds or proceeds of Collateral set forth in Section 7.03;

(E)            except to the extent necessary to give effect to the express provisions of this Agreement (including Sections 2.22 and 9.04), which, in respect of any amendment or modification to effect such express provisions, shall be effective with the consent of the Required Lenders, amend or modify the provisions of Section 2.18(b) or (c) in a manner that would by its terms alter the pro rata sharing of payments required thereby;

(iii)          the written consent of (A) each Revolving Lender (but not the Required Lenders) shall be required with respect to any change to the definition of “Required Revolving Lenders” or “Required Supermajority Revolving Lenders”, (B) each FILO A Lender (but not the Required Lenders) shall be required with respect to any change to the definition of “Required FILO A Lenders” or “Required Supermajority FILO A Lenders”, (C) each FILO B Lender (but not the Required Lenders) shall be required with respect to any change to the definition of “Required FILO B Lenders”, (D) each Lender shall be required with respect to any change to Section 9.08(a) or (b) or any change to the definition of “Required Lenders”, and (E) each Lender affected thereby (but not the Required Lenders) will be required with respect to any change to any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; provided, that, for the avoidance of doubt, the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Supermajority Revolving Lenders”, “Required FILO A Lenders”, “Required Supermajority FILO A Lenders” or “Required FILO B Lenders” may be amended in connection with any amendment pursuant to Section 2.22 to include (or to exclude) appropriately the Lenders participating in any Facility Increase in any required vote or action of the Required Lenders, Required Revolving Lenders, Required Supermajority Revolving Lenders, Required FILO A Lenders, Required Supermajority FILO A Lenders or Required FILO B Lenders, as applicable;

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(iv)          in addition to the consent of the Required Lenders,

(A)            the written consent of the Required Supermajority Revolving Lenders and the Required Supermajority FILO A Lenders will be required with respect to: (1) increases in the advance rates applied to eligible assets in the Revolving Borrowing Base or (2) modifications to the Revolving Borrowing Base or any components thereof which would result in an increase in the amount of the Revolving Borrowing Base (provided that nothing in this clause (A) shall limit the discretion of the Administrative Agent to change, establish or eliminate any Availability Reserve or to add Credit Card Receivables and Inventory acquired in a Permitted Business Acquisition to any Borrowing Base as provided in this Agreement);

(B)            the written consent of the Required Supermajority FILO A Lenders will be required with respect to: (1) increases in the advance rates applied to eligible assets in the FILO A Borrowing Base or (2) modifications to the FILO A Borrowing Base or any components thereof which would result in an increase in the amount of the FILO A Borrowing Base (provided that nothing in this clause (B) shall limit the discretion of the Administrative Agent to change, establish or eliminate any Availability Reserve or to add Credit Card Receivables and Inventory acquired in a Permitted Business Acquisition to any Borrowing Base as provided in this Agreement);

(C)            the written consent of each FILO A Lender will be required to with respect to changes in the definition of “FILO A Deficiency Reserve” (or any component definition of such term), or to cease to deduct from the Revolving Borrowing Base (or fail to establish or maintain) the FILO A Deficiency Reserve;

(v)            in addition to the consent of the Required Lenders, the written consent of the Required FILO B Lenders (or the FILO B Documentation Agent, with the written consent of the Required FILO B Lenders) shall be required for any waiver, amendment or modification that:

(A)            except in connection with, and solely with respect to, a Conforming Post-Petition Financing, (i) except as contemplated by Section 2.22(a) as of the Closing Date, increases the aggregate Revolving Commitments or FILO A Commitments or (ii) adds new tranches of Indebtedness under this Agreement that, in the case of this clause (ii),  are senior to or pari passu in right of repayment with the Credit Extensions (including any additional FILO A Loans in excess of the aggregate FILO A Commitments as of the Closing Date);

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(B)            other than in connection with the provision of a Conforming Post-Petition Financing to implement the Insolvency Increase Amount, (1) changes the definitions of “Revolving Borrowing Base” or any component definition thereof, “FILO A Borrowing Base” or any component definition thereof, or increase the advance rates applied to eligible assets in the Revolving Borrowing Base or the FILO A Borrowing Base, or (2) changes the definitions of “Availability”, “Combined Loan Cap”, “Revolving Loan Cap”, “FILO B Borrowing Base” or any component definition of the foregoing, or increase the advance rates applied to eligible assets in the FILO B Borrowing Base, if in each case of clause (1) and (2), as a result thereof, the amounts available to be borrowed by the Borrower would be increased; provided that nothing in this clause (B) shall limit the discretion of the Administrative Agent (subject to Section 8.18) to change, establish or eliminate any Availability Reserve or to add Credit Card Receivables and Inventory acquired in a Permitted Business Acquisition to any Borrowing Base as provided in this Agreement;

(C)            (1) changes the definitions “FILO A Deficiency Reserve” (or any component definition of such term) or (2) ceases to deduct from the Revolving Borrowing Base (or fails to establish or maintain) the FILO A Deficiency Reserve;

(D)            (1) changes the definitions “FILO B Deficiency Reserve” (or any component definition of such term) or (2) ceases to deduct from the Revolving Borrowing Base (or fails to establish or maintain) the FILO B Deficiency Reserve;

(E)            amends, modifies or waives (1) Section 2.22(b), (2) Section 6.10 in a manner that would reduce the amounts set forth in clause (a) thereof or the numerical percentage (or the calculation of what such percentage is being applied to) set forth in clause (b) thereof (it being understood and agree that the foregoing shall not impair the ability of the Administrative Agent or the Revolving Lenders to make Protective Advances in accordance with Section 2.24 or referred to in clause (c) of the definition of “Maximum Revolving / FILO A Insolvency Amount”) or (3) the last sentence of Section 4.02;

(F)            changes the definitions of “Protective Advance” or “Unintentional Overadvance”, in each case, if as result thereof the Insolvency Increase Amount or the Maximum Revolving / FILO A Insolvency Amount would be increased;

(G)            (1) changes the definitions of “Carve Out”, “Conforming Post-Petition Financing”, “Post-Petition Financing”, “Insolvency Increase Amount” or “Maximum Revolving / FILO A Insolvency Amount” or (2) changes, modifies or waives any of the provisions of Section 7.04;

(H)            changes the definition of (1) “Borrowing Base Reporting Trigger Period” in a manner that would (x) reduce the amounts set forth in clause (a)(i)(A) or (b)(i)(A) thereof or the numerical percentages (or the calculation of what such percentages are being applied to) set forth in clause (a)(i)(B) or (b)(i)(B) thereof, (y) modify clause (a)(ii) or (b)(ii) thereof or (z) otherwise be more favorable to the Loan Parties or (2) “Cash Dominion Trigger Period” in a manner that would (x) reduce the amounts set forth in clause (a)(i)(A) or (b)(i)(A) thereof or the numerical percentages (or the calculation of what such percentages are being applied to) set forth in clause (a)(i)(B) or (b)(i)(B) thereof, (y) modify clause (a)(ii) or (b)(ii) thereof or (z) otherwise be more favorable to the Loan Parties;

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(I)            (1) changes the definition of “FILO B Event of Default” or “FILO B Standstill Period” or (2) changes, modifies or waives any of the provisions of (x) Section 7.01 in any manner which would also constitute a waiver of any FILO Event of Default, (y) Section 7.02(b);

(J)            (1) changes the definitions of (1) “Bank Products”, “Bank Product Obligations”, “Bank Product Reserve”, “Secured Bank Product Obligations” or “Secured Bank Product Provider”, (2) “Swap Agreement”, “Swap Agreement Obligations”, “Swap Obligations Reserve”, “Secured Swap Obligations” or “Secured Swap Provider”, or (3) “Other Liabilities” or (4) changes, modifies or waives any of the provisions of Section 8.18;

(K)           changes the definition of (1) “Eligible Assignee” in a manner which would directly make assignments of the FILO B Loans more restrictive or would permit the Loan Parties or their Affiliates to be Eligible Assignees, (2) “FILO B Obligations”, or (3) “Specified FILO B Credit Extension Condition”;

(L)           changes, modifies or waives any of the provisions of (1) Section 2.01(c) or Section 2.13 in any manner that relates to the FILO B Obligations, (2) Section 2.12(a)(ii), (3) Section 5.12(a) in any manner that reduces the frequency of the delivery of Borrowing Base Certificates or eliminates any requirement to deliver Borrowing Base Certificates as set forth in Section 5.12(a) as of the Closing Date, (4) Section 5.07(b) or Section 5.07(c) in any manner that (x) reduces the frequency of Inventory Appraisals or Field Examinations, respectively, (y) changes the right of the FILO B Documentation Agent to consent to changes in the methodology of Inventory Appraisals or (z) is otherwise adverse to the FILO B Lenders, or (5) Section 6.09(e) in any manner that would further restrict prepayment of the FILO B Obligations;

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provided, further, that (a) no amendment, waiver or modification shall, unless in writing and signed by the Administrative Agent in addition to the Lenders (if any) required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (b) no such amendment, waiver or modification shall, unless in writing and signed by (i) each Issuing Bank in addition to the Lenders (if any) required above, affect the rights or duties of an Issuing Bank under this Agreement or any Letter of Credit application relating to any Letter of Credit issued or to be issued by it or (ii) the Swingline Lender in addition to the Lenders (if any) required above, affect the rights or duties of the Swingline Lender under this Agreement; (c) the Fee Letter and the FILO B Fee Letter, respectively, may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto; (d) subject to clause (i) of the first proviso to this Section 9.08(b), the Intercreditor Agreement may be amended or modified by the Administrative Agent in accordance with the terms thereof, (e) to the extent that the foregoing clauses (i) through (v) of the first proviso to this Section 9.08(b) (or any sub-clauses set forth therein) expressly require the consent or approval of the FILO B Documentation Agent, the Required FILO B Lenders or the FILO B Lenders, as the case may be, such consent or approval shall only be required so long as any amount of the FILO B Loans remain outstanding, and (f) this Agreement may be amended, amended and restated or otherwise supplemented or modified without the consent of a Lender (but with the consent of Holdings, the Borrower and the Administrative Agent) if, upon giving effect to such amendment, amendment and restatement or other supplement or modification, such Lender shall no longer be a party to this Agreement (as so amended, amended and restated or otherwise supplemented or modified), the Commitments of such Lender shall have terminated (but such Lender shall be entitled to the benefits of the provisions of this Agreement which expressly survive the termination of such Lender’s Commitments or the repayment of the Obligations owing to such Lender), such Lender shall have no other obligation to provide additional Credit Extensions to the Borrower or its Subsidiaries under this Agreement and such Lender shall have been Paid in Full all Obligations owing to it or accrued for its account under this Agreement. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any successor or assignee of such Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or modification hereunder, except that any waiver, amendment or modification that would otherwise require the consent of such Lender under Section 9.08(b)(ii)(A), (B) or (C), shall require that consent of such Defaulting Lender. For the avoidance of any doubt and notwithstanding Section  9.08 or anything else to the contrary in this Agreement or any other Loan Document, the FILO B Documentation Agent and each FILO Secured Party, agrees that, other than with respect to amounts payable pursuant to Section 7.04(d), the payment of principal, interest and fees on account of FILO B Obligations may be limited in connection with the provision of a Post-Petition Financing that is a Conforming Post-Petition Financing or is otherwise consented to by the FILO B Documentation Agent.

(c)            Without the consent of any Secured Party, the Loan Parties and the Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with Applicable Law.

(d)            Notwithstanding anything to the contrary contained in this Section 9.08 or any Loan Document, (i) the Borrower and the Administrative Agent may, without the input or consent of any other Lender or any Issuing Bank, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Section 2.22, (ii) if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and (iii) guarantees, collateral security documents and related documents executed by Holdings or Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

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(e)            Notwithstanding this Section 9.08 or anything else to the contrary in this Agreement or any other Loan Document, the FILO B Documentation Agent and each FILO B Secured Party, agrees that neither it nor they will raise any objection to, or oppose, and shall be deemed to have consented to the release of any Loan Party from its obligations under any Loan Document or to any private or public sale or other disposition of all or any portion of the Collateral (and any post-petition or post-filing assets subject to adequate protection Liens or comparable Liens under any Applicable Law in favor of the Administrative Agent) free and clear of any Liens and other claims (a) at any time after the occurrence and during the continuance of an Event of Default under this Agreement if the Administrative Agent has consented to such release or such sale or other disposition; provided, however, that after the occurrence and during the continuance of an Event of Default under this Agreement and prior to the commencement of any Insolvency Proceeding with respect to any Loan Party, any such release and/or any such sale or other disposition by the Administrative Agent shall be made in accordance with Applicable Law and the Administrative Agent shall provide not less than five (5) Business Days’ prior written notice to the FILO B Documentation Agent of any proposed release and/or sale or other disposition, or (b) under Section 363 of the Bankruptcy Code (or other similar provision of any Applicable Law) in each case under the foregoing clauses (a) and (b), if the Administrative Agent has consented to such to such release any/or such sale or other disposition, and in connection with each of the foregoing clauses (a) and (b), the FILO B Documentation Agent and each other FILO B Secured Party shall be deemed to have consented to such release any/or such sale or other disposition and hereby irrevocably authorizes the Administrative Agent to release any Lien on any of the Collateral in connection therewith; provided that any Lien of the Administrative Agent on such Collateral attaches to the net proceeds of such release and/or such sale or other disposition of the Collateral received by the Administrative Agent and that all proceeds of the Collateral received by the Administrative Agent from such release and/or such sale or other disposition are, after application to any Post-Petition Financing, applied in accordance with Section 7.03.

Section 9.09            Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate on any Loan or participation in any LC Disbursement, together with all fees and charges that are treated as interest under Applicable Law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with Applicable Law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

Section 9.10            Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter and the FILO B Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto, and their respective successors and assigns permitted hereunder, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

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Section 9.11            WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.11 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 9.12            Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13            Counterparts; Electronic Execution.

(a)            This Agreement may be executed in multiple counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute but one (1) contract, and shall become effective as provided in Section 9.03.

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(b)            Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document, any assignment, and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender Party for any losses, claims, damages, liabilities or costs or related expenses arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by facsimile, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any losses, claims, damages, liabilities or costs or related expenses arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

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Section 9.14            Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15            Jurisdiction; Consent to Service of Process.

(a)            Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender, the Administrative Agent or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, the Borrower or any Loan Party or their properties in the courts of any jurisdiction.

(b)            Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)            Each of the parties hereto agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested at its address provided in Section 9.01 agrees that service as so provided in is sufficient to confer personal jurisdiction over the applicable credit party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and agrees that agents and lenders retain the right to serve process in any other manner permitted by law or to bring proceedings against any credit party in the courts of any other jurisdiction.

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Section 9.16            Confidentiality. The Lead Arranger and each Lender Party agrees that it shall maintain in confidence any information relating to Holdings, the Borrower and the other Loan Parties furnished to it by or on behalf of Holdings, the Borrower or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by any such party, (b) was already in possession on a non-confidential basis for a person not known to the recipient to be bound by confidentiality obligations to Parent or any Subsidiary thereof or has been independently developed by the Lead Arranger or such Lender Party without violating this Section 9.16 or relying on any such information, (c) was available to the Lead Arranger or such Lender Party from a third party having, to such Person’s knowledge, no obligations of confidentiality to Holdings, the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any Person that approves or administers the Credit Extensions on behalf of such Lender Party (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16 and the Lead Arranger and each Lender Party shall be responsible for its Affiliates’ compliance with this Section except to the extent such Affiliate shall sign a written confidentiality agreement in favor of the Borrower), except: (i) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, self-regulatory authorities (including the National Association of Insurance Commissioners) or of any securities exchange on which securities of the disclosing party or any affiliate of the disclosing party are listed or traded (in which case the Lead Arranger or such Lender Party will promptly notify the Borrower, in advance, to the extent permitted by Applicable Law or the rules governing the process requiring such disclosure (except with respect to any routine or ordinary course audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority) and shall use its commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (ii) as part of the reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (iii) to its parent companies, affiliates, auditors, assignees, transferees and participants (so long as each such Person shall have been instructed to keep the same confidential in accordance with provisions not less restrictive than this Section 9.16 and the Lead Arranger and each Lender Party shall be responsible for its Affiliates’ compliance with this Section), (iv) in order to enforce its rights under any Loan Document in a legal proceeding (in which case it shall use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (v) to any pledgee under Section 9.04(d) or any other existing or prospective assignee of, or existing or prospective Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16 or other provisions at least as restrictive as this Section 9.16), (vi) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16), and (vii) with the consent of the Borrower. In addition, the Lead Arranger and each Lender Party may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Lead Arranger and each Lender Party in connection with the administration and management of this Agreement, the other Loan Documents and any Swap Agreement to which a Lender Party is a party.

Section 9.17            Release of Liens and Guarantees. In the event that any Loan Party conveys, sells, assigns, transfers or otherwise disposes of any assets or all of the Equity Interests of any Subsidiary Guarantor to a Person that is not (and is not required to become) a Loan Party in each case in a transaction expressly permitted by Section 6.05, the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower and at the Borrower’s expense to release any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of all of the Equity Interests of any Subsidiary Guarantor in a transaction expressly permitted by Section 6.05, terminate such Subsidiary Guarantor’s obligations under its Guarantee. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of Holdings shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of. At the request of the Borrower, the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) (i) subordinate any Lien granted to the Administrative Agent (or any sub-agent or collateral agent) under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(c) (solely in the case of Liens securing Capital Lease Obligations and purchase money Indebtedness), (i), (j), and (aa) and (ii) enter into intercreditor arrangements contemplated by (or amendments to the Security Documents to effect the arrangement contemplated by) Sections 6.01(g), (j) and (y), Sections 6.02(b), (c) and (y), and the definition of “Permitted Refinancing Indebtedness.”

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Section 9.18            USA PATRIOT Act. Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act.

Section 9.19            Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of the Lenders), or any Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause for any reason, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred. The provisions of this Section 9.19 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 9.19 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the Payment in Full of the Obligations (or any portion thereof) and the termination of this Agreement.

Section 9.20            Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Revolving Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

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Section 9.21            Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.22            Acknowledgements. Each Loan Party hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Lender Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Lender Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Lender Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Lender Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Lender Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Lender Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Lender Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Lender Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Lender Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Lender Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lender Parties or among the Loan Parties and the Lender Parties.

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Section 9.23            Lender Action. Notwithstanding anything to the contrary contained herein or in any other Loan Document, (i) the authority to enforce rights and remedies hereunder and under the other Security Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent for the benefit of the Lenders and the Issuing Banks, (ii) no Secured Party shall have any right individually to realize upon any of the Collateral under any Security Document or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies under the Security Documents may be exercised solely by the Administrative Agent for the benefit of the Secured Parties in accordance with the terms thereof and (iii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

Section 9.24            Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Applicable Law).

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Section 9.25            Acknowledgement and Consent to Bail-In of Affected Financial Institutions (a). Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)              a reduction in full or in part or cancellation of any such liability;

(ii)             a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.26            Intercreditor Agreement.

(a)            This Agreement and the other Loan Documents are subject to the terms and conditions set forth in the Intercreditor Agreement in all respects and, in the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent or the Term Loan Agent, as applicable, pursuant to any Loan Document or Term Loan Document, and the exercise of any right or remedy in respect of the Collateral by the Administrative Agent or the Term Loan Agent, as applicable hereunder, under any other Loan Document, or under the Term Loan Agreement and any other agreement entered into in connection therewith are subject to the provisions of the Intercreditor Agreement and in the event of any conflict between the terms of the Intercreditor Agreement, this Agreement, any other Loan Document, the Term Loan Agreement and any other agreement entered into in connection therewith, the terms of the Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy or the Loan Parties’ covenants and obligations.

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(b)            Each Lender, in its capacity as a Lender and in its capacity as a Secured Swap Provider and/or a Secured Bank Product Provider, as applicable, and each other Secured Swap Provider and Secured Bank Product Provider by its acceptance of the benefits of the Security Documents creating Liens to secure the Obligations, agrees that:

(i)              acknowledges that it has received a copy of the Intercreditor Agreement and is satisfied with the terms and provisions thereof;

(ii)             authorizes and instructs the Administrative Agent to (A) enter into the Intercreditor Agreement, as Administrative Agent and on behalf of such Lender, (B) exercise all of the Administrative Agent’s rights and to comply with all of their respective obligations under the Intercreditor Agreement and to take all other actions necessary to carry out the provisions and intent thereof and (C) take actions on its behalf in accordance with the terms of the Intercreditor Agreement;

(iii)            agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement as if it was a signatory thereto;

(iv)            consents to the treatment of Liens to be provided for under the Intercreditor Agreement;

(v)            authorizes and directs the Administrative Agent to execute and deliver, in each case on its behalf and without any further consent or authorization from it, any amendments, supplements or other modifications of the Intercreditor Agreement that the Borrower may from time to time request to give effect to any incurrence, amendment, or refinancing of any Indebtedness incurred pursuant to Section 6.01(j); provided that, any such amendments, supplements or modifications, other than those that are corrective, technical or conforming, shall require the consent of the Required Lenders; and

(vi)            agrees that no such Lender, Secured Bank Product Provider, Secured Swap Provider or any other beneficiary of a Lien granted pursuant to a Security Document, shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section 9.26(b) or in accordance with the terms of the Intercreditor Agreement.

The provisions of this Section 9.26(b) shall apply to each Issuing Bank, all Lenders, all Secured Swap Providers and all Secured Bank Products Providers and their respective successors and assigns.  The provisions of this Section 9.26(b) are solely for the benefit of the Administrative Agent, the Issuing Banks, the Lenders, the Secured Swap Providers and the Secured Bank Product Providers, and neither the Holdings, the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any such provisions.

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Section 9.27            Erroneous Payments.

(a)            Each Lender, each Issuing Bank, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any other Secured Party (or the Lender which is an Affiliate of a Lender, Issuing Bank or other Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Bank or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.27(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)            Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)            In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Effective Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

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(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loans”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate (such assignee, the “Agent Assignee”) in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, the Administrative Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 9.04 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)            Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.27 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)             Each party’s obligations under this Section 9.27 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the Payment in Full of the Obligations (or any portion thereof) and the termination of this Agreement.

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(g)            The provisions of this Section 9.27 to the contrary notwithstanding, (i) nothing in this Section 9.27 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that the Administrative Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return, whether directly from the Payment Recipient, as a result of the exercise by the Administrative Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of the Agent Assignee and shall not constitute a recovery of the Erroneous Payment).

Section 9.28            Press Releases. Each Loan Party hereby authorizes the Administrative Agent, the FILO B Documentation Agent and each of the Lenders and their affiliates, without any prior approval by the Loan Parties, to include any Loan Party’s name and logo in advertising, marketing, tombstones, case studies and training materials, and to give such other publicity to this Agreement as the Administrative Agent, the FILO B Documentation Agent and Lenders may from time to time determine in their sole discretion.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

TUESDAY MORNING, INC.
TUESDAY MORNING CORPORATION
TMI HOLDINGS, INC.

By:
Name:
Title:

DAYS OF THE WEEK, INC.
NIGHTS OF THE WEEK, INC.

By:
Name:
Title:

TUESDAY MORNING PARTNERS, LTD.

By: Days of the Week, Inc., its General Partner

By:
Name:
Title:

FRIDAY MORNING, LLC

By: Tuesday Morning, Inc., as Sole Member

By:
Name:
Title:

Signature Page to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Swingline Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Revolving Lender and FILO A Lender

By:
Name:
Title:

Signature Page to Credit Agreement

BANK OF AMERICA, N.A.,
as a Revolving Lender

By:
Name:
Title:

Signature Page to Credit Agreement

1903P LOAN AGENT, LLC,
as FILO B Documentation Agent

By:
Name:
Title:

1903 PARTNERS, LLC,
as a FILO B Lender

By:
Name:
Title:

Signature Page to Credit Agreement